FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-260277-02

February 6, 2023

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$765,497,945

(Approximate Total Mortgage Pool Balance)

$657,227,000

(Approximate Offered Certificates)

FIVE 2023-V1

Deutsche Mortgage & Asset Receiving Corporation

Depositor

German American Capital Corporation

Citi Real Estate Funding Inc.

Barclays Capital Real Estate Inc.

Bank of Montreal

Goldman Sachs Mortgage Company

Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities	Barclays	Goldman Sachs & Co. LLC	BMO Capital Markets	Citigroup

Co-Lead Managers and Joint Bookrunners

Academy Securities	Drexel Hamilton

Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-260277) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. This free writing prospectus does not contain all information that is required to be included in the prospectus.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Barclays Capital, Inc., BMO Capital Markets Corp., Goldman Sachs & Co. LLC, Academy Securities, Inc. and Drexel Hamilton, LLC or any other underwriter, (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the FIVE 2023-V1 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2023-V1 (the "Offering Document").  The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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FIVE 2023-V1 Mortgage Trust
KEY FEATURES OF SECURITIZATION
Capitalized terms used but not defined herein have the meanings assigned to them in the Preliminary Prospectus expected to be dated February 6, 2023 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Barclays Capital Inc., BMO Capital Markets Corp. and Goldman Sachs & Co. LLC
Co-Managers:	Academy Securities, Inc. and Drexel Hamilton, LLC
Sponsors and Mortgage Loan Sellers:	German American Capital Corporation* (“GACC”) (38.4%), Citi Real Estate Funding Inc. (“CREFI”) (24.6%), Barclays Capital Real Estate Inc. (“BCREI”) (16.0%), Bank of Montreal (“BMO”) (12.8%) and Goldman Sachs Mortgage Company (“GSMC”) (8.2%) *An indirect wholly owned subsidiary of Deutsche Bank AG
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	Greystone Servicing Company LLC
Certificate Administrator:	Computershare Trust Company, N.A.
Trustee:	Computershare Trust Company, N.A.
Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).
Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements are being satisfied by GACC, as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not being structured to satisfy EU/UK risk retention and due diligence requirements.
Determination Date:	6th day of each month, or if such 6th day is not a business day, the immediately following business day, commencing in March 2023.
Distribution Date:	4th business day following the Determination Date in each month, commencing in March 2023.
Cut-off Date:	With respect to each mortgage loan, the later of the related payment date of such mortgage loan in February 2023 (or, in the case of any mortgage loan that has its first due date subsequent to February 2023, the date that would have been its due date in February 2023 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the date of origination of such mortgage loan. Unless otherwise noted, all mortgage loan statistics are based on balances as of the Cut-off Date.
Closing Date:	On or about February 28, 2023
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	February 2056
Minimum Denominations:	$10,000 (for each class of offered principal balance certificates) and $100,000 (for each class of offered interest-only certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1% (with certain exceptions described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus)

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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FIVE 2023-V1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS
Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
German American Capital Corporation	11	21	$268,944,000	35.1%
Citi Real Estate Funding Inc.	6	6	$160,288,945	20.9%
Bank of Montreal	3	4	$79,250,000	10.4%
Barclays Capital Real Estate Inc.	2	2	$75,400,000	9.8%
Bank of Montreal / German American Capital Corporation / Goldman Sachs Mortgage Company(1)	1	1	$75,000,000	9.8%
Barclays Capital Real Estate Inc. / Citi Real Estate Funding Inc.(2)	1	7	$75,000,000	9.8%
Goldman Sachs Mortgage Company	2	2	$31,615,000	4.1%
Total:	26	43	$765,497,945	100.0%

Collateral Facts
Initial Outstanding Pool Balance:	$765,497,945
Number of Mortgage Loans:	26
Number of Mortgaged Properties:	43
Average Mortgage Loan Cut-off Date Balance:	$29,442,229
Weighted Average Mortgage Rate:	6.42480%
Weighted Average Mortgage Loan Original Term to Maturity Date (months):	60
Weighted Average Mortgage Loan Remaining Term to Maturity Date (months):	59
Weighted Average Mortgage Loan Seasoning (months):	1
% of Mortgaged Properties Leased to a Single Tenant:	12.3%
Credit Statistics(3)
Weighted Average Mortgage Loan U/W NCF DSCR:	1.82x
Weighted Average Mortgage Loan Cut-off Date LTV(4):	53.1%
Weighted Average Mortgage Loan Maturity Date LTV(4):	52.5%
Weighted Average U/W NOI Debt Yield(5):	12.8%
Amortization Overview
% Mortgage Loans with Amortization through Maturity Date:	16.1%
% Mortgage Loans which pay Interest Only through Maturity Date:	78.0%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date:	5.9%
Weighted Average Remaining Amortization Term (months)(6):	342
Loan Structured Features
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	70.7%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	26.3%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(7):	65.2%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(8):	55.2%
% Mortgage Loans with In Place Hard Lockboxes:	77.4%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.05x:	81.5%
% Mortgage Loans with Cash Traps Triggered at Debt Yield Levels ≥ 9.00%:	18.5%

Prepayment Provisions(9)
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:	52.9%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with a Yield Maintenance Charge:	43.8%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with Defeasance or a Yield Maintenance Charge:	3.3%
(1)	Includes a $75.0 million non-control pari passu portion of the Green Acres mortgage loan, as to which GSMC is acting as mortgage loan seller of $31.5 million, GACC is acting as a loan seller of $25.0 million and BMO is acting as the mortgage loan seller of $18.5 million.
(2)	Includes a $75.0 million control pari passu portion of the Brandywine Strategic Office Portfolio mortgage loan, as to which BCREI is acting as mortgage loan seller of $47.0 million and CREFI is acting as a loan seller of $28.0 million.
(3)	The LTV, DSCR and Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).
(4)	With respect to five mortgage loans (11 mortgaged properties) (20.3%) (Brandywine Strategic Office Portfolio, Palm Glade Apartments, Tesla Long Beach, Holiday Inn Express Van Nuys and Hilton Garden Inn McAllen Airport), the Cut-off Date LTV and Maturity Date LTV have been calculated using a value other than the “As Is” appraised value. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.
(5)	With respect to the Palm Glade Apartments mortgage loan (5.9%) the U/W NOI Debt Yield is calculated based on the Cut-off Date Balance net of an earnout reserve.
(6)	Excludes mortgage loans which are interest only for the full loan term.
(7)	Includes FF&E reserves.
(8)	Represents the percent of the allocated Initial Outstanding Pool Balance of office, retail, industrial and mixed use properties only structured with TI/LC reserves.
(9)	Please see Annex A-1 of the Preliminary Prospectus for more information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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FIVE 2023-V1 Mortgage Trust
STRUCTURE SUMMARY

OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/KBRA)	Initial Certificate Balance or Notional Amount(2)		Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Underwritten NOI Debt Yield(6)

Class A-1	Aaa(sf) / AAAsf / AAA(sf)	$7,356,000		30.000%(7)	2.49	1 – 54	37.2%	18.3%
Class A-2	Aaa(sf) / AAAsf / AAA(sf)	(8)		30.000%(7)	(8)	(8)	37.2%	18.3%
Class A-3	Aaa(sf) / AAAsf / AAA(sf)	(8)		30.000%(7)	(8)	(8)	37.2%	18.3%
Class X-A(9)	NR / AA-sf / AAA(sf)	$629,956,000	(10)	N/A	N/A	N/A	N/A	N/A
Class A-M	NR / AAAsf / AAA(sf)	$79,994,000		19.000%	4.94	60 – 60	43.0%	15.8%
Class B	NR / AA-sf / AA-(sf)	$40,906,000		13.375%	4.94	60 – 60	46.0%	14.8%
Class C	NR / A-sf / A-(sf)	$27,271,000		9.625%	4.94	60 – 60	48.0%	14.2%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/KBRA)	Initial Certificate Balance or Notional Amount (2)		Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Underwritten NOI Debt Yield(6)

Class X-F(9)	NR / BB-sf / BB(sf)	$14,544,000	(10)	N/A	N/A	N/A	N/A	N/A
Class X-G(9)	NR / B-sf / B-(sf)	$10,909,000	(10)	N/A	N/A	N/A	N/A	N/A
Class X-H(9)	NR / NR / NR	$22,726,047	(10)	N/A	N/A	N/A	N/A	N/A
Class D	NR / BBBsf / BBB(sf)	$14,545,000		7.625%	4.94	60 – 60	49.1%	13.9%
Class E	NR / BBB-sf / BBB-(sf)	$7,272,000		6.625%	4.94	60 – 60	49.6%	13.7%
Class F	NR / BB-sf / BB(sf)	$14,544,000		4.625%	4.94	60 – 60	50.6%	13.4%
Class G	NR / B-sf / B-(sf)	$10,909,000		3.125%	4.94	60 – 60	51.4%	13.2%
Class H	NR / NR / NR	$22,726,047		0.000%	4.94	60 – 60	53.1%	12.8%

NON-OFFERED VERTICAL RISK RETENTION INTEREST

Non-Offered Vertical Risk Retention Interest	Ratings (Moody’s/Fitch/KBRA)	Initial Certificate Balance	Initial Subordination Levels	Weighted Average Life (years)(11)	Principal Window (months)(11)	Certificate Principal to Value Ratio	Certificate Underwritten NOI Debt Yield

VRR Interest(12)(13)	NR / NR / NR	$38,274,898	N/A	4.84	1 – 60	N/A	N/A
(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates (collectively, the “Principal Balance Certificates”) in each case, will be one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs (the “WAC Rate”), (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate, but in any case not less than 0.000%.
(2)	Approximate; subject to a permitted variance of plus or minus 5%. The Certificate Balance of the VRR Interest is not included in the Certificate Balance or Notional Amount of any Class of Certificates set forth under "Offered Certificates" or "Non-Offered Certificates" in the table above.
(3)	The initial subordination levels are calculated based on the initial Certificate Balance. The approximate initial credit support percentages shown in the table above do not take into account the VRR Interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest and the Principal Balance Certificates, pro rata in accordance with their respective percentage allocation entitlement. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.
(4)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of Principal Balance Certificates are based on (i) modeling assumptions described in the Preliminary Prospectus and (ii) assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and there are no extensions or forbearances of maturity dates of the mortgage loans. The weighted average life and principal window of the Class A-2 and Class A-3 certificates are subject to change as described in footnote (8) below.
(5)	“Certificate Principal to Value Ratio” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average mortgage loan Cut-off Date LTV of the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all classes of Principal Balance Certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.
(6)	“Certificate Underwritten NOI Debt Yield” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average Underwritten NOI Debt Yield for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class. The Certificate Underwritten NOI Debt Yields of the Class A-1, Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.
(7)	The initial subordination levels for the Class A-1, Class A-2 and Class A-3 certificates are represented in the aggregate.
(8)	The exact initial Certificate Balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balances, weighted average lives and principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-2 and Class A-3 certificates is expected to be approximately $501,700,000, subject to a variance of plus or minus 5.0%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Weighted Avg. Life (years)(4)	Expected Range of Principal Window (months)(4)
Class A-2	$0 – $200,000,000	NAP – 4.77	NAP / 54 – 59
Class A-3	$301,700,000 – $501,700,000	4.86 – 4.83	59 – 60 / 54– 60
(9)	As further described in the Preliminary Prospectus, the pass-through rate applicable to the Class X-A, Class X-F, Class X-G and Class X-H certificates (collectively, the “Class X Certificates”) for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-M and Class B certificates (based on their respective Certificate Balances outstanding immediately prior to such Distribution Date), (B) with respect to the Class X-F certificates, the pass-through rate of the Class F certificates, (C) with respect to the Class X-G certificates, the pass-through rate of the Class G certificates and (D) with respect to the Class X-H certificates, the pass-through rate of the Class H certificates.
(10)	The Class X Certificates will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class X-A certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-M and Class B certificates. The interest accrual amounts on the Class X-F certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class F certificates. The interest accrual amounts on the Class X-G certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class G certificates. The interest accrual amounts on the Class X-H certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class H certificates. The notional amount of each class of Class X Certificates is subject to change depending upon the final pricing of the Principal Balance Certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates whose Certificate Balance comprises such notional amount is equal to the WAC Rate, the Certificate Balance of such class of Principal Balance Certificates may not be part of, and will reduce accordingly, such notional amount of such class of Class X Certificates (or, if as a result of such pricing the pass-through rate of such class of Class X Certificates is equal to zero, such class of Class X Certificates may not be issued on the Closing Date), and/or (2) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates that does not comprise such notional amount of such class of Class X Certificates is less than the WAC Rate, such class of Principal Balance Certificates may become a part of, and increase accordingly, such notional amount of such class of Class X Certificates.
(11)	The weighted average life and principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR Interest (as defined below) are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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FIVE 2023-V1 Mortgage Trust
STRUCTURE SUMMARY
(12)	German American Capital Corporation, as the retaining sponsor, is expected to acquire from the depositor, on the Closing Date, an “eligible vertical interest” (as defined in Regulation RR) in the form of a single vertical security (the “VRR Interest”), representing approximately (but not less than) 5.00% of all amounts collected on the mortgage loans (net of expenses of the issuing entity) that are available for distribution on the non-VRR certificates and the VRR Interest. See “Credit Risk Retention” in the Preliminary Prospectus. The VRR Interest is a class of Certificates.
(13)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the WAC rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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FIVE 2023-V1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS
Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per NRA/Unit(1)	Cut-off Date LTV(1)(2)	U/W NCF DSCR after IO(1)	U/W NOI Debt Yield(1)(3)
Green Acres	BMO, GACC, GSMC	Valley Stream, NY	Retail	75,000,000	9.8%	$178	54.5%	2.10x	13.0%
Brandywine Strategic Office Portfolio	Barclays, CREFI	Various, Various	Office	75,000,000	9.8%	$170	39.7%	2.80x	18.0%
3PL Distribution Center	CREFI	Manteno, IL	Industrial	66,964,706	8.7%	$43	50.0%	1.27x	11.2%
Sentinel Square II	GACC	Washington, DC	Office	64,000,000	8.4%	$366	62.3%	1.47x	9.1%
Blue Oaks Town Center	Barclays	Rocklin, CA	Retail	56,500,000	7.4%	$154	67.3%	1.46x	11.2%
428-430 North Rodeo	GACC	Beverly Hills, CA	Retail	52,000,000	6.8%	$5,551	34.0%	1.88x	11.9%
Palm Glade Apartments	BMO	Belle Glade, FL	Multifamily	45,000,000	5.9%	$117,188	52.9%	1.38x	11.4%
575 Broadway	CREFI	New York, NY	Mixed Use	37,629,373	4.9%	$720	59.1%	1.38x	12.6%
Clifton Industrial	GACC	Clifton, NJ	Industrial	27,900,000	3.6%	$97	47.2%	1.49x	9.0%
Gilardian NYC Portfolio	BMO	New York, NY	Multifamily	27,750,000	3.6%	$364,379	39.5%	2.61x	11.5%
Total/Weighted Average				$527,744,079	68.9%		51.1%	1.81x	12.3%
(1)	The Cut-off Date Balance per NRA/Unit, Cut-off Date LTV, U/W NCF DSCR after IO and U/W NOI Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).
(2)	With respect to the Brandywine Strategic Office Portfolio and Palm Glade Apartments mortgage loans, the Cut-off Date LTV has been calculated using a value other than the “As Is” appraised value. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.
(3)	With respect to the Palm Glade Apartments mortgage loan the U/W NOI Debt Yield is calculated based on the Cut-off Date Balance net of an earnout reserve.

Subordinate Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loans Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR(1)	Total Debt U/W NCF DSCR(2)	Trust Cut-off Date LTV(1)	Total Debt Cut-off Date LTV(2)	Trust U/W NOI Debt Yield(1)	Total Debt U/W NOI Debt Yield(2)
Gilardian NYC Portfolio	$27,750,000	$28,000,000	$0	$37,750,000	2.61x	1.14x	39.5%	66.3%	11.5%	6.9%
Hyatt Regency Jacksonville	$25,000,000	$50,000,000	$0	$17,000,000	2.22x	1.77x	45.7%	56.1%	20.4%	16.6%
Park West Village	$6,500,000	$181,000,000	$177,500,000	$0	2.60x	1.34x	32.6%	63.5%	12.3%	6.3%
(1)	Trust U/W NCF DSCR, Trust Cut-off Date LTV and Trust U/W NOI Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).
(2)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

FIVE 2023-V1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Companion Loan Summary

Loan No.	Mortgage Loan	Note(s)	Cut-off Date Balance	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1	Green Acres	A-1	$48,500,000	GSBI	Yes(2)
		A-2	$31,500,000	FIVE 2023-V1	No
		A-3	$20,000,000	GSBI	No
		A-4	$24,000,000	BMO	No
		A-5	$21,500,000	BMO	No
		A-6	$20,000,000	BMO 2023-C4(3)	No(2)	Midland	LNR
		A-7	$18,500,000	FIVE 2023-V1	No
		A-8	$6,000,000	BMO 2023-C4(3)	No(2)	Midland	LNR
		A-9	$50,000,000	Morgan Stanley	No
		A-10	$20,000,000	Morgan Stanley	No
		A-11	$10,000,000	Morgan Stanley	No
		A-12	$10,000,000	Morgan Stanley	No
		A-13	$30,000,000	DBRI	No
		A-14	$25,000,000	FIVE 2023-V1	No
		A-15	$20,000,000	DBRI	No
		A-16	$15,000,000	DBRI	No
2	Brandywine Strategic Office Portfolio	A-1-1	$47,000,000	FIVE 2023-V1	Yes	Midland	Greystone
		A-1-2	$23,000,000	BCREI	No
		A-2	$15,750,001	BCREI	No
		A-3	$25,000,000	Bank of America, N.A.	No
		A-4	$18,083,333	Bank of America, N.A.	No
		A-5	$10,000,000	Bank of America, N.A.	No
		A-6	$25,000,000	Wells Fargo	No
		A-7	$18,083,333	Wells Fargo	No
		A-8	$10,000,000	Wells Fargo	No
		A-9	$20,000,000	FIVE 2023-V1	No
		A-10	$20,000,000	CREFI	No
		A-11-1	$8,000,000	FIVE 2023-V1	No
		A-11-2	$5,083,333	CREFI	No
4	Sentinel Square II	A-1	$40,000,000	DBRI	No
		A-2	$25,000,000	FIVE 2023-V1	Yes	Midland	Greystone
		A-3	$25,000,000	FIVE 2023-V1	No
		A-4	$14,000,000	FIVE 2023-V1	No
8	575 Broadway	A-1-1	$25,951,292	BMO 2023-C4(3)	No
		A-1-2	$13,973,772	FIVE 2023-V1	No
		A-2	$23,655,601	FIVE 2023-V1	Yes	Midland	Greystone
		A-3	$28,646,234	Societe Generale	No
		A-4	$19,962,532	Societe Generale	No
		A-5	$14,971,899	Societe Generale	No
10	Gilardian NYC Portfolio	A-1	$28,000,000	BMO 2023-C4(3)(4)	No
		A-2	$27,750,000	FIVE 2023-V1	Yes	Midland	Greystone
11	Hyatt Regency Jacksonville	A-1	$50,000,000	Benchmark 2022-B37	Yes	Midland	Rialto
		A-2	$15,000,000	FIVE 2023-V1	No
		A-3	$10,000,000	FIVE 2023-V1	No

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

FIVE 2023-V1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS
Loan No.	Mortgage Loan	Note(s)	Cut-off Date Balance	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
12	Metroplex	A-1	$25,000,000	FIVE 2023-V1	Servicing Shift(5)	Midland	Greystone
		A-2	$24,000,000	Argentic	Yes(5)
		A-3	$5,000,000	Argentic	No
14	Centers of High Point	A-1	$20,000,000	FIVE 2023-V1	Yes	Midland	Greystone
		A-2	$9,642,857	DBRI	No
19	Essex Crossing	A-1	$25,000,000	Morgan Stanley	Yes(5)
		A-2	$15,690,000	FIVE 2023-V1	Servicing Shift(5)	Midland	Greystone
25	Park West Village	A-1	$17,500,000	BBCMS 2022-C17	No
		A-2-1	$26,000,000	BMO 2023-C4(3)	No
		A-2-2	$6,500,000	FIVE 2023-V1	No
		A-3	$7,500,000	BBCMS 2022-C18	No
		A-4	$5,000,000	BMO 2022-C3	No
		A-5	$17,500,000	Benchmark 2022-B37	No
		A-6	$15,000,000	Benchmark 2022-B37	No
		A-7	$15,000,000	Benchmark 2022-B37	No
		A-8	$15,000,000	Benchmark 2022-B37	No
		A-9	$17,500,000	BMO 2022-C3(3)	No
		A-10	$15,000,000	BMO 2022-C3(3)	No
		A-11	$15,000,000	BBCMS 2022-C17	No
		A-12	$15,000,000	BBCMS 2022-C17	No
		B-A	$66,500,000	BBCMS 2022-C17	No
		B-B	$111,000,000	Park West Village Grand Avenue Partners, LLC	Yes	KeyBank	Argentic
(1)	The identification of a securitization trust means we have identified another securitization trust that has closed or as to which a preliminary prospectus (or preliminary offering circular) or final prospectus (or final offering circular) has printed that has or is expected to include the identified Mortgage Note(s).
(2)	The related whole loan is expected to be initially serviced under the pooling and servicing agreement governing the BMO 2023-C4 transaction. From and after the securitization of the related controlling note, the related whole loan will be serviced under the related pooling and servicing agreement for such future securitization.
(3)	The BMO 2023-C4 securitization transaction is expected to close on or prior to the Closing Date.
(4)	The Gilardian NYC Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement governing the BMO 2023-C4 transaction until the Closing Date. On or after the Closing Date, the Gilardian NYC Portfolio Whole Loan will be serviced pursuant to the PSA.
(5)	Prior to the related servicing shift securitization date, the related whole loan will be serviced under the pooling and servicing agreement for this transaction. From and after the related servicing shift securitization date, the related servicing shift whole loan will be serviced under the related servicing shift pooling and servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

FIVE 2023-V1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS
Distribution of Cut-off Date Balances(1)
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
$5,100,000	-	$9,999,999	4	$30,358,866	4.0%	6.2399%	58	1.80x	55.2%	52.4%
$10,000,000	-	$19,999,999	8	$113,765,000	14.9%	6.6384%	59	1.79x	59.8%	59.8%
$20,000,000	-	$29,999,999	6	$149,280,000	19.5%	6.0057%	59	1.99x	50.8%	50.3%
$30,000,000	-	$39,999,999	1	$37,629,373	4.9%	7.4900%	58	1.38x	59.1%	54.7%
$40,000,000	-	$75,000,000	7	$434,464,706	56.8%	6.4335%	59	1.82x	51.4%	51.1%
Total/Weighted Average			26	$765,497,945	100.0%	6.4248%	59	1.82x	53.1%	52.5%

Distribution of Mortgage Rates(1)
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
4.3381166%	-	5.9999%	5	$212,150,000	27.7%	5.6390%	59	2.35x	45.7%	45.7%
6.0000%	-	6.4999%	8	$191,144,000	25.0%	6.1875%	59	1.66x	53.5%	53.2%
6.5000%	-	6.9999%	10	$248,515,000	32.5%	6.7832%	59	1.72x	58.8%	58.5%
7.0000%	-	7.5400%	3	$113,688,945	14.9%	7.5067%	59	1.35x	53.9%	50.8%
Total/Weighted Average			26	$765,497,945	100.0%	6.4248%	59	1.82x	53.1%	52.5%

Property Type Distribution(1)(2)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of NRA/Units/Rooms	Weighted Averages
					Cut-off Date Balance per # of NRA/Units/Rooms	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
Office	12	$222,455,000	29.1%	2,649,186	$172	6.1755%	59	90.0%	2.09x	53.2%	53.2%
CBD	5	$142,210,204	18.6%	1,649,153	$211	6.1029%	59	90.3%	2.01x	52.0%	52.0%
Suburban	7	$80,244,796	10.5%	1,000,033	$102	6.3041%	59	89.4%	2.21x	55.3%	55.3%
Retail	6	$202,944,000	26.5%	2,534,451	$1,572	6.3678%	60	98.3%	1.81x	53.7%	53.6%
Anchored	3	$111,060,000	14.5%	406,100	$2,679	6.6179%	60	98.5%	1.66x	51.6%	51.5%
Regional Mall	1	$75,000,000	9.8%	2,081,286	$178	5.8990%	59	97.7%	2.10x	54.5%	54.5%
Other	1	$16,500,000	2.2%	33,412	$494	6.8200%	60	100.0%	1.57x	63.2%	63.2%
Single Tenant	1	$384,000	0.1%	13,653	$28	6.1830%	60	100.0%	1.41x	64.0%	58.0%
Industrial	5	$107,616,706	14.1%	2,057,444	$59	6.9455%	59	97.2%	1.38x	49.2%	47.6%
Warehouse/Distribution	3	$94,864,706	12.4%	1,835,261	$59	7.0371%	59	96.9%	1.33x	49.2%	47.5%
Manufacturing/Warehouse	1	$10,000,000	1.3%	195,467	$51	6.2860%	57	100.0%	1.81x	45.7%	45.7%
Cold Storage	1	$2,752,000	0.4%	26,716	$103	6.1830%	60	100.0%	1.41x	64.0%	58.0%
Multifamily	5	$96,000,000	12.5%	1,438	$180,198	5.8220%	59	94.1%	1.78x	50.9%	50.9%
Garden	2	$61,750,000	8.1%	435	$174,488	6.6122%	59	92.0%	1.31x	58.0%	58.0%
High Rise	3	$34,250,000	4.5%	1,003	$190,491	4.3973%	58	98.0%	2.61x	38.2%	38.2%
Mixed Use	10	$86,775,373	11.3%	913,760	$10,294	6.9916%	59	90.1%	1.64x	59.9%	57.3%
Retail/Office	1	$37,629,373	4.9%	176,648	$720	7.4900%	58	88.1%	1.38x	59.1%	54.7%
Industrial/Retail	6	$20,000,000	2.6%	482,216	$41	6.5000%	60	98.1%	2.03x	67.2%	65.4%
Office/Retail	1	$15,690,000	2.0%	60,365	$674	6.8700%	59	100.0%	1.32x	65.0%	65.0%
Hospitality/Retail	1	$10,000,000	1.3%	117	$85,470	6.5700%	59	62.7%	2.45x	38.5%	38.5%
Industrial/Other	1	$3,456,000	0.5%	194,414	$18	6.1830%	60	100.0%	1.41x	64.0%	58.0%
Hospitality	3	$44,094,866	5.8%	1,185	$80,195	6.8731%	58	57.9%	2.15x	50.2%	48.8%
Full Service	1	$25,000,000	3.3%	951	$78,864	6.8681%	56	52.5%	2.22x	45.7%	44.3%
Limited Service	1	$10,000,000	1.3%	130	$76,923	6.4700%	60	57.0%	2.32x	51.5%	51.5%
Select Service	1	$9,094,866	1.2%	104	$87,451	7.3300%	59	73.6%	1.77x	61.0%	58.1%
Self Storage	1	$5,100,000	0.7%	88,300	$58	6.4300%	59	90.6%	1.56x	56.8%	56.8%
Parking	1	$512,000	0.1%	32,206	$16	6.1830%	60	100.0%	1.41x	64.0%	58.0%
Total/Weighted Average(4)	43	$765,497,945	100.0%			6.4248%	59	91.9%	1.82x	53.1%	52.5%
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

FIVE 2023-V1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS
Geographic Distribution(1)(2)
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
California	7	$202,530,000	26.5%	6.5869%	60	1.79x	53.9%	53.9%
Southern(5)	6	$146,030,000	19.1%	6.4309%	60	1.92x	48.7%	48.7%
Northern(5)	1	$56,500,000	7.4%	6.9900%	60	1.46x	67.3%	67.3%
New York	6	$162,569,373	21.2%	6.0446%	59	1.97x	53.1%	52.1%
New York City	5	$87,569,373	11.4%	6.1693%	58	1.85x	52.0%	50.1%
New York State	1	$75,000,000	9.8%	5.8990%	59	2.10x	54.5%	54.5%
Illinois	8	$96,628,706	12.6%	7.1741%	59	1.46x	49.8%	47.5%
Florida	2	$70,000,000	9.1%	6.7504%	58	1.68x	50.3%	49.8%
District of Columbia	1	$64,000,000	8.4%	6.0500%	58	1.47x	62.3%	62.3%
Texas	4	$51,264,356	6.7%	6.4205%	60	2.25x	52.2%	51.7%
Pennsylvania	5	$48,755,510	6.4%	5.8750%	60	2.80x	39.7%	39.7%
New Jersey	2	$27,900,000	3.6%	5.8300%	59	1.49x	47.2%	47.2%
North Carolina	6	$20,000,000	2.6%	6.5000%	60	2.03x	67.2%	65.4%
Ohio	1	$16,750,000	2.2%	6.4165%	59	1.14x	71.6%	71.6%
Wyoming	1	$5,100,000	0.7%	6.4300%	59	1.56x	56.8%	56.8%
Total/Weighted Average	43	$765,497,945	100.0%	6.4248%	59	1.82x	53.1%	52.5%

Distribution of Cut-off Date LTVs(1)(3)
Range of Cut-off Date LTVs			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV	Maturity Date LTV
32.6%	-	39.9%	5	$171,250,000	22.4%	5.7294%	60	2.46x	37.6%	37.6%
40.0%	-	49.9%	3	$62,900,000	8.2%	6.3151%	57	1.83x	46.4%	45.8%
50.0%	-	59.9%	9	$307,224,079	40.1%	6.7220%	59	1.70x	54.1%	53.1%
60.0%	-	69.9%	8	$207,373,866	27.1%	6.5927%	59	1.54x	64.9%	64.3%
70.0%	-	71.6%	1	$16,750,000	2.2%	6.4165%	59	1.14x	71.6%	71.6%
Total/Weighted Average			26	$765,497,945	100.0%	6.4248%	59	1.82x	53.1%	52.5%

Distribution of Maturity Date LTVs(1)(3)
Range of Maturity Date LTVs			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV	Maturity Date LTV
32.6%	-	39.9%	5	$171,250,000	22.4%	5.7294%	60	2.46x	37.6%	37.6%
40.0%	-	49.9%	4	$129,864,706	17.0%	6.9467%	58	1.54x	48.2%	46.7%
50.0%	-	59.9%	10	$259,018,239	33.8%	6.5117%	59	1.80x	55.8%	54.9%
60.0%	-	71.6%	7	$205,365,000	26.8%	6.5650%	59	1.50x	65.6%	65.4%
Total/Weighted Average			26	$765,497,945	100.0%	6.4248%	59	1.82x	53.1%	52.5%

Distribution of Underwritten NCF Debt Service Coverages(1)
Range of Underwritten NCF Debt Service Coverages			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
1.14x	-	1.49x	9	$340,098,079	44.4%	6.7845%	59	1.38x	58.5%	57.4%
1.50x	-	1.99x	8	$157,249,866	20.5%	6.4810%	59	1.78x	50.1%	49.9%
2.00x	-	2.49x	6	$158,900,000	20.8%	6.2958%	59	2.19x	54.0%	53.6%
2.50x	-	2.80x	3	$109,250,000	14.3%	5.4117%	59	2.74x	39.2%	39.2%
Total/Weighted Average			26	$765,497,945	100.0%	6.4248%	59	1.82x	53.1%	52.5%

Original Terms to Maturity (1)
Original Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
60	-	60	26	$765,497,945	100.0%	6.4248%	59	1.82x	53.1%	52.5%
Total/Weighted Average			26	$765,497,945	100.0%	6.4248%	59	1.82x	53.1%	52.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

FIVE 2023-V1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS
Distribution of Remaining Terms to Maturity (1)
Range of Remaining Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
54	-	58	5	$143,129,373	18.7%	6.5244%	57	1.65x	56.1%	54.6%
59	-	60	21	$622,368,572	81.3%	6.4019%	59	1.86x	52.4%	52.0%
Total/Weighted Average			26	$765,497,945	100.0%	6.4248%	59	1.82x	53.1%	52.5%

Distribution of Underwritten NOI Debt Yields(1)(4)
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
7.5%	-	8.4%	1	$16,750,000	2.2%	6.4165%	59	1.14x	71.6%	71.6%
8.5%	-	9.4%	3	$107,590,000	14.1%	6.1125%	58	1.45x	58.8%	58.8%
9.5%	-	10.4%	1	$5,100,000	0.7%	6.4300%	59	1.56x	56.8%	56.8%
10.5%	-	11.4%	4	$184,964,706	24.2%	7.0998%	59	1.38x	57.2%	56.3%
11.5%	-	20.4%	17	$451,093,239	58.9%	6.2228%	59	2.12x	49.3%	48.6%
Total/Weighted Average			26	$765,497,945	100.0%	6.4248%	59	1.82x	53.1%	52.5%

Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(3)	Maturity Date LTV(3)
Interest Only	20	$597,145,000	78.0%	6.2017%	59	1.90x	52.6%	52.6%
Amortizing Balloon	4	$123,352,945	16.1%	7.4030%	59	1.35x	54.7%	51.4%
Interest Only, Amortizing Balloon	2	$45,000,000	5.9%	6.7045%	58	2.14x	55.3%	53.7%
Total/Weighted Average	26	$765,497,945	100.0%	6.4248%	59	1.82x	53.1%	52.5%
(1)	The U/W NCF DSCR, Cut-off Date LTV, Maturity Date LTV, Underwritten NOI Debt Yield and Cut-off Date Balance per # of NRA/Units/Rooms calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).
(2)	Reflects allocated loan amount for properties securing multi-property Mortgage Loans.
(3)	With respect to five mortgage loans (11 mortgaged properties) (20.3%) (Brandywine Strategic Office Portfolio, Palm Glade Apartments, Tesla Long Beach, Holiday Inn Express Van Nuys and Hilton Garden Inn McAllen Airport), the Cut-off Date LTV and Maturity Date LTV have been calculated using a value other than the “As Is” appraised value. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.
(4)	With respect to the Palm Glade Apartments mortgage loan (5.9%) the U/W NOI Debt Yield is calculated based on the Cut-off Date Balance net of an earnout reserve.

Previously Securitized Mortgaged Properties(1)
Mortgaged Property	Cut-off Date Balance	% of Initial Outstanding Pool Balance	City, State	Property Type	Previous Securitization
Green Acres	$75,000,000	9.8%	Valley Stream, New York	Retail	COMM 2013-GAM
Sentinel Square II	$64,000,000	8.4%	Washington, District of Columbia	Office	Benchmark 2018-B1
428-430 North Rodeo	$52,000,000	6.8%	Beverly Hills, California	Retail	MSBAM 2013-C13
575 Broadway	$37,629,373	4.9%	New York, New York	Mixed Use	UBSBB 2013-C6
10 Clifton Boulevard	$14,376,000	1.9%	Clifton, New Jersey	Industrial	COMM 2014-CR20
200 Clifton Boulevard	$13,524,000	1.8%	Clifton, New Jersey	Industrial	COMM 2015-CR22
Hyatt Regency Jacksonville	$25,000,000	3.3%	Jacksonville, Florida	Hospitality	JPMCC 2017-FL11
Metroplex	$25,000,000	3.3%	Los Angeles, California	Office	COMM 2012-CR5
Ontario Airport Tower	$23,630,000	3.1%	Ontario, California	Office	WFCM 2015-LC20
ECD Lincolnshire	$10,000,000	1.3%	Lincolnshire, Illinois	Mixed Use	JPMCC 2013-C10
Park West Village	$6,500,000	0.8%	New York, New York	Multifamily	UBSCM 2017-C2, UBSCM 2017-C3, UBSCM 2017-C4
(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of each such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database and has not otherwise been confirmed by the related mortgage loan seller.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Allocation between VRR Interest and the Non-VRR Certificates:	The aggregate amount available for distribution to holders of the certificates (including the VRR Interest) on each Distribution Date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the Mortgage Loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, costs and expenses reimbursable or indemnifiable therefrom to, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer and CREFC®; and (ii) allocated to amounts available for distribution to the holders of the VRR Interest, on the one hand, and amounts available for distribution to the holders of the Certificates (other than the Class R certificates and the VRR Interest) (the “Non-VRR Certificates”), on the other hand. On each Distribution Date, the portion of such aggregate available funds allocable to: (a) the VRR Interest will be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the VRR Interest, and the denominator of which is the sum of the aggregate initial Certificate Balance of all classes of Principal Balance Certificates and the initial Certificate Balance of the VRR Interest (the “VRR Percentage”); and (b) the Non-VRR Certificates will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the VRR Percentage (such difference, the “Non-VRR Percentage”). See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.
Principal Payments:

Payments in respect of the Non-VRR Percentage of principal on the Non-VRR Certificates will be distributed to the Class A-1, Class A-2, Class A-3, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates, in that order, until the Certificate Balance of each such class is reduced to zero. Notwithstanding the foregoing, if the total Certificate Balance of the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2 and Class A-3 certificates, on a pro rata basis, based on the Certificate Balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates, in that order, in each case until the Certificate Balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

Each of the Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-3, Class A-M and Class B certificates; (ii) the notional amount of the Class X-F certificates will be reduced by the amount of principal distributions and realized losses allocated to the Class F certificates; (iii) the notional amount of the Class X-G certificates will be reduced by the amount of principal distributions and realized losses allocated to the Class G certificates; and (iv) the notional amount of the Class X-H certificates will be reduced by the amount of principal distributions and realized losses allocated to the Class H certificates.

Interest Payments:

On each Distribution Date, interest accrued for each class of Non-VRR Certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of the Non-VRR Percentage of the aggregate available funds (exclusive of any portion thereof that represents the Non-VRR Percentage of any yield maintenance charges and prepayment premiums): first, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-F, Class X-G, and Class X-H certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates, in that order, in each case until the interest payable to each such class is paid in full.

The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the WAC Rate, (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate, but in any case not less than 0.000%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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As further described in the Preliminary Prospectus, the pass-through rates applicable to the Class X Certificates for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii) (A) with respect to the Class X-A Certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-M and Class B certificates (weighted based on their respective Certificate Balances outstanding immediately prior to that Distribution Date), (B) with respect to the Class X-F certificates, the pass-through rate of the Class F certificates, (C) with respect to the Class X-G certificates, the pass-through rate of the Class G certificates and (D) with respect to the Class X-H certificates, the pass-through rate of the Class H certificates.

Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.
Loss Allocation:

The Non-VRR Percentage of losses on the Mortgage Loans will be allocated to each class of Non-VRR Certificates entitled to principal in reverse alphabetical order starting with the Class H certificates through and including the Class A-M certificates and then to the Class A-1, Class A-2 and Class A-3 certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to the class(es) of certificates that are component(s) of the notional amount of such class of Class X-A, Class X-F, Class, X-G and Class X-H Certificates.

Prepayment Premiums:

On any Distribution Date, the Non-VRR Percentage of any prepayment premiums and yield maintenance charges collected in respect of the Mortgage Loans during the related Collection Period will be required to be distributed by the certificate administrator in the following manner: (a) pro rata, between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class X-A, Class A-M and Class B certificates, and (ii) the group (together with the YM Group A, the “YM Groups”) of the Class C, Class D and Class E certificates based upon the aggregate amount of principal distributed to the classes of Principal Balance Certificates in each YM Group on such Distribution Date; and (b) as among the respective classes of Certificates in each YM Group in the following manner: (i) each class of Principal Balance Certificates in such YM Group will be entitled to receive on each Distribution Date the portion of such prepayment premium and yield maintenance charge in an amount equal to the product of (A) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class of certificates on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of each class of the Principal Balance Certificates in such YM Group on such Distribution Date; (B) the Base Interest Fraction for the related principal prepayment and such class of certificates and (C) the aggregate amount of such prepayment premiums and yield maintenance charges, (ii) the portion of such prepayment premium and yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable classes of Principal Balance Certificates will be distributed to the class of Class X Certificates (if any) in such YM Group. If there is more than one class of Principal Balance Certificates in either YM Group entitled to distributions of principal on any particular Distribution Date on which prepayment premiums and yield maintenance charges are distributable to such classes, the aggregate amount of such prepayment premiums and yield maintenance charges will be allocated among all such classes of Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those prepayment premiums and yield maintenance charges in accordance with the first sentence of this paragraph. On any Distribution Date, the VRR Percentage of any prepayment premiums and yield maintenance charges collected in respect of the Mortgage Loans during the related Collection Period will be required to be distributed by the certificate administrator to the VRR Interest.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-F, Class X-G, Class X-H or Class R certificates. Instead, after the Notional Amount of the Class X-A certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-M, Class B, Class C, Class D and Class E certificates have been reduced to zero, the Non-VRR Percentage of any prepayment premiums and yield maintenance charges collected in respect of the Mortgage Loans during the related Collection Period will be required to be distributed by the certificate administrator pro rata to holders of the Class F, Class G and Class H certificates (based on their respective Certificate Balances).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for:

(A) any of the Class A-1 through Class E certificates with a Pass-Through Rate equal to either the WAC Rate or the WAC Rate less a specified rate, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period, then the respective Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period, but less than the Pass-Through Rate described in clause (a)(i) above, then the respective Base Interest Fraction will be one; and

(B) any of the Class A-1 through Class E certificates with a Pass-Through Rate equal to a fixed per annum rate, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan (net of the Administrative Cost Rate) during the related interest accrual period multiplied by 365/360 exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the amount set forth in clause (b)(i) above, then the respective Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the amount set forth in clause (b)(i) above, but less than the Pass-Through Rate described in clause (a)(i) above, then the respective Base Interest Fraction will be one.

Whole Loans:

The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Green Acres, Brandywine Strategic Office Portfolio, Sentinel Square II, 575 Broadway, Gilardian NYC Portfolio, Hyatt Regency Jacksonville, Metroplex, Centers of High Point, Essex Crossing and Park West Village each secure both a mortgage loan to be included in the trust fund and one or more other companion loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of related loans as a “whole loan”.

As of the Closing Date, the pari passu companion loans and the subordinate companion loans are expected to be held by the party identified in “—Companion Loan Summary” above and the table titled “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans—General” in the Preliminary Prospectus.

Control Rights and Directing Holder:

With respect to any Serviced Mortgage Loan and any related Serviced Companion Loan, the Directing Holder will generally be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

The “Directing Holder” means, (i) with respect to each Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), the certificateholder (or its representative) selected by more than 50% of the Controlling Class, by Certificate Balance, as determined by the certificate registrar from time to time (the “Trust Directing Holder”); and (ii) with respect to any Servicing Shift Mortgage Loan or Servicing Shift Whole Loan, the related Loan-Specific Directing Holder identified in the Preliminary Prospectus (which is expected to be the holder of the related controlling pari passu companion loan) prior to the related Servicing Shift Securitization Date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Greystone High Yield Investments I LLC or its affiliate is expected to appoint itself or its affiliate as the initial Trust Directing Holder.

For a description of the directing holder (or equivalent party) for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus.

Control Eligible Certificates:	Class F, Class G or Class H certificates.
Controlling Class:

The Controlling Class will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any cumulative appraisal reduction amounts allocable to such class) equal to at least 25% of the initial Certificate Balance of such class; provided that if at any time the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any appraisal reduction amounts (but without regard to any collateral deficiency amounts) allocable to such classes, have been reduced to zero, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate principal balance greater than zero; provided, further, that if at any time the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-M, Class B, Class C, Class D and Class E certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of appraisal reduction amounts (or any collateral deficiency amounts) to notionally reduce the Certificate Balance of such class.

The Controlling Class as of the Closing Date will be the Class H certificates.

Appraised-Out Class:

Any class of Control Eligible Certificates that has been determined, as a result of appraisal reduction amounts and collateral deficiency amounts allocable to such class, to no longer be the Controlling Class (an “Appraised-Out Class”).

Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an appraisal reduction event has occurred or as to which there exists a collateral deficiency amount. Upon receipt of such supplemental appraisal, the Special Servicer will be required to send the appraisal to the Master Servicer, who will be required to recalculate the appraisal reduction amount or collateral deficiency amount, as applicable, based on such supplemental appraisal, and if required by such recalculation, the applicable Appraised-Out Class as the Controlling Class. Any Appraised-Out Class requesting a supplemental appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the class is reinstated as the Controlling Class.

Control Termination Event:

Will occur and be continuing with respect to any Mortgage Loan (other than any Servicing Shift Mortgage Loan or Serviced Whole Loan (other than any Servicing Shift Whole Loan), when one or more of the following is true: (i) the Class F certificates have a Certificate Balance (taking into account the application of any cumulative appraisal reduction amounts and collateral deficiency amounts to notionally reduce the Certificate Balance of such class) being reduced to less than 25% of the initial Certificate Balance of that class or (ii) such Mortgage Loan or Whole Loan is an applicable excluded loan; provided, further, that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; provided, further, that no Control Termination Event may occur with respect to the Loan-Specific Directing Holder related to any Servicing Shift Whole Loan and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Holder related to such Servicing Shift Whole Loan. With respect to an excluded loan related to the Directing Holder, a Control Termination Event will be deemed to exist.

During the continuance of a Control Termination Event, the Directing Holder will no longer have any control rights. The Directing Holder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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During the continuance of a Control Termination Event, the Directing Holder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:

Will occur and be continuing with respect to any Mortgage Loan (other than any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), when one or more of the following is true: (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance (without regard to the application of any cumulative appraisal reduction amounts) equal to at least 25% of the initial Certificate Balance of that class or (ii) such Mortgage Loan or Whole Loan is an applicable excluded loan; provided, further, that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; provided, further, that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Holder related to any Servicing Shift Whole Loan and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Holder related to such Servicing Shift Whole Loan. With respect to an excluded loan related to the Directing Holder, a Consultation Termination Event will be deemed to exist.

During the continuance of a Consultation Termination Event, the Directing Holder will have no rights under the PSA other than those rights that all Certificateholders have.

Risk Retention Consultation Party:

The risk retention consultation parties will have certain non-binding consultation rights with respect to certain material servicing actions. Each holder of the VRR Interest will be entitled to appoint a risk retention consultation party. Deutsche Bank AG, New York Branch (a majority-owned affiliate of GACC) and CREFI are expected to be appointed as the initial risk retention consultation parties.

Appointment and Replacement of Special Servicer:

The Directing Holder will appoint the initial Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans as of the Closing Date. For so long as no Control Termination Event is continuing, the Directing Holder generally may replace the Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans with or without cause at any time.

During the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the Non-Serviced Whole Loans) will occur based on a vote of holders of all voting eligible classes of certificates as described below. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Replacement of Special Servicer by Vote of Certificateholders:	Other than with respect to Non-Serviced Whole Loans, if a Control Termination Event is continuing, upon (i) the written direction of holders of certificates evidencing not less than 25% of the voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates and the VRR Interest requesting a vote to replace the Special Servicer (other than with respect to any Servicing Shift Whole Loan) with a new special servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and Trustee of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates, the Certificate Administrator will be required to promptly post notice of such request on the Certificate Administrator’s website and concurrently provide written notice of such request by mail to all Certificateholders of such request and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of (i) holders of Principal Balance Certificates and the VRR Interest evidencing at least 66-2/3% of a Certificateholder Quorum or (ii) holders of Principal Balance Certificates and the VRR Interest evidencing more than 50% of the aggregate voting rights of Principal Balance Certificates and the VRR Interest outstanding that has not been reduced to less than 25% of its initial Certificate Balance through
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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the application of appraisal reduction amounts and realized losses), the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to Non-Serviced Whole Loans).

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above or the Asset Representations Reviewer as described below, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates, except in the case of the termination of the Asset Representations Reviewer) of all Principal Balance Certificates and the VRR Interest, on an aggregate basis.

If, during the continuance of a Control Termination Event, the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer. The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect Non-Serviced Whole Loans) must be confirmed by a majority of a quorum of Certificateholders (which, for this purpose, is the Certificateholders that evidence at least 20% of the Voting Rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates and the VRR Interest on an aggregate basis within 180 days from the time such recommendation is posted to the Certificate Administrator website and is subject to the receipt of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates.

See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Cap on Workout and Liquidation Fees:

The workout fees and liquidation fees payable to a Special Servicer under the PSA will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation, subject to a minimum of $25,000 and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout fee (only after receipt by the Special Servicer of workout fees of $25,000) and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Issuing Entity under the PSA will be capped in the aggregate at $1,000,000 for each related Mortgage Loan. If a new special servicer begins servicing the related Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:	The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property, as applicable with a minimum monthly fee of $3,500. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the PSA (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan and any related Serviced Companion Loans, and any purchaser of any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than as expressly permitted in the PSA and other than commercially reasonable treasury management fees, banking fees, property condition report fees, customary title agent fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
18

FIVE 2023-V1 Mortgage Trust
STRUCTURE OVERVIEW
other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.
Operating Advisor:

With respect to the Serviced Mortgage Loans and any related Serviced Companion Loans the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website and will have certain monitoring responsibilities on behalf of the entire trust. After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have consultation rights with respect to certain major decisions.

The Operating Advisor will be subject to termination with respect to any Serviced Mortgage Loan and Serviced Whole Loan, if holders of at least 15% of the aggregate voting rights of the certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote (in the case of each of such vote and approval, taking into account realized losses and the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates), provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

The Operating Advisor will not have consultation rights in respect of Non-Serviced Mortgage Loans.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and the required percentage of Certificateholders vote to direct a review of such delinquent Mortgage Loans. An asset review will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (taking into account realized losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:	Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by such Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
19

FIVE 2023-V1 Mortgage Trust
STRUCTURE OVERVIEW

the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related Mortgage Loan Seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the initial requesting Certificateholder (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or material breach has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied according to the PSA, so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include (a) any amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) Accrued AB Loan Interest. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of (a) accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) any Accrued AB Loan Interest.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
20

2034 Green Acres Road Valley Stream, NY 11581	Collateral Asset Summary – Loan No. 1 Green Acres	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 54.5% 2.10x 13.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
21

2034 Green Acres Road Valley Stream, NY 11581	Collateral Asset Summary – Loan No. 1 Green Acres	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 54.5% 2.10x 13.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
22

2034 Green Acres Road Valley Stream, NY 11581	Collateral Asset Summary – Loan No. 1 Green Acres	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 54.5% 2.10x 13.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
23

2034 Green Acres Road Valley Stream, NY 11581	Collateral Asset Summary – Loan No. 1 Green Acres	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 54.5% 2.10x 13.0%
Mortgage Loan Information
Loan Sellers:	BMO, GACC, GSMC
Loan Purpose:	Refinance
Credit Assessment (Fitch/KBRA/Moody’s)(6):	NR / NR / Baa2(sf)
Borrower Sponsor:	The Macerich Partnership, L.P.
Borrowers:	Valley Stream Green Acres LLC and Green Acres Adjacent LLC
Original Balance(1):	$75,000,000
Cut-off Date Balance(1):	$75,000,000
% by Initial UPB:	9.8%
Interest Rate:	5.89900%
Payment Date:	6th of each month
First Payment Date:	February 6, 2023
Maturity Date:	January 6, 2028
Amortization:	Interest Only
Additional Debt(1):	$295,000,000 Pari Passu Debt
Call Protection(2):	L(25),YM1(30),O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	$558,072
TI/LC:	$4,068,135	$0	NAP
Other(3):	$743,644	Springing	$2,094,342
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Regional Mall Retail
Collateral:	Fee / Leasehold
Location:	Valley Stream, NY
Year Built / Renovated:	1956, 2016 / 1982, 2006, 2007
Total Sq. Ft.:	2,081,286
Property Management:	Macerich Property Management Company, LLC
Underwritten NOI:	$47,934,528
Underwritten NCF:	$46,364,767
Appraised Value(5):	$679,000,000
Appraisal Date:	October 30, 2022

Historical NOI
Most Recent NOI:	$45,174,388 (T-12 September 30, 2022)
2021 NOI:	$46,618,790 (December 31, 2021)
2020 NOI:	$41,001,586 (December 31, 2020)
2019 NOI:	$53,314,510 (December 31, 2019)

Historical Occupancy
Most Recent Occupancy:	97.7% (December 12, 2022)
2021 Occupancy:	93.2% (December 31, 2021)
2020 Occupancy:	89.8% (December 31, 2020)
2019 Occupancy:	96.4% (December 31, 2019)
Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$75,000,000
Pari Passu Notes	295,000,000
Whole Loan	$370,000,000	$178 / $178	54.5% / 54.5%	2.17x / 2.10x	13.0% / 12.5%	13.0% / 12.5%
(1)	The Green Acres Loan (as defined below) is part of a whole loan evidenced by 16 pari passu notes with an aggregate original principal balance of $370,000,000. Financial information in the chart above reflects the Green Acres Whole Loan (as defined below). For additional information, see “The Loan” herein.
(2)	The lockout period will be at least 25 payment dates beginning with and including the first payment date in February 2023. Prepayment of the Green Acres Whole Loan in full is permitted at any time on or after the earlier to occur of (i) the monthly payment date occurring in January 2026 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected FIVE 2023-V1 closing date in February 2023. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” herein.
(4)	The Other Reserves consists of an upfront approximately $743,644 Gap Rent Reserve and a monthly springing Rollover Reserve.
(5)	The as-is appraised value is based on an extraordinary assumption made by the appraiser that the PILOT documents will be extended an additional 5-years to 2031. In the absence of the PILOT tax benefits beyond 2026, the as-is value of the Green Acres Property would otherwise be reduced by approximately $58.0 million resulting in an estimated appraised value of $621.0 million and in a Cut-off Date LTV and Maturity Date LTV of 59.6%.
(6)	KBRA provided the listed assessment for the Green Acres Loan in the context of its inclusion in the mortgage pool.

The Loan. The mortgage loan (the “Green Acres Loan”) is part of a whole loan (the “Green Acres Whole Loan”) evidenced by 16 pari passu promissory notes in the aggregate original principal amount of $370,000,000, which is secured by (i) the applicable borrower’s fee interest in a retail mega-campus comprised of Green Acres (as defined below) and Green Acres Commons (as defined below) that are adjacent with each other and located in Valley Stream, New York (other than a 9.08-acre portion of such regional mall (representing approximately 8.3% of the net rentable area of the Green Acres Property (as defined below)), the fee interest in which is owned by Walmart, an anchor tenant (such portion of the regional mall owned by Walmart, the “Walmart Parcel”)) and (ii) the applicable borrower’s ground leasehold interest in the Walmart Parcel that is leased back to Walmart (the “Green Acres Property”). The Green Acres Loan is evidenced by the non-controlling notes A-2, A-7 and A-14, which have an aggregate outstanding principal balance as of the Cut-off Date of $75,000,000. The Green Acres Whole Loan was co-originated on January 3, 2023 by Bank of Montreal (“BMO”), Goldman Sachs Bank USA (“GS”), Morgan Stanley Bank, N.A. (“MS”), and DBR Investments Co. Limited (“DBRI”). The “Green Acres Property” is comprised of the regional enclosed mall and the retail power center (including the Walmart Parcel) but does not include any portion of the regional mall that is occupied by Home Depot and Target (which own their own parcels), except as otherwise expressly indicated herein. The Green Acres Whole Loan proceeds were used to refinance the existing debt on the Green Acres Property, fund upfront reserves and pay origination costs. The Green Acres Whole Loan accrues interest at a fixed rate of 5.89900% per annum.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
24

2034 Green Acres Road Valley Stream, NY 11581	Collateral Asset Summary – Loan No. 1 Green Acres	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 54.5% 2.10x 13.0%

The Loan. The mortgage loan (the “Green Acres Loan”) is part of a whole loan (the “Green Acres Whole Loan”) evidenced by 16 pari passu promissory notes in the aggregate original principal amount of $370,000,000, which is secured by (i) the applicable borrower’s fee interest in a retail mega-campus comprised of Green Acres (as defined below) and Green Acres Commons (as defined below) that are adjacent with each other and located in Valley Stream, New York (other than a 9.08-acre portion of such regional mall (representing approximately 8.3% of the net rentable area of the Green Acres Property (as defined below)), the fee interest in which is owned by Walmart, an anchor tenant (such portion of the regional mall owned by Walmart, the “Walmart Parcel”)) and (ii) the applicable borrower’s ground leasehold interest in the Walmart Parcel that is leased back to Walmart (the “Green Acres Property”). The Green Acres Loan is evidenced by the non-controlling notes A-2, A-7 and A-14, which have an aggregate outstanding principal balance as of the Cut-off Date of $75,000,000. The Green Acres Whole Loan was co-originated on January 3, 2023 by Bank of Montreal (“BMO”), Goldman Sachs Bank USA (“GS”), Morgan Stanley Bank, N.A. (“MS”), and DBR Investments Co. Limited (“DBRI”). The “Green Acres Property” is comprised of the regional enclosed mall and the retail power center (including the Walmart Parcel) but does not include any portion of the regional mall that is occupied by Home Depot and Target (which own their own parcels), except as otherwise expressly indicated herein. The Green Acres Whole Loan proceeds were used to refinance the existing debt on the Green Acres Property, fund upfront reserves and pay origination costs. The Green Acres Whole Loan accrues interest at a fixed rate of 5.89900% per annum.

The table below summarizes the promissory notes that comprise the Green Acres Whole Loan. The relationship between the holders of the Green Acres Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece(1)
A-1(2)	$48,500,000	$48,500,000	GS	Yes
A-2(3)	31,500,000	31,500,000	FIVE 2023-V1	No
A-3(2)	20,000,000	20,000,000	GS	No
A-4(2)	24,000,000	24,000,000	BMO	No
A-5(2)	21,500,000	21,500,000	BMO	No
A-6	20,000,000	20,000,000	BMO 2023-C4(4)	No
A-7(3)	18,500,000	18,500,000	FIVE 2023-V1	No
A-8	6,000,000	6,000,000	BMO 2023-C4(4)	No
A-9(2)	50,000,000	50,000,000	MS	No
A-10(2)	20,000,000	20,000,000	MS	No
A-11(2)	10,000,000	10,000,000	MS	No
A-12(2)	10,000,000	10,000,000	MS	No
A-13(2)	30,000,000	30,000,000	DBRI	No
A-14(3)	25,000,000	25,000,000	FIVE 2023-V1	No
A-15(2)	20,000,000	20,000,000	DBRI	No
A-16(2)	15,000,000	15,000,000	DBRI	No
Whole Loan	$370,000,000	$370,000,000
(1)	The Green Acres Whole Loan will be initially serviced pursuant to the pooling and servicing agreement for the BMO 2023-C4 trust until the closing date of the Note A-1 securitization. On or after such closing date, the Green Acres Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Note A-1 securitization.
(2)	The Notes held by the lenders are expected to be contributed to one or more future securitization transaction or may otherwise be transferred at any time.
(3)	GACC is contributing Note A-14, GSMC is contributing Note A-2, and BMO is contributing Note A-7.
(4)	The BMO 2023-C4 transaction is expected to close on or prior to the closing of the FIVE 2023-V1 transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$370,000,000	96.9%	Loan Payoff	$364,192,834	95.4%
Borrower Sponsor Equity	11,744,495	3.1	Rate Buydown	11,100,000	2.9
			Upfront Reserves	4,811,779	1.3
			Origination Costs	1,639,883	0.4
Total Sources	$381,744,495	100.0%	Total Uses	$381,744,495	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
25

2034 Green Acres Road Valley Stream, NY 11581	Collateral Asset Summary – Loan No. 1 Green Acres	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 54.5% 2.10x 13.0%

The Borrowers and the Borrower Sponsor. The borrowers for the Green Acres Whole Loan are Valley Stream Green Acres LLC and Green Acres Adjacent LLC, each a single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Green Acres Whole Loan. The borrower sponsor and non-recourse carveout guarantor is The Macerich Partnership, L.P., a Delaware limited partnership headquartered in Santa Monica, California and a provider of real estate investment services. The Macerich Partnership, L.P. acquires, leases, manages, develops, and redevelops malls and community centers.

The Property. The Green Acres Property is a retail mega-campus comprised of a two-level regional mall known as “Green Acres” and an adjacent two-story retail power center known as “Green Acres Commons”, totaling 2,081,286 sq. ft. on an approximately 120.8-acre site in Valley Stream, New York. Green Acres was built in 1956 and most recently renovated in 2007. Green Acres Commons was built in 2016. The Green Acres Property provides parking via 9,092 surface parking and parking garage spaces, resulting in a parking ratio of approximately 4.4 spaces per 1,000 sq. ft. of net rentable area. As of December 12, 2022, the Green Acres Property was 97.7% leased by approximately 150 tenants (including temporary tenants, which make up approximately 1.7% of net rentable area), of which 62.1% of net rentable area is occupied by the 11 largest tenants by sq. ft. A portion of the Green Acres Property is currently occupied by certain temporary tenants and no underwritten base rent is attributable to those temporary tenants. Green Acres Adjacent LLC owns Green Acres Commons and Valley Stream Green Acres LLC owns Green Acres and the leasehold interest in the Walmart Parcel. The fee interests in the Green Acres Property owned by the applicable borrower represents approximately 91.7% of the net rentable area, and the leasehold interest in the Walmart Parcel owned by the applicable borrower represents approximately 8.3% of the net rentable area. The fee interest in the Walmart Parcel is owned by Walmart, an anchor tenant and is ground leased to the applicable borrower. See “Ground Lease” below. The Green Acres Property is shadow anchored by Home Depot and Target, and the space occupied by Home Depot and Target is not part of the collateral securing the Green Acres Whole Loan. The information relating to the Green Acres Property provided does not include any space occupied by Home Depot or Target, unless otherwise expressly stated.

Major Tenants. The three largest tenants based on sq. ft. are Macy's and Macy’s Men’s and Furniture, Walmart and SEARS, each of which is an anchor tenant.

Macy's and Macy’s Men’s and Furniture (390,503 sq. ft.; 18.8% of NRA, 1.9% of underwritten base rent, Moody’s/S&P/Fitch: Ba2/BB+/BBB-): Founded in 1858 and headquartered in New York, New York, Macy’s (“Macy's and Macy’s Men’s and Furniture”) is a department store chain with 510 locations as of the third-quarter of 2023. Macy’s occupies two separate anchor boxes at the Green Acres Property, a Macy’s and Macy’s Men’s and Furniture. Macy’s occupies 266,676 sq. ft. of the Green Acres Property (representing approximately $549,993 in underwritten base rent) and has an original commencement date of August 19, 1986 and a lease expiration date of August 18, 2026. Macy’s Men’s and Furniture occupies 123,827 sq. ft. of the Green Acres Property (representing approximately $475,000 in underwritten base rent) under a lease that has an original commencement date of July 1, 2004 and a lease expiration date of July 31, 2034.

Walmart (173,450 sq. ft.; 8.3% of NRA, 6.3% of underwritten base rent, Moody’s/S&P/Fitch: Aa2/AA/AA): Founded in 1962 and headquartered in Bentonville, Arkansas, Walmart is an international supermarket chain operating approximately 10,500 stores under 46 different banners in 24 countries. Walmart employs approximately 2.3 million people worldwide. Walmart has been a tenant at the Walmart Parcel since 2003 under a lease (representing approximately $3,463,189 in underwritten base rent) expiring on August 31, 2028. Walmart has two 5-year extension options remaining. Walmart is also temporarily occupying certain temporary space under a lease with an original commencement date of February 1, 2022 and a lease expiration date of January 31, 2023. No underwritten base rent or net rentable area is attributable to such temporary lease. Walmart owns the fee interest in the Walmart Parcel and ground leases such interest to the applicable borrower, which in turn leases the Walmart Parcel to Walmart as described above. See “Ground Lease” below.

SEARS (144,537 sq. ft.; 6.9% of NRA, 0.2% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR): The SEARS location at the Green Acres Property closed in April 2021. However, SEARS remains in control of its leased space and is obligated to pay full rent under the terms of the lease, which runs through October 31, 2028. Sears remains current on its rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26

2034 Green Acres Road Valley Stream, NY 11581	Collateral Asset Summary – Loan No. 1 Green Acres	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 54.5% 2.10x 13.0%

The following table presents certain information relating to the tenants (of which, certain tenants may have cotenancy provisions) at the Green Acres Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/S&P/Fitch)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(3)	% of Total U/W Base Rent(3)	Occupancy Cost(4)	Lease Expiration
Macy's and Macy’s Men’s and Furniture(5)(6)	Ba2/BB+/BBB-	390,503	18.8%	$2.62	1.9%	7.6%	Various(6)
Walmart(5)	Aa2/AA/AA	173,450	8.3	$19.97	6.3	NAV	8/31/2028
SEARS(5)(7)	NR/NR/NR	144,537	6.9	$0.86	0.2	NAV	10/31/2028
BJ's Wholesale Club(5)(8)	NR/BB+/NR	127,750	6.1	$30.38	7.1	5.1%	1/31/2027
KOHL'S(5)(7)	Ba2/BB+/BBB-	116,392	5.6	$17.61	3.8	NAV	1/31/2031
Shopper's World(5)	NR/NR/NR	72,795	3.5	$8.41	1.1	15.5%	7/31/2026
DICK'S Sporting Goods(5)	Baa3/BBB/NR	70,714	3.4	$34.65	4.5	29.4%	1/31/2027
Burlington(5)	NR/BB+/NR	61,837	3.0	$24.25	2.7	9.9%	1/31/2032
Primark(5)(9)	NR/NR/NR	49,069	2.4	$16.30	1.5	NAV	1/31/2034
Best Buy(5)	A3/BBB+/NR	44,400	2.1	$45.81	3.7	NAV	1/31/2027
Largest Tenants		1,251,447	60.1%	$14.34	32.9%
Remaining Occupied		781,377	37.5%	$46.90	67.1%
Total Occupied		2,032,824	97.7%	$26.85	100.0%
Vacant		48,462	2.3%
Total		2,081,286	100.0%
(1)	Based on the underwritten rent roll dated December 12, 2022.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	% of Total U/W Base Rent and U/W Base Rent Per Sq. Ft. include contractual rent steps through February 2024.
(4)	Occupancy Cost is as of the trailing 12-month period ending September 30, 2022 as provided by the tenants to the borrowers or estimated based on anecdotal information provided by the tenants to the borrowers.
(5)	The Green Acres Property has 11 anchor and major tenants (10 of which are shown in the table above). The 11 anchor and major tenants (including 24 Hour Fitness which is not shown in the table above) represent approximately 62.1% of net rentable area and approximately 35.3% of total U/W Base Rent.
(6)	Macy’s Men’s and Furniture occupies 123,827 sq. ft. of the Green Acres Property (representing approximately $475,000 in underwritten base rent) under a lease that has an original commencement date of July 1, 2004 and a lease expiration date of July 31, 2034, and Macy’s occupies 266,676 sq. ft. of the Green Acres Property (representing approximately $549,993 in underwritten base rent) and has an original commencement date of August 19, 1986 and a lease expiration date of August 18, 2026. Macy’s has one eight-year and eleven-month extension option remaining. Macy’s and Macy’s Men’s & Furniture are treated as a single tenant for the purposes of the number of tenants shown at the Green Acres Property.
(7)	KOHL’S and SEARS have vacated the leased premises. Each tenant remains in control of the leased space and is obligated to pay full rent under the terms of their respective lease.
(8)	Information in this table includes recently executed lease for a 5,000 sq. ft. fueling station that has an expected rent commencement date of September 1, 2023. We cannot assure you that the tenant will begin paying rent as expected or at all. $227,767 in gap rent was reserved for BJ’s Wholesale Club at origination.
(9)	The Primark tenant is expected to take occupancy in April 2023.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring(3)(4)	Total Expiring Sq. Ft.		% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft. (5)(6)	% U/W Base Rent Rolling(5)(6)	Cumulative % of U/W Base Rent(5)(6)
2023 & MTM	25	132,183		6.4	132,183	6.4%	40.71	9.9%	9.9%
2024	16	59,279		2.8	191,462	9.2%	55.74	6.1	15.9%
2025	23	103,199		5.0	294,661	14.2%	42.69	8.1	24.0%
2026	18	474,521		22.8	769,182	37.0%	18.62	16.2	40.2%
2027	21	317,183		15.2	1,086,365	52.2%	45.01	26.2	66.3%
2028	6	329,772		15.8	1,416,137	68.0%	13.68	8.3	74.6%
2029	7	18,831		0.9	1,434,968	68.9%	49.78	1.7	76.3%
2030	5	14,437		0.7	1,449,405	69.6%	87.14	2.3	78.6%
2031	6	165,348		7.9	1,614,753	77.6%	24.20	7.3	85.9%
2032	3	94,565		4.5	1,709,318	82.1%	24.37	4.2	90.2%
2033	3	24,165		1.2	1,733,483	83.3%	21.05	0.9	91.1%
2034 & Thereafter	7	264,497		12.7	1,997,980	96.0%	16.66	8.1	99.2%
Storage / Other(4)	98	34,844		1.7	2,032,824	97.7%	13.07	0.8	100.0%
Vacant	NAP	48,462		2.3%	2,081,286	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	238	2,081,28	6	100.0%			$26.85	100.0%
(1)	Based on the underwritten rent roll dated December 12, 2022.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	Macy’s Men’s & Furniture occupies 123,827 sq. ft. of the Green Acres Property (representing approximately $475,000 in underwritten base rent) under a lease that has an original commencement date of July 1, 2004 and a lease expiration date of July 31, 2034, and Macy’s occupies 266,676 sq. ft. of the Green Acres Property (representing
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

2034 Green Acres Road Valley Stream, NY 11581	Collateral Asset Summary – Loan No. 1 Green Acres	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 54.5% 2.10x 13.0%

approximately $549,993 underwritten base rent) and has an original commencement date of August 19, 1986 and a lease expiration date of August 18, 2026. Macy’s has one eight year and eleven-month extension option remaining.

(4)	The number of leases shown above include two leases delivered by Macy’s and Macy’s Men’s & Furniture and 98 storage and specialty, business development, or temporary leases that are not typical tenant leases and are short term in nature. The U/W Base Rent attributable to the storage leases is $455,564 and income attributable to the specialty, business development, or temporary leases is included in Other Commercial Income.
(5)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through February 2024 and percent in lieu revenue for Charlotte Russe, Famous Footwear, Forever 21 and H&M.
(6)	KOHL’S and SEARS have vacated the leased premises. Each tenant remains in control of the leased space and is obligated to pay full rent under the terms of their respective lease.

Environmental Matters. The Phase I environmental assessment at the Green Acres Property dated December 20, 2022 identified six recognized environmental conditions related to the following: (i) historical auto repair operations and an associated oil/water separator used at the Green Acres Property and reportedly removed, but for which no closure documentation is available, (ii) free product observed in a monitoring well at an adjacent property, (iii) three cases of petroleum impacts to soil and groundwater at adjacent properties, and (iv) a vapor migration concern identified in connection with the Green Acres Property’s long-term historic use of hazardous chemicals. See “Preliminary Prospectus—Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Green Acres Property is located in Valley Stream, New York, within the Nassau-Suffolk metropolitan division (the “Nassau-Suffolk MSA”). Main economic sectors within the Nassau-Suffolk MSA include the education and health services, transportation and utilities, trade and government sectors. The Nassau-Suffolk MSA’s largest employers include Northwell Health, Inc., Catholic Health System of Long Island, Inc., the County of Nassau, the United States Federal Government and the County of Suffolk.

The Green Acres Property is located in a densely populated commercial area on the border of Queens, New York along the major arterial Sunrise Highway, and approximately 5 miles from John F. Kennedy airport. The local area is comprised of retail and commercial buildings to the north, south and east, with industrial uses located to the west. Outside of local commercial districts, the area is developed with multifamily residential uses. The local area is accessed by Sunrise Highway, the Belt Parkway, and the Cross Island Parkway, all of which are arterials leading east to west. The Long Island Railroad has two stations within walking distance: the Rosedale and Valley Stream stations, which can be reached via the Jamaica, Far Rockaway, Long Beach, West Hempstead, and Babylon branches. According to the appraisal, approximately 60,000 cars pass the Green Acres Property daily.

According to the appraisal, the trade area for a retail center is between 5.0-25.0 miles in radius and consists of its top competitors, of which the primary trade area makes up between 55.0-65.0% of its sales and the secondary trade area makes up between 20.0-25.0%. According to the appraisal, the 2021 population in the primary-, secondary- and total trade area of the Green Acres Property was 438,195, 480,549 and 918,745, respectively. Additionally, for the same period, the average household income within the same areas was $108,258, $104,108 and $106,034, respectively.

According to the appraisal, the Green Acres Property is located within the Long Island retail market and the Hempstead retail submarket. As of the second quarter of 2022, the Long Island retail market contained approximately 24.1 million sq. ft. of retail space inventory with a vacancy rate of 8.6% and an average asking rental rate of $28.70 per sq. ft. The Hempstead retail submarket contained approximately 4.8 million sq. ft. of retail space with a vacancy rate of 6.2% and an average asking rental rate of $32.43 per sq. ft. as of the second quarter of 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

2034 Green Acres Road Valley Stream, NY 11581	Collateral Asset Summary – Loan No. 1 Green Acres	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 54.5% 2.10x 13.0%

The following table presents certain information relating to comparable retail centers for the Green Acres Property:

Comparable Anchor Retail Leases(1)
Property Name	Year Built / Renovated or Expanded	Total NRA (Sq. Ft.)	Total Occupancy	Distance to Subject	Sales Per Sq. Ft.	Anchor Tenants
Green Acres 2034 Green Acres Road Valley Stream, NY	1956, 2016 / 1982, 2006, 2007	2,081,286(2)	97.7%	NAP	$727.00(2)	Macy’s(2) Walmart(2) Dick’s Sporting Goods(2) BJ’s Wholesale Club(2) Primark(2) 24 Hour Fitness(2) Burlington(2) Best Buy(2) Shopper’s World(2) Target (non-collateral) Home Depot (non-collateral)
Roosevelt Field Mall 630 Old Country Road Garden City, NY	1956 / 1993, 1997	2,372,053	98.0%	7.7 miles	$1,165.00	Bloomingdale’s Bloomingdale’s Furniture Dick’s Sporting Goods JC Penney Macy’s Neiman Marcus Nordstrom Primark
Queens Center Mall(3) 90-15 Queens Boulevard Queens, NY	1973 / 2004	962,798	98.0%	9.1 miles	$1,721.00	H&M J.C. Penney Macy’s XXI Forever
Kings Plaza Shopping Center(3) 5100 Kings Plaza Brooklyn, NY	1969 / 2000	1,212,000	99.0%	11.1 miles	$804.00	Best Buy Burlington H&M Lowe’s Macy’s Primark Target XXI Forever Zara
Broadway Commons 358 Broadway Mall Hicksville, NY	1956 / 1995, 1999	1,234,450	89.0%	12.4 miles	$436.00	H&M IKEA Round One Target Showcase
(1)	Source: Appraisal, unless stated otherwise.
(2)	Based on the underwritten rent roll dated December 12, 2022.
(3)	The Queens Center Mall and Kings Plaza Shopping Center properties are both owned by the borrower sponsor of the Green Acres Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29

2034 Green Acres Road Valley Stream, NY 11581	Collateral Asset Summary – Loan No. 1 Green Acres	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 54.5% 2.10x 13.0%

Cash Flow Analysis.

Cash Flow Analysis
	2019	2020	2021	T-12 9/30/2022(1)	U/W(1)(2)	U/W Per Sq. Ft.
Rents in Place	$54,088,539	$49,202,740	$49,588,493	$49,664,599	$54,583,783	$26.23
Vacant Income(3)	0	0	0	0	3,360,780	1.61
Gross Potential Rent	$54,088,539	$49,202,740	$49,588,493	$49,664,599	$57,944,563	$27.84
Other Commercial Income(4)	3,268,004	2,784,950	3,769,123	4,016,903	4,039,298	1.94
Total Reimbursements	22,054,115	21,108,945	22,240,864	23,011,578	25,461,533	12.23
U/W Adjustments	0	0	0	0	339,465	0.16
Other Revenue(5)	769,425	102,602	95,907	180,781	23,686	0.01
Net Rental Income	$80,180,083	$73,199,237	$75,694,387	$76,873,861	$87,808,544	$42.19
Vacancy/Credit Loss(6)	(233,163)	(4,190,515)	1,209,488	112,688	(4,293,661)	(2.06)
Effective Gross Income	$79,946,920	$69,008,722	$76,903,875	$76,986,549	$83,514,884	$40.13
Total Expenses(7)	26,632,410	28,007,136	30,285,085	31,812,161	35,580,356	17.10
Net Operating Income	$53,314,510	$41,001,586	$46,618,790	$45,174,388	$47,934,528	$23.03
Capital Expenditures	0	0	0	0	455,855	0.22
TI/LC	0	0	0	0	1,113,906	0.54
Net Cash Flow(8)	$53,314,510	$41,001,586	$46,618,790	$45,174,388	$46,364,767	$22.28
(1)	T-12 9/30/2022 reflects the trailing 12-month period ending September 30, 2022. Underwritten Rents in Place are higher than T-12 9/30/2022 rents due to the inclusion of rent steps underwritten to the maximum increase per the tenants' contractual lease terms. Contractual rent steps are through February 2024.
(2)	Based on the underwritten rent roll dated December 12, 2022.
(3)	Vacant Income reflects the gross up of vacancy at average in-place rents.
(4)	Other Commercial Income includes overage / percentage rent, kiosk revenue, temporary revenue, specialty revenue and business development income.
(5)	Other Revenue reflects the borrowers’ in-place miscellaneous income.
(6)	The underwritten economic occupancy is 96.2%. The Green Acres Property was 97.7% leased based on the December 12, 2022 rent roll, including leases executed by the origination date of January 3, 2023.
(7)	The management fee is underwritten to reflect 3.0% of Effective Gross Income. Real estate taxes were underwritten based on the actual tax bills for all of the property tax parcels at the Green Acres Property (including the Walmart Parcel), inclusive of any tax reimbursements or expenses payable by the tenants and payment-in-lieu of taxes (“PILOT”) payable by the borrowers for 2022 under the related PILOT documents that are scheduled to expire on December 31, 2026, with one five-year extension period that requires Hempstead IDA (as defined below) approval. According to the appraisal, the tax benefits for 2023 under the PILOT documents are expected to be $15,365,892, and if the PILOT documents are not renewed in 2027, the total amount of real estate taxes payable by the borrowers is expected to increase by approximately $17.1 million in 2027. See “Payment in Lieu of Taxes” below.
(8)	The historical financial statements for years 2019-2022 do not include the borrowers’ actual income and expense for the following: lease termination income, bankruptcy settlements, GAAP adjustments for non-cash items, including the straight lining of rents, mark to market rent adjustments under SFAS 141, tenant interest and penalties, bad debt reserves and capitalized development costs (taxes, insurance, interest). Historical capital expenditures and leasing capital which includes tenant allowances, the borrowers’ construction cost for build-out of tenant spaces and leasing commissions, are also excluded.

Property Management. The Green Acres Property is managed by Macerich Property Management Company, LLC, an affiliate of the borrower sponsor.

Lockbox / Cash Management. The Green Acres Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within three business days after receipt. During the continuance of a Trigger Period (as defined below), all funds in the lockbox account are required to be swept on a weekly basis and on the second business day before each payment date to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described below, with any excess funds (i) to be deposited into the TI/LC Reserve, if the Trigger Period is caused by a Tenant Trigger Event (as defined below), or into an excess cash flow reserve account held by the lender as cash collateral for the Green Acres Whole Loan, if the Trigger Period is not solely caused by a Tenant Trigger Event, or if (ii) no Trigger Period is continuing, disbursed to borrowers.

A “Trigger Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a Low Debt Service Period (as defined below), or (iii) a Tenant Trigger Event. A Trigger Period will end (a) with respect to the matters described in clause (i) above, if the event of default has been waived by the lender, (b) with respect to the matters described in clause (ii) above, if a cure of the Low Debt Service Period occurs or the borrowers deliver additional collateral causing the debt service coverage ratio to equal 1.55x, or (c) with respect to matters described in clause (iii) above, a cure of the Tenant Trigger Event occurs.

A “Low Debt Service Period” will commence on any calculation date when the Green Acres Whole Loan debt service coverage ratio is less than 1.50x and end when the Green Acres Whole Loan debt service coverage ratio is at least 1.55x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

2034 Green Acres Road Valley Stream, NY 11581	Collateral Asset Summary – Loan No. 1 Green Acres	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 54.5% 2.10x 13.0%

A “Tenant Trigger Event” will occur if (i) two or more of BJ’s Wholesale Club, Dick’s Sporting Goods and Best Buy are subject to any Tenant Trigger Condition (as defined below), and/or (ii) Walmart is subject to any Tenant Trigger Condition. For purposes of determining whether a Tenant Trigger Event has occurred, (i) a tenant has not “gone dark”, where the subject tenant has ceased business in the subject space but has subleased all or a material portion of its premises to another operator that does not operate the premises for certain prohibited uses, (ii) pronouncements, press releases and similar “corporate statements” by a tenant of its intention with respect to operations at a particular store will not constitute a basis for asserting that a Tenant Trigger Event has occurred, and (iii) a change in use, the days or hours of operation, or the configuration of its store by a tenant will not, in and of itself, constitute “going dark” or ceasing to operate.

A “Tenant Trigger Condition” is if any applicable tenant (i) does not maintain an investment grade rating and “goes dark” for a period in excess of 120 consecutive days (excluding temporary vacancies for the purpose of repair, restoration or permitted alteration), (ii) provides written notice of its intent to not renew its lease, or (iii) does not provide notice of renewal prior to the required date.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) $4,068,135 for a reserve (the “TI/LC Reserve”) with respect to outstanding tenant improvement allowances and leasing commissions identified in a schedule to the related loan agreement and (ii) approximately $743,644 for a gap rent reserve (of which $227,767 is earmarked for the fourth largest tenant, BJ’s Wholesale Club).

Tax Escrows – During the continuance of a Trigger Period, or if the borrowers fail to deliver evidence taxes have been timely paid, the borrowers are required to escrow 1/12th of the annual estimated tax payments and, without duplication, PILOT payments on a monthly basis.

Insurance Escrows – During the continuance of a Trigger Period, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, except if the Green Acres Property is insured under a blanket policy meeting the requirements set forth in the related loan agreement (in which case, no insurance escrows will be required, notwithstanding the occurrence of a Trigger Period).

Replacement Reserves – During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area (excluding the Non-Collateral Square Footage (as defined below), any other tenant that is required to pay for all repairs and maintenance costs for its entire leased premises, roof and structural components, and the following tenants: (i) Advantage Toyota, (ii) Aldi, (iii) BJ’s Restaurant, (iv) BJ’s Wholesale Club, (v) Buffalo Wild Wings, (vi) Capital One, (vii) Citizen’s Bank, (viii) Hook & Reel, (ix) Olive Garden, (x) Red Lobster, (xi) SEARS, (xii) Sonic Drive-In, (xiii) South Shore Hyundai, (xiv) Vitamin Shoppe, (xv) Macy’s and (xvi) Walmart) multiplied by $0.25 and divided by 12 months. The monthly replacement reserve amount is estimated to be approximately $23,253. The borrowers are permitted to cease monthly deposits when the replacement reserve balance is equal to the sum of 24 monthly deposits, currently estimated to be $558,072. The tenants listed in clause (i) through (xvi) above collectively represent 46.4% of the NRA and 25.3% of U/W Base Rent.

Rollover Reserve – During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area (excluding the Non-Collateral Square Footage and, to the extent not causing or contributing to the cause of the applicable Trigger Period (including by way of paying reduced rent), Macy’s, Macy’s Mens & Furniture, Burlington, BJ’s Wholesale, Primark, Walmart, Kohl’s, Dick’s and Best Buy) multiplied by $1.00 and divided by 12 months. The monthly rollover reserve amount is estimated to be approximately $87,264. The borrowers are not required to make any monthly deposits when the rollover reserve balance is equal to the sum of 24 monthly deposits, currently estimated to be $2,094,342. The borrowers’ upfront deposit of approximately $743,644 with respect to gap rent is not included in the calculation of the rollover reserve balance for purposes of calculating the rollover reserve cap.

TI/LC Reserve– On each monthly payment date during the continuance of a Tenant Trigger Event, all excess cash flow after payment of debt service, operating expenses and other required escrows is required to be deposited in the TI/LC reserve until the amount in the reserve is equal to 12 months of the base rent payable under any applicable leases causing such Tenant Trigger Event. The borrowers have the right to deliver a letter of credit meeting the requirements of the Green Acres Whole Loan documents in lieu of depositing funds into the TI/LC Reserve.

“Non-Collateral Square Footage” means the square footage occupied by Target and Home Depot.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness. None. However, the borrowers are permitted to obtain property assessed clean energy (PACE) or similar loans in an aggregate amount up to $10 million without the consent of the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

2034 Green Acres Road Valley Stream, NY 11581	Collateral Asset Summary – Loan No. 1 Green Acres	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 54.5% 2.10x 13.0%

Partial Release. The borrowers may obtain a release of one or more Release Parcels (as defined below), subject to satisfaction of certain conditions including, but not limited to, (i) no event of default has occurred and is continuing, (ii) regardless of whether such release of the Release Parcel is successfully consummated, the borrowers pay to the lender a processing fee in the amount of $15,000, (iii) the remaining property constitutes a separate tax lot (or the borrowers have filed an application for a separate tax lot and the borrower sponsor guarantees the payment of taxes on the Release Parcel pending the final issuance of such separate tax lot), (iv) the borrowers certify to the lender that the remaining property with all easements appurtenant and other permitted encumbrances thereto will not, strictly as a result of such transfer, be in violation of certain reciprocal easement agreements, the Walmart Ground Lease (as defined below), the PILOT leases or any then applicable law, statute, rule or regulation and, (v) satisfaction of any REMIC release conditions and (vi) if required by the lender, delivery of a rating agency confirmation with respect to such release.

A ”Release Parcel” is a parcel on the Green Acres Property that is (a) non-income producing and unimproved for tenant occupancy and (b) the release of which does not have any adverse material effect.

Ground Lease. The fee interest in the Walmart Parcel is owned by Walmart, an anchor tenant at the Walmart Parcel. Valley Stream Green Acres LLC (“Valley Stream”), a borrower, owns the leasehold interest in the Walmart Parcel pursuant to a 36-year ground lease, dated as of February 22, 1989 (the “Walmart Ground Lease”), between Walmart, as ground lessor, and Valley Stream, as ground lessee. Valley Stream leased the Walmart Parcel back to Walmart. The term of the Walmart Ground Lease commenced on August 13, 1990 and expires August 12, 2026, with two additional six-year extension options. According to the estoppel delivered by Walmart (the “Ground Lease Estoppel”) and Valley Stream, the base rent under the Walmart Ground Lease is a fixed amount equal to $1,080,000 per annum ($90,000 per month) during the initial term of the Walmart Ground Lease as determined in accordance with the terms of the Walmart Ground Lease and $1,500,000 per annum ($125,000 per month) during the extension terms. In addition, Valley Stream is required to return to Walmart a certain amount of any percentage rents paid by Walmart under the space lease as part of the percentage ground lease rent. The Walmart Ground Lease contains standard leasehold mortgagee protections including notice and cure rights and the right to enter into a new ground lease in the event of termination of the Walmart Ground Lease (including rejection of the Walmart Ground Lease in bankruptcy). Pursuant to the Ground Lease Estoppel, Walmart agreed not to amend or modify the ground lease without the lender’s consent.

Payment in Lieu of Taxes. Both Green Acres (excluding the Walmart Parcel) and Green Acres Commons benefit from 10-year tax abatements pursuant to respective payment-in-lieu of taxes agreements dated May 1, 2015 (the “PILOT Agreements”), between the borrowers and the Town of Hempstead Industrial Development Agency (the “Hempstead IDA”), which expire on December 31, 2026, with one five-year extension period that requires Hempstead IDA approval. In connection with the PILOT Agreements, the borrowers lease portions of the Green Acres Property (excluding the Walmart Parcel) to the Hempstead IDA pursuant to the master leases, and the Hempstead IDA subleases such portions of the Green Acres Property (excluding the Walmart Parcel) back to the borrowers. Such leases will be terminated upon the termination of the PILOT Agreements. Pursuant to the terms of the PILOT Agreements and the related leases, the borrowers are obligated to, among other things, (i) comply with certain full-time employment commitments and (ii) in exchange for certain exemptions from property taxes on real and personal property, make annual payment-in-lieu of taxes payments for the 2016 through the 2026 tax years. A failure of the borrowers to comply with the PILOT Agreements may result in an early termination of the PILOT Agreements or a return of certain tax benefits received by the borrowers to the Hempstead IDA. Total annual payment-in-lieu of taxes payments payable by the borrowers commenced at $14,140,000 and increased to $15,400,000 during the fourth and fifth tax abatement years, and are equal to $16,300,000 during the second five tax abatement years. According to the appraisal, the borrowers are expected to receive a tax benefit of approximately $15,365,892 in total under the PILOT Agreements in 2023 assuming that the borrowers comply with the terms of the PILOT Agreements and the leases.  Taxes were underwritten to the 2022 actual tax bills for the Green Acres Property, inclusive of the annual payment-in-lieu of taxes payments for 2022. According to the appraisal, if the PILOT documents are not renewed in 2027, the total amount of real estate taxes payable by the borrowers is expected to increase by approximately $17.1 million in 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Various, Various	Collateral Asset Summary – Loan No. 2 Brandywine Strategic Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 39.7% 2.80x 18.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

Various, Various	Collateral Asset Summary – Loan No. 2 Brandywine Strategic Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 39.7% 2.80x 18.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34

Various, Various	Collateral Asset Summary – Loan No. 2 Brandywine Strategic Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 39.7% 2.80x 18.0%
Mortgage Loan Information
Loan Seller:	Barclays, CREFI
Credit Assessment (Fitch/KBRA/Moody’s)(11):	BBB-sf / A-(sf) / Aa2(sf)
Loan Purpose:	Recapitalization
Borrower Sponsor:	Brandywine Operating Partnership, L.P.
Borrowers(1):	Various
Original Balance(2):	$75,000,000
Cut-off Date Balance(2):	$75,000,000
% by Initial UPB:	9.8%
Interest Rate:	5.87500%
Payment Date:	6th of each month
First Payment Date:	March 6, 2023
Maturity Date:	February 6, 2028
Amortization:	Interest Only
Additional Debt(2):	$170,000,000 Pari Passu Debt
Call Protection:	L(25),YM1(28),O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement Reserves:	$0	Springing	NAP
TI/LC:	$0	Springing	NAP
Other(4):	$26,278,905	Springing	NAP
Property Information
Single Asset / Portfolio:	Portfolio of 7 properties
Property Type:	Office
Collateral(5):	Fee / Leasehold
Location:	Various
Year Built / Renovated(5)(6):	Various / Various
Total Sq. Ft.:	1,443,002
Property Management:	Self-Managed
Underwritten NOI(7):	$44,105,588
Underwritten NCF:	$40,858,833
Appraised Value(8):	$617,200,000
Appraisal Date(8):	Various

Historical NOI(7)
Most Recent NOI:	$29,521,698 (T-12 November 30, 2022)
2021 NOI:	$27,577,620 (December 31, 2021)
2020 NOI:	$23,449,062 (December 31, 2020)
2019 NOI:	$19,669,791 (December 31, 2019)

Historical Occupancy(9)
Most Recent Occupancy:	98.1% (Various)(10)
2021 Occupancy:	96.7% (December 31, 2021)
2020 Occupancy:	93.7% (December 31, 2020)
2019 Occupancy:	88.5% (December 31, 2019)
Financial Information(2)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$75,000,000
Pari Passu Notes	170,000,000
Whole Loan	$245,000,000	$170 / $170	39.7% / 39.7%	3.02x / 2.80x	18.0% / 16.7%	18.0% / 16.7%
(1)	The borrowers of the Brandywine Strategic Office Portfolio Whole Loan (as defined below) are 405 Colorado Holdings LP, BDN Four Points Land LP, Brandywine 3025 Market, LP, Brandywine Metroplex, L.P., BDN 1900 Market Owner LLC, BDN 500 North Gulph Owner LLC and BDN 933 First Avenue Owner LLC.
(2)	The Brandywine Strategic Office Portfolio Loan (as defined below) is part of a whole loan evidenced by thirteen pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $245.0 million. The financial information in the chart above reflects the Cut-off Date Balance of the Brandywine Strategic Office Portfolio Whole Loan.
(3)	See “Initial and Ongoing Reserves” herein.
(4)	Other initial reserves consist of (a) $23,692,032.03 in outstanding tenant improvement and leasing commissions, $11,039,869.45 of which was delivered in the form of letters of credit, (b) $1,044,971 in free rent obligations (c) $1,376,789.42 in gap rent obligations and (d) $165,112.50 in required repairs reserves. Other ongoing reserves consist of a springing ground rent reserve.
(5)	The Brandywine Strategic Office Portfolio Whole Loan is secured by the borrower’s fee simple or leasehold interests in seven office buildings, that were built between 1953 and 2021.
(6)	Three of the Brandywine Strategic Office Portfolio Properties were renovated between 2015 and 2020. See “Portfolio Summary” table herein.
(7)	The increase between Underwritten NOI and Historical NOI is due in part to the completion of construction of the 401-405 Colorado Property in 2021. The majority of leases at the 401-405 Colorado Property commence in the second half of 2022 and 2023.
(8)	The Appraised Value reflects the portfolio value of the Brandywine Strategic Office Portfolio (as defined below) and includes a 4.15% premium compared to the aggregate appraised value of the individual Brandywine Strategic Office Portfolio Properties, which is $592,600,000 as of the January 12, 2023 appraisal date per the individual appraisals dated between November 2, 2022 and November 4, 2022, and results in an LTV of 41.3%.
(9)	Construction of the 401-405 Colorado Property was completed in 2021 and has been excluded from 2021, 2020 and 2019 Occupancy calculations.
(10)	Occupancy date is December 21, 2022 for the 401-405 Colorado Property, 1900 Market Property, The Bulletin Building Property and Metroplex – PA Property and February 6, 2023 for the remainder of the Brandywine Strategic Office Portfolio Properties.
(11)	Fitch, KBRA and Moody’s provided the listed assessments for the Brandywine Strategic Office Portfolio Loan in the context of its inclusion in the mortgage pool.

The Loan. The mortgage loan (the “Brandywine Strategic Office Portfolio Loan”) is part of a whole loan (the “Brandywine Strategic Office Portfolio Whole Loan”) comprised of thirteen pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $245.0 million, secured by a first mortgage encumbering the borrowers’ fee simple or leasehold interests in a portfolio of seven office properties totaling approximately 1,443,002 sq. ft., located in the Philadelphia and Austin office markets (each a “Brandywine Strategic Office Portfolio Property” and collectively, the “Brandywine Strategic Office Portfolio” or the “Brandywine Strategic Office Portfolio Properties”). The Brandywine Strategic Office Portfolio Loan, evidenced by the controlling Note A-1-1 and the non-controlling Note A-9 and Note A-11-1, with an aggregate outstanding principal balance as of the Cut-off Date of $75.0 million, are being contributed to the FIVE 2023-V1 securitization trust. The remaining notes evidencing the Brandywine Strategic Office Portfolio Whole Loan have been or are expected to be contributed to one or more future securitization trusts or may otherwise be transferred at any time. The Brandywine Strategic Office Portfolio Whole Loan was co-originated by Barclays Capital Real Estate Inc. (“Barclays”), Bank of America, N.A. (“Bank of America”), Wells Fargo Bank, National Association (“Wells Fargo”) and Citi Real Estate Funding Inc. (“CREFI”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Various, Various	Collateral Asset Summary – Loan No. 2 Brandywine Strategic Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 39.7% 2.80x 18.0%

The Brandywine Strategic Office Portfolio Whole Loan has an initial term of 60 months and has a remaining term of 60 months as of the Cut-off Date. The Brandywine Strategic Office Portfolio Whole Loan requires interest-only payments during its entire term and accrues interest at a rate of 5.87500% per annum.

The following table summarizes the promissory notes that comprise the Brandywine Strategic Office Portfolio Whole Loan. The relationship between the holders of the Brandywine Strategic Office Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1(1)	$47,000,000	$47,000,000	FIVE 2023-V1	Yes
A-1-2(2)	23,000,000	23,000,000	Barclays	No
A-2(2)	15,750,001	15,750,001	Barclays	No
A-3(2)	25,000,000	25,000,000	Bank of America	No
A-4(2)	18,083,333	18,083,333	Bank of America	No
A-5(2)	10,000,000	10,000,000	Bank of America	No
A-6(2)	25,000,000	25,000,000	Wells Fargo	No
A-7(2)	18,083,333	18,083,333	Wells Fargo	No
A-8(2)	10,000,000	10,000,000	Wells Fargo	No
A-9(1)	20,000,000	20,000,000	FIVE 2023-V1	No
A-10(2)	20,000,000	20,000,000	CREFI	No
A-11-1(1)	8,000,000	8,000,000	FIVE 2023-V1	No
A-11-2(2)	5,083,333	5,083,333	CREFI
Whole Loan	$245,000,000	$245,000,000

(1) Barclays is contributing Note A-1-1 and CREFI is contributing Notes A-9 and A-11-1.

(2) The related notes are expected to be contributed to one or more future securitizations or otherwise transferred at any time.

The Brandywine Strategic Office Portfolio Properties were previously unencumbered and proceeds from the Brandywine Strategic Office Portfolio Whole Loan were used to fund $26,278,905 of upfront reserves and pay for $9,282,874 of origination costs. The remaining proceeds are expected to be used by the borrower sponsor for corporate purposes. The borrower sponsor’s total cost basis in the Brandywine Strategic Office Portfolio Properties as of September 30, 2022 is approximately $415,499,641.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$245,000,000	100.0%	Return of Equity	$209,438,221	85.5%
			Upfront Reserves(1)	26,278,905	10.7%
			Closing Costs	9,282,874	3.8%

Total Sources	$245,000,000	100.0%	Total Uses	$245,000,000	100.0%
(1)	Includes a reserve of $23,692,032.03 in connection with outstanding tenant improvement and leasing commissions, $11,039,869.45 of which was delivered in the form of letters of credit.

The Borrowers and the Borrower Sponsor. The borrowers of the Brandywine Strategic Office Portfolio Whole Loan are 405 Colorado Holdings LP, BDN Four Points Land LP, Brandywine 3025 Market, LP, Brandywine Metroplex, L.P., BDN 1900 Market Owner LLC, BDN 500 North Gulph Owner LLC and BDN 933 First Avenue Owner LLC, each a Delaware limited partnership, Pennsylvania limited partnership or Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Brandywine Strategic Office Portfolio Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is Brandywine Operating Partnership, L.P., which is owned and controlled by Brandywine Realty Trust (“BRT”). BRT (NYSE: BDN / S&P: BBB-) is one of the largest publicly traded, full-service integrated real estate companies in the United States with a market capitalization of approximately $1.0 billion. Organized as a real estate investment trust, BRT owns, develops, leases and manages a portfolio of 164 urban, town center and transit-oriented properties totaling 23.0 million sq. ft. as of September 30, 2022, with a core focus in the Philadelphia, Austin and Washington, DC markets (excluding assets held for sale). BRT has completed over 6.3 million sq. ft. of ground-up new development in the Philadelphia market, with over 8 million additional sq. ft. in the pipeline. Nearly 15 years ago, BRT entered the Austin market with the acquisition of Prentiss Properties and has since expanded its portfolio to nearly 4 million sq. ft. In addition, BRT is currently developing a 66-acre master-planned, mixed-use community known as Uptown ATX in North Central Austin, Texas.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

Various, Various	Collateral Asset Summary – Loan No. 2 Brandywine Strategic Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 39.7% 2.80x 18.0%

The Properties. The Brandywine Strategic Office Portfolio consists of the fee (five of the Brandywine Strategic Office Portfolio Properties, 66.1% of net rentable area (“NRA”)) and leasehold (two of the Brandywine Strategic Office Portfolio Properties, 33.9% of NRA) interests in seven office properties totaling 1,443,002 sq. ft. located in the Philadelphia (five of the Brandywine Strategic Office Portfolio Properties, 74.3% of NRA) and Austin (two of the Brandywine Strategic Office Portfolio Properties, 25.7% of NRA) office markets. The Brandywine Strategic Office Portfolio Properties were built or renovated, on average, in 2018 and five of the Brandywine Strategic Office Portfolio Properties (60.0% of NRA) were built or renovated in 2017 or later.

BRT was involved with the construction and development of four of the Brandywine Strategic Office Portfolio Properties, the Metroplex - PA Property, the 933 First Avenue Property, the Four Points Centre 3 Property and the 401-405 Colorado Property, which were completed between 2007 and 2021 and have a combined cost basis of approximately $214.1 million as of September 30, 2022. The remaining three Brandywine Strategic Office Portfolio Properties, the 500 North Gulph Property, the 1900 Market Property and The Bulletin Building Property (the “Acquisition Properties”) were acquired by BRT in 1996, 2012 and 2017, respectively, for a combined cost of approximately $55.9 million. Following the acquisitions, BRT invested in the Acquisition Properties, renovating each between 2015 and 2020. As of September 30, 2022, BRT’s cost basis of the Acquisition Properties was approximately $201.4 million, implying an investment since acquisition of approximately $145.5 million or 2.6 times BRT’s initial investment.

As of the December 21, 2022 rent roll, the Brandywine Strategic Office Portfolio was 98.1% leased. Four of the Brandywine Strategic Office Portfolio Properties are 100.0% leased and no Brandywine Strategic Office Portfolio Property is less than 90.1% leased. No tenant outside of the top three tenants at the Brandywine Strategic Office Portfolio represents more than 7.7% of NRA or 7.8% of U/W Base Rent. 39.7% of leases by U/W Base Rent have or will commence after March 2020. The Brandywine Strategic Office Portfolio has a weighted average (by U/W Base Rent) remaining lease term of 9.1 years. Additionally, 5.2% of U/W Base Rent and 6.0% of NRA expire during the Brandywine Strategic Office Portfolio Whole Loan term and no more than 4.4% of NRA or 3.0% of U/W Base Rent expires during any one year during the same period.

Investment grade companies or their subsidiaries account for 57.8% of U/W Base Rent across the Brandywine Strategic Office Portfolio, including five of the top ten tenants accounting for 62.9% of top ten U/W Base Rent. In addition to investment grade companies and their subsidiaries, the Brandywine Strategic Office Portfolio is leased to a diverse mix of legal, tech and financial services tenants including SailPoint Technologies, Inc. (9.0% of U/W Base Rent) and Bain & Company, Inc. (4.7% of U/W Base Rent).

The following table presents detailed information with respect to each of the Brandywine Strategic Office Portfolio Properties:

Portfolio Summary
Property Name	City, State	Year Built / Renovated	Sq. Ft.(1)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value(2)	% of Appraised Value	U/W NOI	% of U/W NOI
401-405 Colorado	Austin, TX	2021 / NAP	205,803	$62,688,000	25.6%	$138,000,000	23.3%	$10,232,483	23.2%
1900 Market	Philadelphia, PA	1981 / 2015	456,922	61,703,000	25.2	159,100,000	26.8	$11,762,099	26.7
The Bulletin Building	Philadelphia, PA	1953 / 2018-2020	282,709	49,429,000	20.2	113,100,000	19.1	$7,970,910	18.1
Four Points Centre 3	Austin, TX	2019 / NAP	164,818	23,044,000	9.4	67,800,000	11.4	$4,619,849	10.5
500 North Gulph	King of Prussia, PA	1979 / 2019	100,820	16,121,000	6.6	38,100,000	6.4	$3,315,752	7.5
Metroplex - PA	Plymouth Meeting, PA	2007 / NAP	120,877	16,055,000	6.6	38,600,000	6.5	$2,976,914	6.7
933 First Avenue	King of Prussia, PA	2017 / NAP	111,053	15,960,000	6.5	37,900,000	6.4	$3,227,580	7.3
Total			1,443,002	$245,000,000	100.0%	$617,200,000	100.0%	$44,105,588	100.0%
(1)	As of the December 21, 2022 rent roll.
(2)	The Appraised Value reflects the portfolio value of the Brandywine Strategic Office Portfolio and includes a 4.15% premium compared to the aggregate appraised value of the Brandywine Strategic Office Portfolio Properties, which is $592,600,000 per the individual appraisals dated between November 2, 2022 and November 4 2022, and results in an LTV of 41.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

Various, Various	Collateral Asset Summary – Loan No. 2 Brandywine Strategic Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 39.7% 2.80x 18.0%

Tenant Summary.

Tenant Summary(1)
Tenant	Property	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(3)	% of Total U/W Base Rent(3)	Lease Expiration
Independence Blue Cross, LLC	1900 Market	Baa2 / BBB / A	227,974	15.8%	$35.94	16.0%	4/16/2034
Spark Therapeutics, Inc.	The Bulletin Building	Aa2 / AA / AA	183,208	12.7	38.32	13.7	12/31/2033(4)
SailPoint Technologies, Inc.	Four Points Centre 3	NR / NR / NR	164,818	11.4	28.03	9.0	4/30/2029
Worldwide Insurance Services, LLC	933 First Avenue	NR / NR / NR	111,053	7.7	35.95	7.8	5/31/2029
CSL Behring L.L.C.	500 North Gulph	A3 / NR / A-	100,820	7.0	38.68	7.6	1/31/2031(5)
Bill Me Later, Inc.	Metroplex - PA	A3 / A- / A-	99,512	6.9	38.27	7.4	1/31/2031(6)
Bain & Company, Inc.	401-405 Colorado	NR / NR / NR	50,423	3.5	47.74	4.7	11/30/2034
JPMorgan Chase Bank, National Association	401-405 Colorado	A1 / AA- / A-	45,100	3.1	48.18	4.2	12/31/2032
1900 Market Street Tenant LLC dba WeWork	1900 Market	NR / NR / NR	56,050	3.9	35.40	3.9	11/30/2037
Pennoni Associates Inc.	1900 Market	NR / NR / NR	55,846	3.9	32.11	3.5	3/31/2029
Ten Largest Tenants			1,094,804	75.9%	$36.44	78.0%
Remaining Tenants			320,559	22.2	35.16	22.0
Total Occupied			1,415,363	98.1%	$36.15	100.0%
Vacant			27,639	1.9
Total / Wtd. Avg.			1,443,002	100.0%
(1)	Based on the underwritten rent roll dated December 21, 2022.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Includes contractual rent steps through January 31, 2024.
(4)	Spark Therapeutics, Inc. has one termination option exercisable by December 31, 2028 with 30 months’ notice (24 months’ notice if occupying less than three full floors) and the payment of unamortized TI/LC costs with respect to the portion of the space terminated.
(5)	CSL Behring L.L.C. (“CSL Behring”) has an early termination option exercisable as of July 31, 2028 with 24 months’ notice and the payment of unamortized TI/LC costs. CSL Behring is in the process of assigning its lease to UGI Corporation. In connection with the assignment, the BRT and CSL Behring are in the process of negotiating an amendment to CSL Behring’s lease which would extend the lease term for an additional 87 months, to April 2038 and remove the termination option. CSL Behring’s lease has not been assigned and the amendment has not been executed and as such, these terms were not included in the underwriting analysis. We cannot assure you that amendment to or assignment of CSL Behring’s lease will be executed as expected or at all.
(6)	Bill Me Later, Inc. has a termination option exercisable by September 30, 2027 with 12 months’ notice (15 months if terminating the entirety of the premises) and the payment of a termination fee.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(3)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent(3)
2023 & MTM	3	2,167	0.2%	2,167	0.2%	$0.00	0.0%	0.0
2024	1	1,178	0.1%	3,345	0.2%	58.82	0.1	0.1
2025	1	3,925	0.3%	7,270	0.5%	40.68	0.3	0.4
2026	2	15,964	1.1%	23,234	1.6%	56.33	1.8	2.2
2027	2	63,707	4.4%	86,941	6.0%	23.89	3.0	5.2
2028	2	12,993	0.9%	99,934	6.9%	36.19	0.9	6.1
2029	3	331,717	23.0%	431,651	29.9%	31.37	20.3	26.4
2030	3	40,269	2.8%	471,920	32.7%	36.50	2.9	29.3
2031	4	231,664	16.1%	703,584	48.8%	39.94	18.1	47.4
2032	3	67,137	4.7%	770,721	53.4%	47.84	6.3	53.7
2033	5	233,043	16.1%	1,003,764	69.6%	40.11	18.3	71.9
2034 & Thereafter	11	411,599	28.5%	1,415,363	98.1%	34.88	28.1	100.0
Vacant(4)	NAP	27,639	1.9%	1,443,002	100.0%	NAP	NAP	NAP
Total	40	1,443,002	100.0%			$36.15	100.0%
(1)	Based on the underwritten rent roll dated December 21, 2022.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	Includes contractual rent steps through January 31, 2024.
(4)	Includes 5,543 sq. ft. of “variance square feet” used by BRT to maintain consistent square footage at the Brandywine Strategic Office Portfolio Properties, for which no U/W Base Rent was attributed. All tenants with no sq. ft. or no U/W Base Rent are considered vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38

Various, Various	Collateral Asset Summary – Loan No. 2 Brandywine Strategic Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 39.7% 2.80x 18.0%

Major Tenants. Independence Blue Cross, LLC (“Independence Blue Cross”), (227,974 sq. ft.; 15.8% of NRA; 16.0% of U/W Base Rent) is a health insurance company in southeastern Pennsylvania, serving eight million people nationwide. Independence Blue Cross is an independent licensee of the Blue Cross Blue Shield Association, a federation of 34 independent and locally operated companies. Independence Blue Cross offers coverage for national businesses, large employer groups and small businesses as well as Medicare supplemental and Medicare Advantage products, Medicaid and vision and dental coverage. Independence Blue Cross is a subsidiary of Elevance Health, Inc. (formerly Anthem, Inc., NYSE: ELV). Elevance Health Inc. is the largest insurer in the U.S. by medical membership, with approximately 47.2 million members. Elevance Health Inc. was ranked 20th on the 2022 Fortune 500 and is rated Baa2 / BBB / A by Moody’s, Fitch and S&P, respectively. Independence Blue Cross leases space at the 1900 Market Property, across the street from its headquarters at 1901 Market Street under a lease that expires in April 2034 with no termination options.

Spark Therapeutics, Inc. (“Spark”) (183,208 sq. ft.; 12.7% of NRA; 13.7% of U/W Base Rent) is a developer of gene therapy treatments for genetic diseases including blindness, hemophilia, lysosomal storage disorders and neurodegenerative diseases. Founded in 2013, Spark’s investigational therapies have the potential to provide long lasting effects in patients with conditions where no, or only palliative, therapies exist. In 2019, Spark was acquired by Swiss pharmaceutical company Roche in a transaction worth approximately $4.8 billion. Roche is one of the world’s largest biotech companies with a market capitalization of over $250 billion and is rated Aa2 / AA / AA by Moody’s, Fitch and S&P respectively. Spark leases space at The Bulletin Building Property for a mix of office and lab uses under a lease that expires in December 2033 with one termination option exercisable by December 31, 2028 with 30 months’ notice (24 months’ notice if occupying less than three full floors) and the payment of a termination fee.

SailPoint Technologies, Inc. (“SailPoint”) (164,818 sq. ft.; 11.4% of NRA; 9.0% of U/W Base Rent) is an enterprise security technology firm focused on identity and access management. SailPoint utilizes AI and machine learning to provide identity security solutions to over 38 million identities and 43% of Fortune 500 companies. SailPoint has over 2,400 global employees and operates in 155 countries. In 2022, SailPoint was acquired by Thoma Bravo, one of the largest private equity firms in the world with more than $114 billion in assets under management as of March 31, 2022. SailPoint leases the entirety of the Four Points Centre 3 Property as its global headquarters under a lease that expires in April 2029 with no termination options.

Worldwide Insurance Services, LLC (“Worldwide Insurance”) (111,053 sq. ft.; 7.7% of NRA; 7.8% of U/W Base Rent) offers a variety of travel medical insurance across the United States under the HTH Worldwide brand. Founded in 1997, Worldwide Insurance helps travelers and expatriates to identify, access and pay for healthcare. Worldwide Insurance is rated A- (excellent) by AM Best Company and offers members access to contracted physicians in more than 180 countries. Worldwide Insurance leases the entirety of the 933 First Avenue Property as its corporate headquarters on a lease that expires May 2029 with no termination options.

CSL Behring L.L.C. (“CSL Behring”) (100,820 sq. ft.; 7.0% of NRA; 7.6% of U/W Base Rent) is a plasma-based biotech company which serves as the biotherapies and rare disease division of CSL Limited (Moody’s / Fitch / S&P: A3 / NR / A-). CSL Behring employs over 1,700 research and development employees around the world to progress into multiple new disease areas across its five therapeutic areas and three scientific platforms. In the last five years, CSL Behring has invested $4.1 billion in research and development investments to advance its product pipeline. CSL Behring leases the entirety of the 500 North Gulph Property, near its headquarters in King of Prussia, Pennsylvania, under lease that expires in January 2031 with one termination option exercisable on July 31, 2028 with 24 months’ notice and the payment of a termination fee.

CSL Behring is in the process of assigning its lease to UGI Corporation (NYSE: UGI), a natural gas and electric power distribution company headquartered in King of Prussia, Pennsylvania. In connection with the assignment, the BRT and CSL Behring are in the process of negotiating an amendment to CSL Behring’s lease which would extend the lease term for an additional 87 months, to April 2038 and remove the termination option. CSL Behring’s lease has not been assigned and the amendment has not been executed and as such, these terms were not included in the underwriting analysis. We cannot assure you that the amendment to and assignment of CSL Behring’s lease will be executed as expected or at all.

Environmental Matters. According to Phase I environmental reports dated between November 8, 2022 and November 15, 2022, there are no recognized environmental conditions with recommendations for further action at the Brandywine Strategic Office Portfolio.

The Markets. The Brandywine Strategic Office Portfolio Properties are located in the Philadelphia (five of the Brandywine Strategic Office Portfolio Properties, 74.3% of NRA) and Austin (two of the Brandywine Strategic Office Portfolio Properties, 25.7% of NRA) office markets.

According to the appraisal, the Philadelphia office market has been stable over the past ten years, with a balance in prevailing office supply and demand conditions. Over this time period, there was a moderate decrease in the vacancy rate (0.5% change) and considerable increase in the average asking rent (26.9% change).

The appraisal notes three distinctive trends over the past ten years: the three-year period from 2012 to 2014 was highlighted with a slightly increased supply, positive absorption, a moderate decrease in vacancy rates and an increase in asking rent in the market. From 2015 to 2017, the market saw slightly increased supply, positive absorption, a moderate decrease of vacancy rates and a considerable increase in asking rents. Finally, from 2018-2021, the market saw increase supply, slightly positive absorption, a 1.5% increase in vacancy rates

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Various, Various	Collateral Asset Summary – Loan No. 2 Brandywine Strategic Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 39.7% 2.80x 18.0%

and 16.9% increase in asking rents. As of the third quarter of 2022, vacancy rates and asking rents stand at 9.1% and $26.28 per sq. ft., respectively.

According to the appraisal, the five Brandywine Strategic Office Portfolio Properties located in the Philadelphia Market are spread across four submarkets which are summarized in the table below.

Philadelphia Submarkets(1)
Property Name	Submarket	NRA (Sq. Ft.)(2)	% of Total Portfolio NRA(2)	Submarket Vacancy	Submarket Rent	Appraiser Concluded Market Rent	U/W In-Place Base Rent per Sq. Ft.(2)	In-Place Vacancy(2)
1900 Market	Market Street West	456,922	31.7%	12.8%	$32.35	$36.00	$35.61	0.0%
The Bulletin Building	University City	282,709	19.6	5.7%	$26.05	$33.30(3)	$30.99	2.7%
Metroplex - PA	Plymouth Meeting/Blue Bell	120,877	8.4	15.0%	$26.65	$36.50	$34.48	9.9%
933 First Avenue	King of Prussia/Wayne	111,053	7.7	17.0%	$30.65	$35.00	$35.95	0.0%
500 North Gulph	King of Prussia/Wayne	100,820	7.0	17.0%	$30.65	$36.00	$38.68	0.0%
Total / Wtd. Avg.		1,072,381	74.3%	12.0%	$29.71	$35.24	$34.59	1.8%
(1)	Source: Appraisal unless otherwise noted.
(2)	Source: U/W Rent Roll dated December 21, 2022. U/W In-Place Base Rent per Sq. Ft. includes contractual rent steps through January 31, 2024.
(3)	Weighted average of appraisal concluded market rent for Office – Lab space ($40.00 per sq. ft.) and Office – LL space ($15.00 per sq. ft.).

According to the appraisal, the Austin office market was strong over the past ten years, with a significant increase in market inventory of 26.2% coupled with a moderate increase in vacancy rates (2.0% change) and a considerable increase in asking average rent (54.9% change).

The appraisal notes three distinctive trends in the Austin office market over the past ten years. In the four years from 2012 to 2015, there was a significant increase in supply along with significant absorption, a decrease in vacancy rates and a considerable increase in asking rents. The next three year period from 2016 to 2018 again saw a significant increase in supply, significant positive absorption and a moderate decrease in vacancy rates along with considerable increase in asking rent levels. The most recent three year period from 2019 to 2021 featured significantly increased supply, positive absorption, a 4.6% increase in vacancy rates and a 10.4% increase in asking rent levels. As of third quarter of 2022, vacancy rates and asking rents stand at 13.7% and $40.60 per sq. ft., respectively.

According to the appraisal, the two Brandywine Strategic Office Portfolio Properties in the Austin Market are located in two submarkets which are summarized in the table below.

Austin Submarkets(1)
Property Name	Submarket	NRA (Sq. Ft.)(2)	% of Total Portfolio NRA(2)	Submarket Vacancy	Submarket Rent	Appraiser Concluded Market Rent	U/W In-Place Base Rent per Sq. Ft.(2)	In-Place Vacancy(2)
401-405 Colorado	CBD	205,803	14.3%	1.7%	$37.78	$46.00	$45.92	4.0%
Four Points Centre 3	Far Northwest	164,818	11.4	8.8%	$32.52	$28.00	$28.03	0.0%
Total / Wtd. Avg.		370,621	25.7%	4.9%	$35.44	$38.00	$37.96	2.2%
(1)	Source: Appraisal unless otherwise noted.
(2)	Source: U/W Rent Roll dated December 21, 2022. U/W In-Place Base Rent Per Sq. Ft. includes contractual rent steps through January 31, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Various, Various	Collateral Asset Summary – Loan No. 2 Brandywine Strategic Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 39.7% 2.80x 18.0%

Cash Flow Analysis.

Cash Flow Analysis(1)(2)
	2019	2020	2021	T-12 11/30/2022	U/W	U/W per Sq. Ft.
Base Rent	$27,601,116	$30,890,803	$35,738,815	$39,157,903	$48,466,798	$33.59
Rent Steps(3)	0	0	0	0	1,964,958	1.36
Straight-Line Rent(4)	0	0	0	0	730,081	0.51
Expense Reimbursements	5,855,685	6,828,704	7,867,805	9,591,402	15,131,339	10.49
Vacant Income	0	0	0	0	1,227,944	0.85
Gross Potential Rent	$33,456,801	$37,719,507	$43,606,620	$48,749,305	$67,521,121	$46.79
Miscellaneous Income	81,801	126,828	200,423	88,972	89,701	0.06
Parking Income	0	0	0	931,443	1,562,015	1.08
In-Place Vacancy	0	0	0	0	(1,227,944)	(0.85)
Effective Gross Income	$33,538,602	$37,846,335	$43,807,043	$49,769,720	$67,944,892	$47.09
Ground Rent(5)	0	0	328,740	335,982	328,740	0.23
Other Operating Expenses	13,868,811	14,397,273	15,900,683	19,912,040	23,510,564	16.29
Total Expenses	$13,868,811	$14,397,273	$16,229,423	$20,248,022	$23,839,304	$16.52
Net Operating Income	$19,669,791	$23,449,062	$27,577,620	$29,521,698	$44,105,588	$30.57
Capital Expenditures	0	0	0	0	360,751	0.25
TI / LC	0	0	0	0	2,886,004	2.00
Net Cash Flow	$19,669,791	$23,449,062	$27,577,620	$29,521,698	$40,858,833	$28.32
(1)	Based on the underwritten rent roll dated December 21, 2022.
(2)	The increase between Underwritten Net Operating Income and Historical Net Operating Income is due in part to the completion of construction of the 401-405 Colorado Property in 2021. The majority of leases at the 401-405 Colorado Property commence in the second half of 2022 and 2023.
(3)	Contractual rent steps through January 31, 2024.
(4)	Straight line rent taken through the lesser of the Brandywine Whole Loan term and the lease expiration date.
(5)	The ground lease for The Bulletin Building Property was prepaid prior to the origination of the Brandywine Strategic Office Portfolio Whole Loan and was not included in the underwriting calculations.

Property Management. Each of the Brandywine Strategic Office Portfolio Properties is currently self-managed by the applicable borrower.

Lockbox / Cash Management.   The Brandywine Strategic Office Portfolio Whole Loan is structured with an in-place hard lockbox and springing cash management. At loan origination, the borrowers were required to direct all tenants to remit all rents directly to the applicable lockbox account. On each business day on which no Trigger Period (as defined below) is continuing, all amounts in the lockbox account are required to be remitted to a borrower-controlled operating account. Upon the occurrence of a Trigger Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and, on each payment date, are required to be applied in accordance with the Brandywine Strategic Office Portfolio Whole Loan documents as required in the following order of priority: (i) first, to the ground rent reserve account, (ii) second, to the tax reserve account, (iii) third, to the insurance reserve account, (iv) fourth, for payment of debt service on the Brandywine Strategic Office Portfolio Whole Loan, (v) fifth, to the capital expenditure reserve account, (vi) sixth, to the rollover reserve account, (vii) seventh, for payment of monthly operating expenses, (viii) eighth, for payment of approved extraordinary operating expenses, (ix) ninth, to the lender to pay to the lender any other amounts then due under the Brandywine Strategic Office Portfolio Whole Loan and (x) lastly, all amounts remaining will be deposited into a lender controlled account and held as collateral for the Brandywine Strategic Office Portfolio Whole Loan.

A “Trigger Period” means the period commencing upon the occurrence of (a) an event of default under the Brandywine Strategic Office Portfolio Whole Loan documents, or (b) the debt yield for the Brandywine Portfolio Whole Loan falling below 13.25% for two consecutive calendar quarters (a “Low Debt Yield Trigger Period”).

A Trigger Period may be cured upon the occurrence of (i) with respect to an event of default, the lender’s acceptance of a cure of such event of default in accordance with the Brandywine Strategic Office Portfolio Whole Loan documents, and (ii) with respect to a Low Debt Yield Trigger Period, the Brandywine Strategic Office Portfolio achieving a debt yield of at least 13.25% for two consecutive calendar quarters.

Initial and Ongoing Reserves. At loan origination, the borrowers deposited (a) $23,692,032.03 in outstanding tenant improvements and leasing commissions, $11,039,869.45 of which was delivered in the form of letters of credit, (b) $1,044,971 in free rent obligations, (c) $1,376,789.42 in gap rent obligations and (d) $165,112.50 into a required repairs reserve account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41

Various, Various	Collateral Asset Summary – Loan No. 2 Brandywine Strategic Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 39.7% 2.80x 18.0%

Real Estate Tax Reserves. On each monthly payment date, the borrowers are required to deposit an amount equal to 1/12 of the estimated annual real estate taxes into the tax reserve account, provided that, such requirement will be waived if the borrowers have provided the lender with evidence of timely payment of taxes and no Trigger Period is continuing.

Insurance Reserves. On each monthly payment date during the continuance of a Trigger Period, the borrowers are required to deposit 1/12 of estimated insurance premiums, into the insurance reserve account, provided that such requirement will be waived if the borrower maintains a blanket policy in accordance with the Brandywine Strategic Office Portfolio Whole Loan documents. At loan origination, such requirement was waived as the borrowers obtained an acceptable blanket insurance policy.

Replacement Reserve. On each monthly payment date during the continuance of a Trigger Period, the borrowers are required to deposit $30,062.54 into a replacement reserve account.

TI/LC Reserve. On each monthly payment date during the continuance of a Trigger Period, the borrowers are required to deposit $240,500.33, into a rollover reserve account. Additionally, any lease termination payments will be deposited into the rollover reserve account and held as rollover funds unless (i) such termination payment was paid with respect to space that was concurrently relet to another tenant, (ii) such tenant has commenced payment of regularly scheduled rent in accordance with the new lease, (iii) all approved leasing expenses on account of the reletting have been repaid and (iv) the debt yield is greater than or equal to the origination date debt yield of 16.61%.

Ground Rent Reserve. On each monthly payment date during the continuance of a Trigger Period, the borrowers are required to deposit ground rent due and payable for the immediately following calendar month (subject to a cap of three months’ worth of such ground rent).

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. The Brandywine Strategic Office Portfolio Whole Loan documents permit the borrower to obtain the release of one or more individual Brandywine Strategic Office Portfolio Properties (each, a “Release Property”) from the lien of the applicable mortgage, from and after the permitted prepayment date, upon the satisfaction of certain conditions set forth in the Brandywine Strategic Office Portfolio Whole Loan documents, including, without limitation, (a) no event of default has occurred and is continuing, (b) prepayment of the Brandywine Strategic office Portfolio Whole Loan in an amount equal to (i) 110% of the allocated loan amount for such Release Property for the first $49,000,000 of prepayments and (ii) 115% of the allocated loan amount for such Release Property thereafter, and (c) after giving effect to such release, the debt yield for the remaining Properties is equal to, or greater than, the greater of (i) 16.61% and (ii) the debt yield immediately prior to such release.

Ground Lease. Two borrowers, 405 Colorado Holdings LP and Brandywine 3025 Market, LP have a leasehold interest in the 401-405 Colorado Property and The Bulletin Building Property, respectively, which are each subject to a ground lease (the “401-405 Colorado Ground Lease” and “The Bulletin Building Ground Lease”, respectively).

The 401-405 Colorado Ground Lease between 405 Colorado Holdings LP, as ground lessee, and Austin Trust Company and related individuals, collectively, as ground lessor, commenced on January 1, 2009, will expire on December 31, 2083 and contains one, 25-year renewal option. The current annual rent under the 401-405 Colorado Ground Lease is $328,740 and is required to be adjusted in proportion to the increase in the U.S. Department of Labor, Bureau of Labor Statistics, Consumer Price Index for all Urban Consumers U.S. City Average, on the first day following the end of each 60-month period following the first adjustment date, which was January 1, 2014.

The Bulletin Building Ground Lease between the Brandywine 3025 Market, LP, as ground lessee, and Academic Properties Inc., as ground lessor, commenced on October 13, 2017 and will expire on October 12, 2116. All rent pursuant to the Bulletin Building Ground Lease has been prepaid.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42

333 South Spruce Street Manteno, IL 60950	Collateral Asset Summary – Loan No. 3 3PL Distribution Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$66,964,706 50.0% 1.27x 11.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43

333 South Spruce Street Manteno, IL 60950	Collateral Asset Summary – Loan No. 3 3PL Distribution Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$66,964,706 50.0% 1.27x 11.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

333 South Spruce Street Manteno, IL 60950	Collateral Asset Summary – Loan No. 3 3PL Distribution Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$66,964,706 50.0% 1.27x 11.2%
Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Refinance
Borrower Sponsor:	Transform Midco LLC
Borrower:	Transform Manteno IL LLC
Original Balance:	$67,000,000
Cut-off Date Balance:	$66,964,706
% by Initial UPB:	8.7%
Interest Rate:	7.54000%
Payment Date:	6th of each month
First Payment Date:	February 6, 2023
Maturity Date:	January 6, 2028
Amortization:	Amortizing Balloon
Additional Debt:	None
Call Protection:	L(3),YM1(50),O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly	Cap
Taxes:	$155,283	$77,642	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$12,888	NAP
TI/LC:	$0	Springing	NAP
Immediate Repairs:	$141,625	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Warehouse/Distribution Industrial
Collateral:	Fee
Location:	Manteno, IL
Year Built / Renovated:	1991 / NAP
Total Sq. Ft.:	1,546,575
Property Management:	TFP Property Management LLC
Underwritten NOI:	$7,502,393
Underwritten NCF:	$7,193,078
Appraised Value(2):	$134,000,000
Appraisal Date:	November 22, 2022

Historical NOI(3)
Most Recent NOI:	NAV
2021 NOI:	NAV
2020 NOI:	NAV
2019 NOI	NAV

Historical Occupancy(3)
Most Recent Occupancy:	100.0% (February 6, 2023)
2021 Occupancy:	NAV
2020 Occupancy:	NAV
2019 Occupancy:	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$66,964,706	$43 / $41	50.0% / 47.6%	1.33x / 1.27x	11.2% / 10.7%	11.8% / 11.3%
(1)	See “Initial and Ongoing Reserves” herein.
(2)	The appraiser concluded to an As Dark value of $113,000,000. This would result in an LTV Cut-off / Balloon value of 59.3% and 56.5%, respectively.
(3)	The Historical NOI and Historical Occupancy are not available for the 3PL Distribution Center Loan (as defined below) as the 3PL Distribution Center Property (as defined below) was acquired by the borrower sponsor in 2019 and repositioned for the sole tenant who commenced its lease in December 2022.

The Loan.  The mortgage loan (the “3PL Distribution Center Loan”) is secured by a first priority mortgage encumbering the borrower’s fee simple interest in a 1,546,575 sq. ft. industrial property located in Manteno, Illinois (the “3PL Distribution Center Property”). The 3PL Distribution Center Loan is evidenced by two promissory notes with an aggregate original principal balance of $67,000,000 and an aggregate outstanding principal balance as of the Cut-off Date of approximately $66,964,706 and represents approximately 8.7% of the Initial Pool Balance. The 3PL Distribution Center Loan was originated by Citi Real Estate Funding Inc. on December 29, 2022.

The 3PL Distribution Center Loan had an initial term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The 3PL Distribution Center Loan will amortize on a 30-year schedule and accrues interest at the rate of 7.54000% per annum. The 3PL Distribution Center Loan proceeds were used to refinance existing debt, pay origination costs and fund upfront reserves.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$67,000,000	97.6%	Loan Payoff	$65,758,325	95.8%
Borrower Sponsor Equity	1,648,205	2.4	Closing Costs	2,592,972	3.8
			Upfront Reserves	296,908	0.4
Total Sources	$68,648,205	100.0%	Total Uses	$68,648,205	100.0%

The Borrower and Borrower Sponsor.  The borrower is Transform Manteno IL LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity, having one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 3PL Distribution Center Loan.

The borrower sponsor and non-recourse carveout guarantor is Transform Midco LLC. Transform Midco LLC is an affiliate of Transformco Properties, which is the dedicated real estate investment and operating division of Transform Holdco LLC, who is responsible for the management and monetization of a portfolio consisting of former Kmart and Sears properties around the United States.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45

333 South Spruce Street Manteno, IL 60950	Collateral Asset Summary – Loan No. 3 3PL Distribution Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$66,964,706 50.0% 1.27x 11.2%

The Property. The 3PL Distribution Center Property is a 1,546,575 sq. ft. Class A warehouse/distribution industrial facility located at 333 South Spruce Street in Manteno, Illinois. The 3PL Distribution Center Property is located off Interstate 57 approximately 50 miles south of Chicago, Illinois. As of February 6, 2023, the 3PL Distribution Center Property was 100.0% occupied by Transform Manteno Warehouse Operations, LLC. (“3PLco”), which commenced a 15-year triple net lease in December 2022 with a scheduled expiration date of December 31, 2037 and no termination options. The 3PL Distribution Center Property was constructed in 1991 and is situated on an approximately 153.0-acre site. The 3PL Distribution Center Property consists of a single-story facility that features 35’ clear heights, 88 exterior docks, three drive-in doors and 981 concrete paved truck trailer stalls. The 3PL Distribution Center Property contains an 13,500 sq. ft. office space which comprises approximately 1.0% of net rentable area and a 250 sq. ft. guard house. The 3PL Distribution Center Property also contains 586 parking spaces resulting in a parking ratio of 0.38 spaces per 1,000 sq. ft.

Sole Tenant. The 3PL Distribution Center Property is 100.0% occupied to a single tenant, Transform Manteno Warehouse Operations, LLC., pursuant to a master lease that is a triple net lease with a commencement date of December 29, 2022, and a scheduled expiration date of December 31, 2037. The master lease has a 15-year term with one, 5-year renewal option. 3PLco has no contraction or early termination options under the master lease. 3PLco which stands for “Third Party Logistics” is an affiliate of the borrower sponsor and is dedicated to the operation of warehousing and distributing on behalf of third-party users. 3PLco operates out of seven locations and has a tenant base that includes contracts with Amazon, Walmart, Home Depot and Lowe’s. 3PLco is under contract with Lowe’s, Home Depot and Redwood Logistics at the 3PL Distribution Center Property.

Sole Tenant Summary(1)
Tenant	Credit Rating (Moody's/Fitch/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.	% of Total U/W Base Rent	Lease Expiration
Transform Manteno Warehouse Operations, LLC.(2)	NR/NR/NR	1,546,575	100.0%	$5.20	100.0%	12/31/2037
Occupied Subtotal / Wtd. Avg.		1,546,575	100.0%	$5.20	100.0%
Vacant Space		0	0.0%	$0.00	0.0
Total / Wtd. Avg.		1,546,575	100.0%	$5.20	100.0%
(1)	Based on the underwritten rent roll dated as of February 6, 2023.
(2)	Transform Manteno Warehouse Operations, LLC. has one, five-year renewal option.
Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0	0	0.0%	0.00	0.0	0.0%
2024	0	0	0.0	0	0.0%	0.00	0.0	0.0%
2025	0	0	0.0	0	0.0%	0.00	0.0	0.0%
2026	0	0	0.0	0	0.0%	0.00	0.0	0.0%
2027	0	0	0.0	0	0.0%	0.00	0.0	0.0%
2028	0	0	0.0	0	0.0%	0.00	0.0	0.0%
2029	0	0	0.0	0	0.0%	0.00	0.0	0.0%
2030	0	0	0.0	0	0.0%	0.00	0.0	0.0%
2031	0	0	0.0	0	0.0%	0.00	0.0	0.0%
2032	0	0	0.0	0	0.0%	0.00	0.0	0.0%
2033	0	0	0.0	0	0.0%	0.00	0.0	0.0%
2034 & Thereafter	1	1,546,575	100.0	1,546,575	100.0%	5.20	100.0	100.0%
Vacant	NAP	0	0.0	1,546,575	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	1	1,546,575	100.0%			$5.20	100.0%
(1)	Based on the underwritten rent roll dated as of February 6, 2023.

Environmental Matters. According to a Phase I environmental report, dated November 29, 2022, there are no recognized environmental conditions or recommendations for further action at the 3PL Distribution Center Property.

The Market. The 3PL Distribution Center Property is located in Manteno, Kankakee County, Illinois. Kankakee County is approximately 50 miles south of Chicago, Illinois. The 3PL Distribution Center Property is located in the Manteno City submarket within the Kankakee Metropolitan Statistical Area (“MSA”). Primary access to the 3PL Distribution Center Property is provided by Route 17 and Route 50, which are both primary commercial roads. Route 17 and Route 50 intersect Interstate 57 which serves as a major north/south route from Chicago, Illinois. The Interstate 57 corridor includes warehouse and distribution facilities for Amazon, Clorox and J.M. Smucker Company.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

333 South Spruce Street Manteno, IL 60950	Collateral Asset Summary – Loan No. 3 3PL Distribution Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$66,964,706 50.0% 1.27x 11.2%

According to a third-party market research provider, the 3PL Distribution Center Property is located within the Kankakee Industrial Market which reported a total inventory of approximately 12.8 million sq. ft. of industrial space, a vacancy rate of 2.8% and average year to date rental rates as of December 2022 of $5.25 per sq. ft. There have been no new developments within the Kankakee Industrial Market over the past three years and there are no projects currently underway.

The Kankakee MSA’s major industries include manufacturing, food processing, life sciences and healthcare. The three largest employers in the MSA are Riverside HealthCare, CSL Behring and Shapiro Development Center. According to the appraisal, the 2022 total population within a one, three and five-mile radius is 4,110, 10,841 and 19,976, respectively. Furthermore, the 2022 median household income within a one, three and five-mile radius is $81,987, $76,598 and $80,399, respectively.

Summary of Comparable Properties(1)
Name	Tenant	Distance from subject	Sq. Ft.		Lease Date		Base Rental Rate
3PL Distribution Center	3PLco(2)	NAP	1,546,575	(2)	Dec-22	(2)	$5.20	(2)
3301 Brandon Road	Home Depot	27.3 miles	1,000,000		Aug-22		$5.35
3900 Brandon Road	CTDI	26.9 miles	501,313		Dec-21		$5.15
3835 Youngs Road	Lion Electric	31.9 miles	906,517		May-21		$4.50
Harbor Freight	Harbor Freight	27.1 miles	1,645,462		Mar-21		$4.77
1023 East Laraway Road	General Motors	25.8 miles	1,026,000		Jul-20		$4.45
23700 West Bluff Road	Amazon	30.5 miles	749,554		Feb-20		$4.65
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated as of February 6, 2023.

Cash Flow Analysis.

Cash Flow Analysis(1)(2)
	U/W	U/W Per Sq. Ft.
Base Rent	$8,042,190	$5.20
Reimbursements	2,753,751	1.78
Gross Potential Rent	$10,795,941	$6.98
Vacancy & Credit Loss	(539,797)	(0.35)
Effective Gross Income	$10,256,144	$6.63
Real Estate Taxes	987,742	0.64
Insurance	329,324	0.21
Management Fee	307,684	0.20
Other Operating Expenses(3)	1,129,000	0.73
Total Operating Expenses	$2,753,751	$1.78
Net Operating Income	$7,502,393	$4.85
Replacement Reserves	154,658	0.10
TI/LC	154,658	0.10
Net Cash Flow	$7,193,078	$4.65
(1)	Based on the underwritten rent roll dated as of February 6, 2023.
(2)	Historical cash flow figures are not available for the 3PL Distribution Center Loan as the 3PL Distribution Center Property was acquired by the borrower sponsor in 2019 and repositioned for the sole tenant who commenced its lease in December 2022.
(3)	Other Operating Expenses include repairs & maintenance, utilities and general & administrative costs.

Property Management. The 3PL Distribution Center Property is managed by TFP Property Management LLC an affiliate of the borrower.

Lockbox / Cash Management. The 3PL Distribution Center Loan is structured with a hard lockbox and springing cash management. The borrower is required to, and is required to cause the property manager to, promptly deposit all rents directly into a lender approved lockbox account. Within two business days of origination of the 3PL Distribution Center Loan, the borrower was required to deliver a notice to the sole tenant at the 3PL Distribution Center Property directing the sole tenant to remit all payments under the applicable lease directly to the lender-controlled lockbox. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

333 South Spruce Street Manteno, IL 60950	Collateral Asset Summary – Loan No. 3 3PL Distribution Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$66,964,706 50.0% 1.27x 11.2%

control of the lender to be applied and disbursed in accordance with the 3PL Distribution Center Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 3PL Distribution Center Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 3PL Distribution Center Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 3PL Distribution Center Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt yield falling below 9.0% as of any calendar quarter, (iii) the occurrence of Specified Tenant Trigger Period (as defined below), (iv) the failure of the guarantor to maintain a net worth of not less than $500,000,000 and liquid assets of not less than $20,000,000, or (v) the occurrence of a Performance Trigger (as defined below), and (B) expiring upon (v) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (w) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt yield is equal to or greater than 9.0% for two consecutive calendar quarters, (x) with regard to any Trigger Period commenced in connection with clause (iii) above, a Specified Tenant Trigger Period ceasing to exist, (y) with regard to any Trigger Period commenced in connection with clause (iv) above, the date that the guarantor meets or exceeds the guarantor financial covenants for two consecutive calendar quarters, and (z) the satisfaction of the Performance Trigger Cure Conditions.

A “Specified Tenant” means (i) 3PLco together with any successor, (ii) any replacement tenant of 3PLco approved in accordance with the 3PL Distribution Center Loan documents and (iii) any parent or affiliate thereof providing credit support or a guaranty under the applicable related Specified Tenant lease.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the earliest of (i) Specified Tenant being in monetary default or material non-monetary default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), (iii) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, and (v) any bankruptcy or similar insolvency of Specified Tenant, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below); or (2) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions of the 3PL Distribution Center Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised, and, in the lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition (as defined below) is satisfied in connection therewith.

“Specified Tenant Cure Conditions” means (i) the lender’s receipt of reasonably satisfactory evidence that the Specified Tenant has cured all defaults under the applicable Specified Tenant lease and, if the applicable Specified Tenant is an affiliate of the borrower, no other default under such Specified Tenant lease occurs for a period of three consecutive months following such cure, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof) and open for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) if applicable, the Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (v) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

“Specified Tenant Excess Cash Flow Condition” means, with respect to curing any Specified Tenant Trigger Period by re-tenanting the applicable Specified Tenant space or renewal/extension of any Specified Tenant lease, sufficient funds have been accumulated in the excess cash flow account and the leasing reserve account (during the continuance of the subject Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with any such re-tenanting or renewal/extension.

“Performance Trigger” means, as of any calendar month, any of the following: (i) the failure of 3PLco to maintain a property-level EBITDAR ratio of 1.25x; (ii) the failure of Transform Warehouse Operations LLC to maintain a parent-level EBITDAR ratio of 2.00x; and/or (iii) if any of the following occurs with respect to either warehouse servicing agreement entered into with Home Depot, Inc. or Lowe’s Home Centers, LLC, respectively, (each, a “Specified TPUA”): (a) any counterparty to a Specified TPUA being in monetary default or material non-monetary default under the applicable Specified TPUA beyond applicable notice and cure periods; (b) any counterparty to a Specified TPUA giving notice that it is terminating its Specified TPUA; (c) any termination or cancellation of any Specified TPUA (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect; (d) any bankruptcy or similar insolvency of any counterparty to a Specified TPUA; and/or (e) any counterparty to a Specified TPUA does not renew its applicable Specified TPUA six months prior to its then-current expiration.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

333 South Spruce Street Manteno, IL 60950	Collateral Asset Summary – Loan No. 3 3PL Distribution Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$66,964,706 50.0% 1.27x 11.2%

“Performance Trigger Cure Conditions” means (y) the borrower’s deposit of additional cash collateral into the excess cash flow account or delivery to lender of a letter of credit, in each case in an amount equal to one year of rent then due under the 3PLco lease, or (z) the occurrence of the following, as applicable: (1) with respect to clause (i) of the definition of Performance Trigger, 3PLco maintains or exceeds a property-level EBITDAR ratio of 1.25x for a period of at least two consecutive calendar quarters; (2) with respect to clause (ii) of the definition of Performance Trigger, Transform Warehouse Operations LLC maintains or exceeds a parent-level EBITDAR ratio of 2.00x for a period of at least two consecutive calendar quarters; and/or (3) with respect to clause (iii) of the definition of Performance Trigger, the following, as applicable: (A) with respect to clause (iii)(a), the lender’s receipt of reasonably satisfactory evidence that the applicable counterparty to a Specified TPUA has cured all defaults under the applicable Specified TPUA, (B) with respect to clause (iii)(b) or (c), the applicable counterparty to a Specified TPUA has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified TPUA and has re-affirmed the applicable Specified TPUA as being in full force and effect, (C) with respect to clause (iii)(d), with respect to any applicable bankruptcy or insolvency proceedings involving the applicable counterparty to a Specified TPUA and/or the applicable Specified TPUA, the applicable counterparty to a Specified TPUA is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified TPUA pursuant to final, non-appealable order of a court of competent jurisdiction, (D) with respect to clause (iii)(e), the applicable counterparty to a Specified TPUA has renewed or extended the applicable Specified TPUA for a term of at least 12 months on the same material terms and conditions, or (E) in any event, the applicable Specified TPUA is replaced with a new third party use agreement reasonably acceptable to Lender. Notwithstanding the foregoing, a Performance Trigger will not be deemed to expire in the event that a Performance Trigger then exists for any other reason.

Initial and Ongoing Reserves. At loan origination, the borrower deposited approximately (i) $155,283 into a tax reserve and (ii) $141,625 into an immediate repairs reserve.

Real Estate Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the real estate taxes that lender estimates will be payable during the next 12 months (initially estimated to be approximately $77,642).

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the insurance premiums that lender estimates will be payable for the renewal of coverage, unless an acceptable blanket insurance policy is in place. At loan origination, an acceptable blanket policy was in place.

Replacement Reserve. On a monthly basis, the borrower is required to deposit into a replacement reserve account approximately $12,888.

TI/LC Reserve. During a Trigger Period, the borrower is required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to approximately $12,888.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

1050 1st Street Northeast Washington, DC 20002	Collateral Asset Summary – Loan No. 4 Sentinel Square II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$64,000,000 62.3% 1.47x 9.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

1050 1st Street Northeast Washington, DC 20002	Collateral Asset Summary – Loan No. 4 Sentinel Square II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$64,000,000 62.3% 1.47x 9.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

1050 1st Street Northeast Washington, DC 20002	Collateral Asset Summary – Loan No. 4 Sentinel Square II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$64,000,000 62.3% 1.47x 9.1%
Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsor:	Hana Alternative Asset Management Co., Ltd.
Borrower:	Sentinel Square Hana OW, LLC
Original Balance(1):	$64,000,000
Cut-off Date Balance(1):	$64,000,000
% by Initial UPB:	8.4%
Interest Rate:	6.05000%
Payment Date:	6th of each month
First Payment Date:	January 6, 2023
Maturity Date:	December 6, 2027
Amortization:	Interest Only
Additional Debt(1):	$40,000,000 Pari Passu Debt
Call Protection(2):	L(26),D(21),O(13)
Lockbox / Cash Management:	Hard / In Place
Reserves(3)
	Initial	Monthly.	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$4,732	$113,566
TI/LC:	$0	Springing	NAP
Free Rent:	$576,965	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee
Location:	Washington, DC
Year Built / Renovated:	2013 / NAP
Total Sq. Ft.:	283,915
Property Management:	OW Management Services, Inc.
Underwritten NOI:	$9,457,771
Underwritten NCF:	$9,400,988
Appraised Value:	$167,000,000
Appraisal Date:	September 22, 2022

Historical NOI
Most Recent NOI:	$9,640,088 (T-12 September 30, 2022)
2021 NOI:	$9,296,962 (December 31, 2021)
2020 NOI:	$7,972,997 (December 31, 2020)
2019 NOI:	$7,988,822 (December 31, 2019)
0
Historical Occupancy
Most Recent Occupancy:	93.7% (December 31, 2022)
2021 Occupancy:	95.8% (December 31, 2021)
2020 Occupancy:	95.8% (December 31, 2020)
2019 Occupancy:	95.1% (December 31, 2019)

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$64,000,000
Pari Passu Notes	40,000,000
Whole Loan	$104,000,000	$366 / $366	62.3% / 62.3%	1.48x / 1.47x	9.1% / 9.0%	9.1% / 9.0%

(1)	The Sentinel Square II Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $104,000,000. The financial information in the above chart reflects the Sentinel Square II Whole Loan (as defined below).
(2)	The lockout period will be at least 26 payment dates beginning with and including the first payment date in January 2023. Defeasance of the Sentinel Square II Whole Loan in full is permitted at any time on or after the first payment date following the earlier to occur of (i) November 18, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last note to be securitized. The assumed lockout period of 26 payments is based on the expected FIVE 2023-V1 securitization closing date in February 2023. The actual lockout period may be longer.
(3)	See “Initial and Ongoing Reserves” below

The Loan. The Sentinel Square II mortgage loan (the “Sentinel Square II Loan”) is part of a whole loan (the “Sentinel Square II Whole Loan”) evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $104,000,000. The Sentinel Square II Whole Loan is secured by a first deed of trust encumbering the borrower’s fee interest in a 283,915 sq. ft. office building located in downtown Washington, DC (the “Sentinel Square II Property”). The Sentinel Square II Loan is evidenced by the controlling note A-2 and non-controlling notes A-3 and A-4, which have an aggregate outstanding principal balance as of the Cut-off Date of $64,000,000 and represents approximately 8.4% of the Initial Pool Balance.

The Sentinel Square II Whole Loan, which accrues interest at an initial rate of 6.05000% per annum was originated by German American Capital Corporation on November 18, 2022, had an aggregate original principal balance of $104,000,000 and has an aggregate outstanding principal balance as of the Cut-off Date of $104,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

1050 1st Street Northeast Washington, DC 20002	Collateral Asset Summary – Loan No. 4 Sentinel Square II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$64,000,000 62.3% 1.47x 9.1%

The table below summarizes the promissory notes that comprise the Sentinel Square II Whole Loan. The relationship between the holders of the Sentinel Square II Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
A-1	$40,000,000	$40,000,000	DBRI(1)	No
A-2	25,000,000	25,000,000	FIVE 2023-V1	Yes
A-3	25,000,000	25,000,000	FIVE 2023-V1	No
A-4	14,000,000	14,000,000	FIVE 2023-V1	No
Whole Loan	$104,000,000	$104,000,000
(1)	Expected to be contributed to one or more future securitization trusts or may otherwise be transferred any time.

The proceeds of the Sentinel Square II Whole Loan in addition to fresh equity from the borrower sponsor were primarily used to refinance the Sentinel Square II Property, pay origination costs, cover defeasance and fund a free rent reserve. The loan was previously securitized in Benchmark 2018-B1 transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$104,000,000	94.5%	Loan Payoff	$102,939,853	93.5%
Borrower Sponsor Equity	6,040,126	5.5	Closing Costs	6,523,308	5.9
			Upfront Reserves	576,965	0.5
Total Sources	$110,040,126	100.0%	Total Uses	$110,040,126	100.0%

The Borrower and the Borrower Sponsor. The borrower is Sentinel Square Hana OW, LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity, having at least two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sentinel Square II Whole Loan. The borrower sponsor is Hana Alternative Asset Management Co., Ltd. (“Hana”). Hana was established in 1971 as Korea Investment & Finance and was converted to a holding company in 2005. Hana is one of the largest bank holding companies in Korea and is publicly traded on the Korean Stock Exchange. Hana is headquartered in Seoul, Korea and has over 20,000 employees and over 100 offices in 24 countries. Hana has closed and currently manages 232 funds and has over $7.9 billion in AUM as of January 2023. The firm’s total AUM breakdown consists of 41.6% domestic and 58.4% overseas investment.

The borrower sponsor is being advised by Ocean West Capital Partners (“Ocean West”), who will serve as the asset and property manager for the Sentinel Square II Property. Based in the Los Angeles area, Ocean West is a full-service real estate investment, operations, and management platform dedicated to identifying and executing opportunities that create long-term value for its partners and investors. Ocean West has completed 49 transactions since 2010 on 37 properties in 10 states. Since 2009, Ocean West has acquired and operated office, industrial, multi-family and student housing investments valued at over $3.5 billion, and completed over $6.6 billion in real estate transactions.

The Property. The Sentinel Square II Property is a 12-story building totaling 283,915 sq. ft. of Class A office space in Washington, DC. Built in 2013, the Sentinel Square II Property is part of the larger Sentinel Square development, which consists of a three-building, approximately 1.2 million sq. ft., Class A office development located within the North of Massachusetts (“NoMa”) submarket. As of December 31, 2022, the Sentinel Square II Property was 93.7% leased to two government tenants and a dentist office with a 7.5-year weighted average lease term remaining.

The Sentinel Square II Property shares a courtyard and landscaping, including granite tree planters, flower beds, decorative metal railings and an irrigation system with the larger Sentinel Square development. The Sentinel Square II Property has a LEED Silver certification and features the General Services Administration (“GSA”) advanced security measures for force-protection with blast-resistant glass, progressive-collapse avoidance, and space for various secure access control measures. The two-story lobby includes Jerusalem Gold marble and louvered millwork and the building features 30’ by 30’ column spacing.

Major Tenants. Government of the DC (164,642 sq. ft.; 58.0% of NRA; 63.8% of U/W Base Rent rated Aaa/AAA/AA+ by Moody’s/ Fitch/S&P) is comprised of the District of Columbia Office of the State Superintendent of Education (“OSSE”) and the Department of Insurance, Securities and Banking (“DISB and together with the OSSE, the “Government of the DC”). The Government of the DC has been a tenant at the Sentinel Square II Property since 2017 and is signed through February 2029, with one five-year extension option at fair market rent with no termination options. The Government of the DC lease carries appropriations clauses, however, the clauses (and the accompanying Anti-Deficiency Laws) are not a specific line item in the budget, rather combined with the total DC Government budgeting process. For example, if the snow plows and teacher salaries do not get approved in the budget then the entire budget is null, which includes the rent payments for office space. Additionally, if the DC Government were to go into a default period, the federal government would step in to fulfill all of the contracts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
53

1050 1st Street Northeast Washington, DC 20002	Collateral Asset Summary – Loan No. 4 Sentinel Square II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$64,000,000 62.3% 1.47x 9.1%

OSSE is the state education agency for the District of Columbia (the “District”) charged with the responsibility of raising the quality of education for all DC residents. The OSSE also serves as the District’s liaison to the United States Department of Education and works closely with the District’s traditional and public charter schools to achieve its key functions.

DISB is responsible for ensuring that all relevant consumer protection laws are strictly enforced in the District. This is accomplished through its regulation of the financial-service businesses in Washington, DC and by administering the District’s insurance, securities and banking laws, rules and regulations. The primary goal of the agency is to ensure residents of the District have access to a wide choice of insurance, securities and banking products and services, and that they are treated fairly by the companies and individuals that provide these services.

GSA-Federal Election Commission (99,677 sq. ft.; 35.1% of NRA; 35.7% of U/W Base Rent rated Aaa/AAA/AA+ by Moody’s/ Fitch/S&P) is an independent regulatory agency that was created by Congress in 1975 to administer and enforce the Federal Election Campaign Act (FECA) - the statute that governs the financing of federal elections. The agency has a fiscal year 2017 budget of $80.5 million to fulfill its primary responsibilities, including but not limited to, disclosing campaign finance information, enforcing the provisions of the law such as the limits and prohibitions on contributions, and overseeing the public funding of presidential elections.

The GSA-Federal Election Commission relocated its headquarters to the Sentinel Square II Property in 2016 from its East End location it previously occupied since 1985. Its lease expires in November 2032 and contains no renewal or termination options.

The following table presents certain information relating to the tenants at the Sentinel Square II Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.	% of Total U/W Base Rent	Lease Expiration
Government of the DC	Aaa / AAA / AA+	164,642	58.0%	$50.89	63.8%	2/28/2029
GSA-Federal Election Commission	Aaa / AAA / AA+	99,677	35.1	$47.06	35.7	11/30/2032
LA LUXE DENTAL, PLLC	NR / NR / NR	1,575	0.6	$46.35	0.6	5/31/2031
Total Occupied		265,894	93.7%	$49.43	100.0%
Vacant		18,021	6.3
Total / Wtd. Avg.		283,915	100.0%
(1)	Based on the underwritten rent roll dated December 31, 2022.
(2)	In certain instances, ratings provided are those of the parent company of the entity or government shown, whether or not the parent company or government guarantees the lease.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2024	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2025	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2026	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2027	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2028	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2029	1	164,642	58.0	164,642	58.0%	$50.89	63.8	63.8%
2030	0	0	0.0	164,642	58.0%	$0.00	0.0	63.8%
2031	1	1,575	0.6	166,217	58.5%	$46.35	0.6	64.3%
2032	1	99,677	35.1	265,894	93.7%	$47.06	35.7	100.0%
2033 & Thereafter	0	0	0.0	265,894	93.7%	$0.00	0.0	100.0%
Vacant	NAP	18,021	6.3	283,915	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	3	283,915	100.0%			$49.43	100.0%
(1)	Based on the underwritten rent roll dated December 31, 2022.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

Environmental Matters. According to a Phase I environmental report dated November 1, 2022, there are no recognized environmental conditions or recommendations for further action at the Sentinel Square II Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54

1050 1st Street Northeast Washington, DC 20002	Collateral Asset Summary – Loan No. 4 Sentinel Square II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$64,000,000 62.3% 1.47x 9.1%

The Market. The Sentinel Square II Property is located in Washington, DC in the Washington-Arlington-Alexandria, DC-VA-MD-WV metropolitan statistical area (“MSA”). Washington, DC is the largest city in the MSA, which also includes other large cities such as Bethesda and Frederick in Maryland and Arlington and Alexandria in Virginia. According to ESRI, the population of the MSA was estimated to be 6,522,851 people in 2022. The Sentinel Square II Property is located specifically in Near Northeast, a neighborhood situated in northeast Washington, DC. The neighborhood is home to Union Station, a Washington Metro station, where connections can be made to Amtrak intercity trains, as well as Virginia Railway Express and MARC commuter rail trains to suburbs in Virginia, Maryland, and West Virginia.

The Sentinel Square II Property is located in Washington, DC, just west of the Amtrak train tracks and within the NoMa submarket. The Sentinel Square II Property is within walking distance to a number of amenities including Union Station, a mixed-use, intermodal transportation and shopping center that caters to over 32 million commuters annually and provides access to the Metrorail (Red Line), MARC, VRE, Amtrak, Acela, Metrobus and Circulator bus service. The Sentinel Square II Property is also within a one-mile radius of the H Street Corridor, which is known for its nightlife, restaurants, pop-ups, festivals and communal atmosphere as well as more than 65,000 sq. ft. of planned retail space at Storey Park located across the street from the Sentinel Square II Property. Additionally, the Sentinel Square II Property benefits from its location near the United States Capitol, Securities and Exchange Commission (“SEC”) headquarters, Department of Justice, Department of Education and numerous other federal agencies.

The District of Columbia office submarket reported an overall vacancy level of 15.1% and average office asking rent of $54.10 per sq. ft. as of the second quarter of 2022. The Sentinel Square II Property is located in the NoMa submarket which has an overall vacancy rate of 7.4%. NoMa outperforms the broader District market with the lowest vacancy rate in Washington, DC. There is a limited amount of available square feet to lease and next to no sublet space, though that number did increase in 2021 and into 2022. The overall vacancy rate was 7.1%, improved from the 9.8% long-term average. In the Class A inventory, the vacancy rate was 7.8%. In the Class B/C stock, which totals only 1.1 million sq. ft., the vacancy rate was 0.2%.

Comparable Office Lease Summary(1)
Property Name/Location	Tenant Name	Sq. Ft.	Lease Start Date	Term	Annual Rent per Sq. Ft.	Free Rent
Sentinel Square II(2)	Government of the DC	164,642	12/15/2017	134 Months	$50.89	None
555 4th Street NW Washington, DC	Department of Justice	331,000	4/1/2022	240 Months	$54.00	36 Mos.
60 New York Avenue NE, Washington, DC	US Securities and Exchange Commission	1,229,345	10/21/21	180 Months	$53.88	4 Mos.
999 North Capitol Street NE Washington, DC	Department of Justice	164,000	10/1/2021	240 Months	$46.75	12 Mos.
90 K Street NE Washington, DC	DoJ – Parole Commission	22,303	11/1/2020	120 Months	$48.00	10 Mos.
1100 1st Street NE Washington, DC	Department of Veteran Affairs	61,017	11/1/2020	36 Months	$47.17	None
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated December 31, 2022.

Cash Flow Analysis.

Cash Flow Analysis
	2019	2020	2021	T-12 9/30/2022	U/W	U/W Per Sq. Ft.
Base Rent(1)(2)	$12,796,758	$12,881,650	$13,042,417	$13,117,265	$13,441,839	$47.34
Vacant Income	0	0	0	0	798,499	2.81
Gross Potential Rent	$12,796,758	$12,881,650	$13,042,417	$13,117,265	$14,240,338	$50.16
Total Reimbursements	39,652	50,129	1,396,665	1,391,464	1,295,970	4.56
Other Income	483,372	286,808	273,175	429,762	501,939	1.77
Gross Potential Income	$13,319,782	$13,218,587	$14,712,258	$14,938,491	$16,038,247	$56.49
Less: Vacancy & Credit Loss	0	0	0	0	(798,499)	(2.81)
Effective Gross Income	$13,319,782	$13,218,587	$14,712,258	$14,938,491	$15,239,748	$53.68
Total Operating Expenses	5,330,960	5,245,590	5,415,296	5,298,404	5,781,977	20.37
Net Operating Income	$7,988,822	$7,972,997	$9,296,962	$9,640,088	$9,457,771	$33.31
TI/LC	0	0	0	0	0	0.00
Capital Expenditures	0	0	0	0	56,783	0.20
Net Cash Flow	$7,988,822	$7,972,997	$9,296,962	$9,640,088	$9,400,988	$33.11
(1)	U/W Base Rent is based on the underwritten rent roll dated December 31, 2022.
(2)	U/W Base Rent is inclusive of rent steps through December 15, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
55

1050 1st Street Northeast Washington, DC 20002	Collateral Asset Summary – Loan No. 4 Sentinel Square II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$64,000,000 62.3% 1.47x 9.1%

Property Management. The Sentinel Square II Property is managed by OW Management Services, Inc., a Delaware corporation, and an affiliate of the borrower sponsor.

Lockbox / Cash Management. The Sentinel Square II Whole Loan is structured with a hard lockbox and in place cash management. The borrower was required to direct each tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the Sentinel Square II Property and all other money received by the borrower or the property manager to be deposited into the lockbox account within two business days.

A “Trigger Period” means the occurrence of (a) an event of default under the Sentinel Square II Whole Loan documents, (b) if the debt service coverage ratio for the Sentinel Square II Whole Loan falls below 1.20x at the end of any calendar quarter or (c) the commencement of a Lease Sweep Period (as defined below).

A Trigger Period may be cured, (i) in the case of clause (a) above, if a cure of the event of default has been accepted by the lender, (ii) in the case of clause (b) above, the debt service coverage ratio is greater than 1.25x for two consecutive calendar quarters, (iii) in the case of clause (c) above, such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence on the first monthly payment date following (or in the case of clause (a)(i), the monthly payment date preceding) (a) upon the earlier of (i) the date that is 12 months prior to the expiration of a Lease Sweep Lease (as defined below), (ii) upon the date required under the Lease Sweep Lease by which the tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or (iii) 15 months prior to loan maturity (unless each Lease Sweep Lease has been irrevocably renewed prior to such date and thereafter would be a qualified lease); (b) upon the early termination, early cancellation or early surrender of a Lease Sweep Lease or upon the borrower’s receipt of notice by a tenant of its intent to effect an early termination, early cancellation or early surrender of its Lease Sweep Lease; (c) if a non investment grade tenant has ceased operating its business at the Sentinel Square II Property (i.e., “goes dark”) in a majority of its space at the Sentinel Square II Property; (d) upon a default under a Lease Sweep Lease by a tenant beyond any applicable notice and cure period, and (e) upon a bankruptcy or insolvency proceeding of a tenant under a Lease Sweep Lease or its guarantor.

A “Lease Sweep Lease” means the GSA-Federal Election Commission lease or the Government of the DC lease, and any replacement lease covering a majority of the space currently demised under such lease.

Initial and Ongoing Reserves. At origination, the borrower deposited approximately $576,965 into a free rent reserve.

Tax Reserve – On each monthly payment date during a Trigger Period, the borrower is required to deposit into a real estate tax reserve, 1/12 of the estimated annual real estate taxes.

Insurance Reserve – On each monthly payment date during a Trigger Period, the borrower is required to deposit into an insurance reserve, 1/12 of the estimated insurance premiums. This is waived as long as an acceptable blanket policy is in place.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit into a replacement reserve approximately $4,732 capped at $113,556.08.

TI/LC Reserve – On each monthly payment date during a Trigger Period, the borrower is required to deposit into a TI/LC reserve in the amount of approximately $35,489.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
56

6600-6708 Lonetree Boulevard Rocklin, CA 95765	Collateral Asset Summary – Loan No. 5 Blue Oaks Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,500,000 67.3% 1.46x 11.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
57

6600-6708 Lonetree Boulevard Rocklin, CA 95765	Collateral Asset Summary – Loan No. 5 Blue Oaks Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,500,000 67.3% 1.46x 11.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
58

6600-6708 Lonetree Boulevard Rocklin, CA 95765	Collateral Asset Summary – Loan No. 5 Blue Oaks Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,500,000 67.3% 1.46x 11.2%
Mortgage Loan Information
Loan Seller:	Barclays
Loan Purpose:	Refinance
Borrower Sponsor:	Sanjiv Chopra
Borrower:	Rhino Holdings Blue Oaks, LLC
Original Balance:	$56,500,000
Cut-off Date Balance:	$56,500,000
% by Initial UPD:	7.4%
Interest Rate:	6.99000%
Payment Date:	6th of each month
First Payment Date:	March 6, 2023
Maturity Date:	February 6, 2028
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(24),YM1(29),O(7)
Lockbox / Cash Management:	Hard / Springing
Reserves(1)
	Initial	Monthly	Cap
Taxes:	$14,307	$85,842	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$4,584	NAP
TI/LC:	$380,000	$50,426	NAP
Other(2):	$1,028,904	$25,000	$300,000
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee
Location:	Rocklin, CA
Year Built / Renovated:	2006 / NAP
Total Sq. Ft.:	366,732
Property Management:	GRE Management Services, Inc.
Underwritten NOI(3):	$6,343,337
Underwritten NCF:	$5,831,579
Appraised Value:	$84,000,000
Appraisal Date:	December 21, 2022

Historical NOI
Most Recent NOI(3):	$5,445,483 (T-12 November 30, 2022)
2021 NOI:	$4,978,072 (December 31, 2021)
2020 NOI:	$5,295,307 (December 31, 2020)
2019 NOI:	$5,173,951 (December 31, 2019)

Historical Occupancy(3)
Most Recent Occupancy:	97.0% (January 3, 2023)
2021 Occupancy:	81.6% (June 30, 2021)
2020 Occupancy:	82.4% (December 31, 2020)
2019 Occupancy:	85.0% (December 31, 2019)

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$56,500,000	$154 / $154	67.3% / 67.3%	1.58x / 1.46x	11.2% / 10.3%	11.2% / 10.3%

(1)	See “Initial and Ongoing Reserves” herein.
(2)	Other Reserves includes (i) an outstanding TI/LC reserve (approximately $690,719), (ii) an outstanding free rent reserve (approximately $199,653), (iii) a static insurance reserve (approximately $138,532) and (iv) a monthly reserve for outstanding tenant improvements and leasing commissions for Lucille’s equal to $25,000 per month capped at $300,000.
(3)	2021 Occupancy is as of the end of the second quarter of 2021. The increase from 2021 Occupancy to Most Recent Occupancy and from Most Recent NOI to Underwritten NOI is due to the borrower sponsor’s acquisition of the Blue Oaks Town Center Property (as defined below) in June 2022 and subsequent lease up of seven new tenants totaling 69,055 sq. ft. and eight renewal tenants totaling 39,508 sq. ft.

The Loan. The mortgage loan (the “Blue Oaks Town Center Loan”) has an original principal balance and an outstanding principal balance as of the Cut-off Date of $56,500,000, and is secured by a first deed-in-trust encumbering the borrower’s fee simple interest in an anchored retail center located in Rocklin, California (the “Blue Oaks Town Center Property”).

The Blue Oaks Town Center Loan has a 60-month interest only term and accrues interest at a rate of 6.99000% per annum.

The proceeds of the Blue Oaks Town Center Loan, together with borrower sponsor equity, were used to pay off existing debt, fund upfront reserves and pay loan origination costs.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$56,500,000	96.0%	Loan Payoff	$56,901,305	96.7%
Borrower Sponsor Equity	2,360,246	4.0	Upfront Reserves	1,423,211	2.4
			Origination Costs	535,730	0.9
Total Sources	$58,860,246	100.0%	Total Uses	$58,860,246	100.0%

The Borrower and the Borrower Sponsor. The borrower is Rhino Holdings Blue Oaks, LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Blue Oaks Town Center Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
59

6600-6708 Lonetree Boulevard Rocklin, CA 95765	Collateral Asset Summary – Loan No. 5 Blue Oaks Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,500,000 67.3% 1.46x 11.2%

The non-recourse carve-out guarantor and borrower sponsor of the Blue Oaks Town Center Loan is Sanjiv Chopra. Sanjiv Chopra is founder and chief executive officer of Rhino Investment Group, a real estate acquisition and development firm with a portfolio of over five million sq. ft. located on over 60 sites throughout the United States. The borrower sponsor previously owned and controlled an entity that filed for Chapter 11 bankruptcy in 2019 (later converted to Chapter 7 proceedings) related to certain fitness centers operated by such entity, and the borrower sponsor filed for a personal bankruptcy in 2011 that was resolved in 2015. See “—Litigation and Other Considerations” and “—Loan Purpose: Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The Blue Oaks Town Center Property is a 366,732 sq. ft., 13-building anchored retail center located in Rocklin, California. Built in 2006, the Blue Oaks Town Center Property is anchored by Century Theaters, Sportman’s Warehouse, Hobby Lobby, Crunch Fitness and Grocery Outlet. As of January 3, 2023, the Blue Oaks Town Center Property was 97.0% leased to 44 tenants. The borrower sponsor acquired the Blue Oaks Town Center Property in June 2022 and has since signed seven new leases commencing in 2022 and 2023, totaling 69,055 sq. ft. and executed eight renewals totaling 39,508 sq. ft.

Major Tenants. Century Theaters (57,372 sq. ft.; 15.6% of NRA; 11.3% of U/W Base Rent) is a subsidiary of Cinemark Holdings, Inc., which operates theaters under several brands, including Cinemark, Century Theaters, Tinseltown USA, CineArts and Rave Cinemas (NYSE: CNK). As of September 30, 2022, Cinemark Holdings, Inc. had 517 theaters with 5,835 screens worldwide including 318 theaters with 4,392 screens across the United States. This location has 16 screens and reported TTM October 2022 sales of $4,890,882, resulting in an occupancy cost of 22.8%. Century Theaters has been a tenant at the Blue Oaks Town Center Property since 2010 and has three, five-year renewal options remaining on its lease.

Sportsman’s Warehouse (56,698 sq. ft.; 15.5% of NRA; 12.2% of U/W Base Rent) is an American outdoor sporting goods retailer selling camping, apparel, fishing, hunting and shooting gear. Sportsman’s Warehouse operates 131 locations across 30 states and is publicly traded on the Nasdaq (SPWH). Sportsman’s Warehouse estimated net sales of approximately $1.4 billion in 2022. According to a third-party research report, the location at the Blue Oaks Town Center Property has approximate 2022 sales of $7.8 million (approximately $137.57 per sq. ft). Sportsman’s Warehouse has been a tenant at the Blue Oaks Town Center Property since 2006, recently renewed its lease in December 2021 and has six, five-year extension options remaining on its lease.

Hobby Lobby (51,257 sq. ft.; 14.0% of NRA; 8.5% of U/W Base Rent) is an arts and crafts chain store that owns and operates over 900 locations and employs approximately 43,000 individuals throughout the United States. The average Hobby Lobby store is over 55,000 sq. ft., offering more than 70,000 arts, crafts, hobbies, home décor, holiday decorations and seasonal products. According to a third-party research report, the location at the Blue Oaks Town Center Property had approximate 2022 sales of $7.8 million ($152.17 per sq. ft.). Hobby Lobby opened at the Blue Oaks Town Center Property in 2022 and has three, five-year extension options remaining on its lease.

Tenant Summary.

Tenant Summary(1)
Tenant	Credit Ratings (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area		U/W Base Rent per Sq. Ft.	% of Total U/W Base Rent	Lease Expiration	Sales per Sq. Ft.(4)	Occupancy Cost(4)
Century Theaters(3)	NR / B+ / B	57,372	15.6%		$13.08	11.3%	12/18/2025	$305,680	22.8%
Sportsman’s Warehouse(5)	NR / NR / NR	56,698	15.5		$14.21	12.2	11/30/2026	$137.57	12.6%
Hobby Lobby(6)	NR / NR / NR	51,257	14.0		$11.00	8.5	7/31/2032	$152.17	10.4%
Crunch Fitness	NR / NR / NR	25,000	6.8		$14.25	5.4	6/12/2026	NAV	NAV
Grocery Outlet(7)	NR / NR / NR	20,850	5.7		$16.50	5.2	12/31/2027	NAV	NAV
Largest Tenants		211,177	57.6%		$13.36	42.6%
Other Tenants		144,670	3	9.4	$26.24	57.4
Total/Wtd. Avg. Occupied		355,847	97.0%		$18.59	100.0%
Vacant		10,885	3.0
Total		366,732	100.0%
(1)	Based on the underwritten rent roll dated as of January 3, 2023.
(2)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.
(3)	Century Theaters has three, five-year renewal options remaining on its lease.
(4)	Century Theaters Sales per Sq. Ft. are based on sales per screen (16 screens). Sportsman’s Warehouse and Hobby Lobby Sales per Sq. Ft. and Occupancy Costs are based on estimated sales from a third-party market research report.
(5)	Sportsman’s Warehouse has six, five-year renewal options remaining on its lease.
(6)	Hobby Lobby has three, five-year renewal options remaining on its lease.
(7)	Grocery Outlet has one, five-year renewal option remaining on its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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6600-6708 Lonetree Boulevard Rocklin, CA 95765	Collateral Asset Summary – Loan No. 5 Blue Oaks Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,500,000 67.3% 1.46x 11.2%
Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM & 2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	3	3,849	1.0	3,849	1.0%	$35.20	2.0%	2.0%
2025	6	75,164	20.5	79,013	21.5%	$14.91	16.9%	19.0%
2026	11	112,312	30.6	191,325	52.2%	$17.96	30.5%	49.5%
2027	7	36,031	9.8	227,356	62.0%	$24.46	13.3%	62.8%
2028	6	23,532	6.4	250,888	68.4%	$20.79	7.4%	70.2%
2029	2	2,703	0.7	253,591	69.1%	$35.87	1.5%	71.7%
2030	0	0	0.0	253,591	69.1%	$0.00	0.0%	71.7%
2031	1	18,000	4.9	271,591	74.1%	$12.36	3.4%	75.0%
2032	5	67,737	18.5	339,328	92.5%	$17.82	18.2%	93.3%
2033	3	16,519	4.5	355,847	97.0%	$27.03	6.7%	100.0%
2034 & Beyond	0	0	0.0	355,847	97.0%	$0.00	0.0%	100.0%
Vacant	NAP	10,885	3.0	366,732	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	44	366,732	100.0%			$18.59	100.0%
(1)	Based on the underwritten rent roll dated as of January 3, 2023.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

Environmental Matters. According to the Phase I environmental report dated December 22, 2022, there was no evidence of any recognized environmental conditions at the Blue Oaks Town Center Property.

The Market. The Blue Oaks Town Center Property is located in Rocklin, Placer County, California, approximately 25 miles northeast of Sacramento. According to the appraisal, population growth in the Sacramento area has outpaced both national and state averages for the past decade. Additionally, the Roseville/Rocklin submarket is considered an upper-tier submarket compared to the rest of the Sacramento market according to the appraisal. The Blue Oaks Town Center Property is located along Lonetree Boulevard at the intersection of Highway 65 and Blue Oaks Boulevard, with approximately 2,000 feet of frontage visibility and a combined traffic count of approximately 115,000 cars per day. According to a third-party research report, nearly 30 million sq. ft. of office, industrial and medical space is located within a five-mile radius of the Blue Oaks Town Center Property, equating to approximately 100,000 employees. The Blue Oaks Town Center Property is located adjacent to many retailers on the Highway 65 corridor, including the Westfield Galleria at Roseville Mall, Whole Foods, Costco, Lowe’s, Home Depot, Walmart, Sam’s Club, Kohl’s and Target.

The Blue Oaks Town Center Property is located in the Roseville/Rocklin submarket of the Sacramento market. As of the third quarter of 2022, the Sacramento retail market had an inventory of approximately 118.0 million sq. ft. with a vacancy rate of 5.7% and asking rents of $18.22 per sq. ft. The Roseville/Rocklin retail submarket had an inventory of approximately 15.7 million sq. ft. with a vacancy rate of 4.8% and asking rents of $19.91 per sq. ft. The estimated 2022 population within a one-, three- and five-mile radius was 11,833, 103,762 and 225,983, respectively, and the average household income in the same radii was $156,561, $150,105 and $146,123, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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6600-6708 Lonetree Boulevard Rocklin, CA 95765	Collateral Asset Summary – Loan No. 5 Blue Oaks Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,500,000 67.3% 1.46x 11.2%

Comparable Leases(1)
Property	Tenant Name	Sq. Ft.	Lease Start Date	Original Term	Annual Rent Per Sq. Ft.
Blue Oaks Town Center	Sportsman’s Warehouse	56,698(2)	2021(2)(3)	5 Years(2)(3)	$14.21(2)
Blue Oaks Town Center	Crunch Fitness	25,000(2)	2021(2)(4)	5 Years(2)(4)	$14.25(2)
Blue Oaks Town Center	The Original Mel’s	4,000(2)	2007(2)	20 Years(2)	$53.24(2)
Laguna Gateway II	Sportsman’s Warehouse	40,116	2021	10.3 Years	$18.00
Broadstone Plaza I	Bob’s Discount Furniture	35,223	2021	10.0 Years	$16.50
Foothill Farms	Goodwill	34,903	2020	12.0 Years	$10.44
Roseville Square	Planet Fitness	19,602	2021	10.0 Years	$12.00
6780 Stanford Ranch Road	Chuze Fitness	28,908	2020	15.0 Years	$18.00
Five Points Center	City Sports	24,900	2022	15.3 Years	$16.80
Rocklin Crossings	Esthetics Ctr Mgmt Co	2,000	2021	5.0 Years	$37.20
Rocklin Commons	Achieve Life Fitness	2,020	2020	5.0 Years	$34.80
The Brickyard	Flame-N-Chickz	2,450	2021	5.0 Years	$24.00
Bel Air Center	King Arthur Pizza	1,000	2021	5.5 Years	$24.00
1516 Eureka Road	Univ of Beer	5,547	2021	10.0 Years	$24.00
234 Gibson Drive	Eureka	3,535	2019	10.0 Years	$50.28
1910 Q Street	Restaurant Tenant	3,200	2022	10.0 Years	$27.00
2750 North Main Street	Chick-fil-A	4,285	2021	10.0 Years	$48.00
7858 Lichen Drive	Burger King	2,025	2020	10.0 Years	$41.48
4610 Sierra College Boulevard	Del Taco	2,418	2019	25.0 Years	$59.14
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated as of January 3, 2023.
(3)	The Sportsman’s Warehouse lease commenced in December 2021, but the tenant has been in occupancy since 2006.
(4)	The Crunch Fitness lease commenced in 2021, but the tenant has been in occupancy since 2010.

Comparable Sales(1)
Property	Sale Date	Sq. Ft.	Sale Price	Price/Acre	Price/Sq. Ft.
Blue Oaks Town Center	Jun-22(2)	366,732(2)	$77,500,000	$1,703,990	$211.33(2)
Nut Tree Plaza	Apr-22	370,575	$124,000,000	$3,540,834	$334.62
Highland Reserve Marketplace	Mar-22	191,415	$52,000,000	$2,529,183	$271.66
Washington Square	Dec-21	220,694	$56,208,000	$5,123,792	$254.69
Auburn Village	May-22	133,902	$37,400,000	$2,609,909	$279.31
Rancho Cardova Town Center	Feb-22	148,661	$32,500,000	$2,668,309	$218.62
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated as of January 3, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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6600-6708 Lonetree Boulevard Rocklin, CA 95765	Collateral Asset Summary – Loan No. 5 Blue Oaks Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,500,000 67.3% 1.46x 11.2%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2019	2020	2021	T-12 11/30/2022(2)	U/W(2)	U/W Per Sq. Ft.
Base Rent	$5,687,620	$5,766,853	$5,638,146	$5,934,123	$6,173,299	$16.83
Rent Steps(3)	0	0	0	0	443,590	1.21
Expense Reimbursements	0	0	0	0	0	0.00
Vacant Income(4)	0	0	0	0	(44,277)	(0.12)
Gross Potential Rent	$5,687,620	$5,766,853	$5,638,146	$5,934,123	$6,572,612	$17.92
Miscellaneous Income	58,751	52,008	47,470	10,324	56,605	0.15
Recoveries	1,511,854	1,587,970	1,459,919	1,408,631	1,808,701	4.93
Effective Gross Income	$7,258,225	$7,406,831	$7,145,535	$7,353,079	$8,437,918	$23.01
Operating Expenses	2,084,274	2,111,524	2,167,463	1,907,596	2,094,582	5.71
Net Operating Income	$5,173,951	$5,295,307	$4,978,072	$5,445,483	$6,343,337	$17.30
Capital Expenditures	0	0	0	0	55,010	0.15
TI/LC	0	0	0	0	456,748	1.25
Net Cash Flow	$5,173,951	$5,295,307	$4,978,072	$5,445,483	$5,831,579	$15.90
(1)	Based on the underwritten rent roll dated as January 3, 2023.
(2)	The increase in Net Operating Income from T-12 11/30/2022 to U/W is due to the borrower sponsor’s acquisition in June 2022 and subsequent lease-up of seven new leases totaling 69,055 sq. ft. and eight renewal leases totaling 39,508 sq. ft.
(3)	Contractual Rent Steps underwritten through March 31, 2024 with the exception of Fire & Ice Games (1.8% of U/W Base Rent) that has rent steps underwritten through May 31, 2024.
(4)	Vacancy is grossed up based on the appraiser’s market rent conclusions.

Property Management.  The Blue Oaks Town Center Property is managed by GRE Management Services, Inc., a California corporation and a third party property manager.

Lockbox / Cash Management. The Blue Oaks Town Center Loan is structured with a hard lockbox and springing cash management. At origination, the borrower was required to establish a lender controlled lockbox account, and cause all revenues relating to the Blue Oaks Town Center Property to be deposited into a such lockbox account within one business day of receipt. On each business day during the continuance of a Trigger Period (as defined below), all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account and will be applied and disbursed to the tax and insurance reserves, debt service, other required reserves, and operating expenses in accordance with the Blue Oaks Town Center Loan documents. On each business day that no Trigger Period is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.

A “Trigger Period” means the period commencing upon the occurrence of (a) an event of default under the Blue Oaks Town Center Loan documents or (b) the amortizing debt service coverage ratio falling below 1.10x.

A Trigger Period may be cured upon the occurrence of (i) with respect to clause (a) above, the lender’s acceptance of a cure of such event of default in accordance with the Blue Oaks Town Center Loan documents and (ii) with respect to clause (b) above, the debt service coverage ratio being at least 1.15x as of the end of two consecutive calendar quarters.

Initial and Ongoing Reserves. At loan origination, the borrower deposited (i) approximately $14,307 into a real estate taxes reserve, (ii) approximately $138,532 into a static insurance reserve, (iii) $380,000 into a tenant improvements and leasing commissions reserve, (iv) approximately $690,719 into an outstanding tenant improvements and leasing commissions reserve and (v) approximately $199,653 into a free rent reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit into a real estate tax reserve, 1/12 of the estimated annual real estate taxes (initially, approximately $85,842).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit into an insurance reserve 1/12 of estimated annual insurance premiums; provided that, such requirement will be waived if the borrower maintains a blanket policy in accordance with the Blue Oaks Town Center Loan documents. At loan origination, such requirement was waived as the borrower obtained an acceptable blanket insurance policy.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit approximately $4,584 into a replacement reserve account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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6600-6708 Lonetree Boulevard Rocklin, CA 95765	Collateral Asset Summary – Loan No. 5 Blue Oaks Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,500,000 67.3% 1.46x 11.2%

TI/LC Reserve – On each monthly payment date prior to the occurrence of a Satisfactory Renewal Event (as defined below), the borrower is required to deposit approximately $50,426 into a TI/LC reserve account. Following the occurrence of a Satisfactory Renewal Event, the borrower is required to deposit $30,561 into the TI/LC reserve account.

A “Satisfactory Renewal Event” will occur when both the Sportsman’s Warehouse lease and the Century Theaters lease are each renewed for a minimum term of at least five years, with a minimum annual base rent that is greater than or equal to the minimum annual base rent currently payable under each respective lease.

Lucille’s TI/LC Reserve Fund – On each monthly payment date, the borrower is required to deposit $25,000 into the Lucille’s TI/LC Reserve Fund for outstanding tenant improvements and leasing commissions relating to the tenant Lucille’s build out of its space, capped at $300,000.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. The Blue Oaks Town Center Loan documents permit the borrower to obtain the release of an approximately 2.42 acre parcel of land improved by parking spaces (the “Designated Parcel”) from the lien of the mortgage upon the satisfaction of certain conditions set forth in the Blue Oaks Town Center Loan documents, including, without limitation, (a) no event of default has occurred and is continuing, (b) prepayment of the Blue Oaks Town Center Loan in an amount equal to the greater of (x) 100% of the appraised value of the Designed Parcel at the time of such release and (y) 100% of the net sales proceeds of the Designated Parcel, together with any applicable yield maintenance premium, and (c) after giving effect to such release, (1) the debt yield for the remaining Blue Oaks Town Center Property is equal to or greater than (i) the debt yield at origination and (ii) the debt yield immediately prior to such release, (2) the debt service coverage ratio for the remaining Blue Oaks Town Center Property is equal to or greater than (i) the debt service coverage ratio at origination and (ii) the debt service coverage ratio immediately prior to such release, and (3) the loan-to-value ratio for the remaining Blue Oaks Town Center Property is less than or equal to (i) the loan-to-value ratio at origination and (ii) the loan-to-value ratio immediately prior to such release.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
64

428-430 North Rodeo Drive Beverly Hills, CA 90210	Collateral Asset Summary – Loan No. 6 428-430 North Rodeo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,000,000 34.0% 1.88x 11.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
65

428-430 North Rodeo Drive Beverly Hills, CA 90210	Collateral Asset Summary – Loan No. 6 428-430 North Rodeo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,000,000 34.0% 1.88x 11.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
66

428-430 North Rodeo Drive Beverly Hills, CA 90210	Collateral Asset Summary – Loan No. 6 428-430 North Rodeo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,000,000 34.0% 1.88x 11.9%

Mortgage Loan Information
Loan Seller:	GACC
Credit Assessment (Fitch/KBRA/Moody’s)(5):	BBB+sf / BBB+(sf) / A3(sf)
Loan Purpose:	Refinance
Borrower Sponsor:	Probity International Corporation
Borrower:	Probity Associates, LLC
Original Balance:	$52,000,000
Cut-off Date Balance:	$52,000,000
% by Initial UPB:	6.8%
Interest Rate:	6.23500%
Payment Date:	6th of each month
First Payment Date:	March 6, 2023
Maturity Date:	February 6, 2028
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(23),YM1(30),O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly.	Cap
Taxes:	$0	$4,781	NAP
Insurance:	$0	Springing	NAP
Replacement/Capex:	$0	Springing	NAP
TI/LC:	$0	Springing	NAP
Unfunded Obligations(2):	$8,590,841	$0	NAP

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee
Location:	Beverly Hills, CA
Year Built / Renovated:	1953 / 2021
Total Sq. Ft.:	9,368
Property Management:	Probity International Corporation
Underwritten NOI(1):	$6,179,000
Underwritten NCF:	$6,177,126
Appraised Value(3):	$153,000,000
Appraisal Date:	November 8, 2022

Historical NOI
Most Recent NOI(1):	$3,048,419 (T-12 May 31, 2022)
2021 NOI:	$2,519,764 (December 31, 2021)
2020 NOI:	$4,118,637 (December 31, 2020)
2019 NOI(4):	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (September 7, 2022)
2021 Occupancy:	100.0% (December 31, 2021)
2020 Occupancy:	100.0% (December 31, 2020)
2019 Occupancy(4):	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon(3)	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$52,000,000	$5,551 / $5,551	34.0% / 34.0%	1.88x / 1.88x	11.9% / 11.9%	11.9% / 11.9%
(1)	The increase from the Most Recent NOI to Underwritten NOI is primarily attributable to executing the Alexander McQueen lease in August 2022.
(2)	The unfunded obligations reserve includes (i) free rent equal to six months of rent attributable to the Alexander McQueen lease, (ii) bridge rent equal to the difference of 17 months of base rent and common area costs payable pursuant to the Alexander McQueen lease and the Vera Wang lease, (iii) prepaid rent (4 months) under the Alexander McQueen lease and (iv) a brokerage commission payable to Cushman and Wakefield in connection with the Alexander McQueen lease
(3)	The appraiser concluded a land value of $159.0 million, equating to a loan to land value of 32.7%.
(4)	2019 NOI and Occupancy are unavailable because it does not reflect underwritten tenancy.
(5)	Fitch KBRA and Moody’s provided the listed assessments for the 428-430 North Rodeo Loan in the context of its inclusion in the mortgage pool.

The Loan. The mortgage loan (the “428-430 North Rodeo Loan”) is evidenced by two promissory notes with an aggregate original principal balance and an aggregate outstanding principal balance as of the Cut-off Date of $52,000,000 and is secured by the borrower’s fee simple interest in an anchored retail building located in Beverly Hills, California (the “428-430 North Rodeo Property”).

The 428-430 North Rodeo Loan has an initial term of 60 months and has a remaining term of 60 months as of the Cut-off Date. The 428-430 North Rodeo Loan requires interest-only payments during its entire term and accrues interest at the rate of 6.23500% per annum.

The proceeds of the 428-430 North Rodeo Loan were primarily used to refinance the 428-430 North Rodeo Property, pay origination costs, cover defeasance and return equity to the borrower sponsor. The 428-430 North Rodeo Property was previously securitized in the MSBAM 2013-C13 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$52,000,000	100.0%	Loan Payoff	$21,921,925	42.2%
			Return of Equity	20,821,374	40.0
			Upfront Reserves	8,590,841	16.5
			Closing Costs	665,860	1.3
Total Sources	$52,000,000	100.0%	Total Uses	$52,000,000	100.0%
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
67

428-430 North Rodeo Drive Beverly Hills, CA 90210	Collateral Asset Summary – Loan No. 6 428-430 North Rodeo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,000,000 34.0% 1.88x 11.9%

The Borrower and the Borrower Sponsor. The borrower is Probity Associates, LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity, having at least two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 428-430 North Rodeo Loan. The borrower sponsor and non-recourse carve-out guarantor is Probity International Corporation (“Probity”). Probity International Corporation provides numerous real estate development, management, and advisory services, including property management, asset management, leasing, and marketing. Since 1980, the borrower sponsor has developed several million square feet of prime location properties in the United States, many of which are located in Beverly Hills, demonstrating its experience and knowledge of the market. Probity is led by Robert Zarnegin and Daniel Parks, who have both been with Probity for over 20 years.

The Property. The 428-430 North Rodeo Property is a premier, two-story, Class A storefront retail building in Beverly Hills, located at 428-430 North Rodeo Drive. The 428-430 North Rodeo Property is located within the Golden Triangle, situated on Rodeo Drive just south of Santa Monica Boulevard. The 428-430 North Rodeo Property is a part of the Rodeo Drive shopping district, a world-renowned shopping destination filled with ultra-high luxury storefront retail centers catering to one of the wealthiest demographics in the United States. The appraiser concluded a land value of $159.0 million, equating to a loan to land value of 32.7%. The 428-430 Rodeo Property is 100.0% leased by two tenants – Alexander McQueen (66.8% of NRA) and Jaeger-LeCoultre (33.2% of NRA). The 428-430 Rodeo Property is split up between two suites. Suite 428 contains 5,952 sq. ft. (3,116 sq. ft. mezzanine) and Suite 430 contains 3,106 sq. ft. (1,106 sq. ft. mezzanine). Alexander McQueen (Suite 428) intends to expand the sq. ft. of its demised premises to 6,262 by adding an additional 155 sq. ft on each floor. The tenants have a weighted average remaining lease term of approximately 10.5 years.

Major Tenants. The largest tenant, Alexander McQueen (6,262 sq. ft.; 66.8% of NRA; 81.1% of U/W Base Rent Rated A by S&P) is a luxury fashion retailer with 20 retail locations in the United States and 138 stores worldwide. Alexander McQueen is owned and operated under Kering SA (“Kering”), a French-based multinational corporation specializing in luxury goods. Kering owns the brands Balenciaga, Bottega Veneta, Gucci, Alexander McQueen and Yves Saint Laurent. As of the third quarter of 2022, Kering Group revenue is up 14% on a comparable basis compared to the third quarter of 2021 and up 28% on a comparable basis to the third quarter of 2019.

The Alexander McQueen lease is guaranteed by Kering Americas, Inc., a wholly owned subsidiary of Kering SA. The Alexander McQueen lease was executed on August 31, 2022 and has an expected August 1, 2024 delivery date. Alexander McQueen’s space is currently occupied by Vera Wang, who is expected to vacate by July 2024 and as early as July 2023. Upon Vera Wang vacating, Suite 428 will be subsequently backfilled by Alexander McQueen. The landlord is anticipated to deliver possession of such space to Alexander McQueen in “as-is” condition when Vera Wang vacates. If the landlord does not deliver by August 31, 2024, Alexander McQueen will be entitled to daily rent abatements for each day the delay continues. The tenant may only terminate in the event such delay continues for at least 270 days. Alexander McQueen will not pay rent until 180 days following the delivery of the space. Alexander McQueen’s lease is structured with at least 4.0% annual increases and one, two-year extension option with at least a one-year notice period. We cannot assure you as to when the current tenant will vacate its space, Alexander McQueen will take possession of its space, or that Alexander McQueen will take possession of the space and commence paying rent as expected or at all.

If Vera Wang holds over in its premises beyond the July 31, 2024 expiration date under its lease, the borrower will be required (i) to immediately commence and complete eviction proceedings, (ii) to the extent the lender reasonably determines that the cost to complete such eviction will exceed $200,000, to deposit an amount with the lender equal to 100% of the costs to complete such proceedings as determined by the lender (in which event Vera Wang will also be required to pay the borrower an amount equal to two times monthly rent for each month the holdover continues in accordance with its lease), and (iii) deposit $3,750.000.03 (representing 9 months of base rent payable under the Alexander McQueen lease) into the unfunded obligations reserve. In addition, a Trigger Period (as defined below) will commence if Alexander McQueen terminates its lease or Vera Wang holds over under its lease.

The second largest tenant, Jaeger-LeCoultre (3,106 sq. ft.; 33.2% of NRA; 18.9% of U/W Base Rent Rated A+ by S&P) is a luxury watch brand founded in 1833 and based in Vallèe de Joux, Switzerland. Compagnie Financiere Richemont (“Richemont”) acquired Jaeger-LeCoultre in July 2000.

Founded in 1988, Richemont owns luxury jewelry, watches, and fashion and accessories brands such as Cartier, Piaget, IWC Schaffhausen, Chloé, and Montblanc. For fiscal year 2022, which ended March 31, 2022, Richemont reported approximately €19.2 billion (approximately $19.9 billion) in sales, up 46.0% from the previous year. For the first half of fiscal year 2023, which ended September 30, 2022, Richemont reported approximately €9.7 billion (approximately $10.0 billion) in sales, up 24.0% year-over-year. Through its various subsidiaries, Richemont produces and sells jewelry, watches, leather goods, pens, clothing, and accessories. Richemont is publicly traded under the ticker “CFR” on the SIX Swiss Exchange and the JSE Securities Exchange and has 36 locations worldwide.

Jaegar-LeCoultre signed a 10 year lease in March 2021 and is structured with at least 3.0% annual increases and one, five-year extension option with a one-year notice period at fair market rent. Jaegar-LeCoultre does not have any termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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428-430 North Rodeo Drive Beverly Hills, CA 90210	Collateral Asset Summary – Loan No. 6 428-430 North Rodeo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,000,000 34.0% 1.88x 11.9%

The following table presents certain information relating to the tenants at the 428-430 North Rodeo Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(3)	% of Total U/W Base Rent(3)	Lease Expiration
Alexander McQueen(4)	NR / NR / A	6,262	66.8%	$798.47	81.1%	7/31/2034
Jaeger-LeCoultre	NR / NR / A+	3,106	33.2	375.47	18.9	8/31/2031
Total Occupied		9,368	100.0%	$658.22	100.0%
Vacant		0	0.0
Total / Wtd. Avg.		9,368	100.0%
(1)	Based on the underwritten rent roll dated as of September 7, 2022.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	U/W Base Rent Per Sq. Ft. and % of Total U/W Base Rent are inclusive of contractual rent steps underwritten through the termination option per the tenant’s lease.
(4)	The Alexander McQueen lease was executed on August 31, 2022 and has an expected August 1, 2024 delivery date. The tenant is expected to take control of the space after Vera Wang, a luxury women’s clothing and bridal dress designer-retailer and the current tenant in-place, vacates its space. The current tenant’s lease is through July 2024 and it can vacate the premises as early as July 2023, at which time the borrower intends to deliver the space to Alexander McQueen.

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft. (4)	% U/W Base Rent Rolling(4)	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2024	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2025	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2026	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2027	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2028	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2029	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2030	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2031	1	3,106	33.2	3,106	33.2%	$375.47	18.9	18.9%
2032	0	0	0.0	3,106	33.2%	$0.00	0.0	18.9%
2033	0	0	0.0	3,106	33.2%	$0.00	0.0	18.9%
2034 & Thereafter	1	6,262	66.8	9,368	100.0%	$798.47	81.1	100.0%
Vacant	NAP	0	0.0	9,368	100.0%	NAP	NAP.	NAP
Total / Wtd. Avg.	2	9,368	100.0%			$658.22	100.0%.
(1)	Based on the underwritten rent roll dated September 7, 2022.
(2)	The Alexander McQueen lease was executed on August 31, 2022 and has an expected August 1, 2024 delivery date. The tenant is expected to take control of the space after Vera Wang, a luxury women’s clothing and bridal dress designer-retailer and the current tenant in-place, vacates their space. The current tenant’s lease is through July 2024 and they can vacate the premises as early as July 2023, at which time the borrower intends to deliver the space to Alexander McQueen. We cannot assure you as to when the current tenant will vacate its space or when Alexander McQueen will take possession of its space, or that Alexander McQueen will take possession of the space as expected or at all.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(4)	Annual U/W Base Rent Per Sq. Ft. and % U/W Base Rent Rolling are inclusive of contractual rent steps underwritten through the termination option per the tenant’s lease.

Environmental Matters. According to a Phase I environmental report dated November 16, 2022, there are no recognized environmental conditions or recommendations for further action at the 428-430 North Rodeo Property.

The Market. The 428-340 Rodeo Property is located in Beverly Hills, California within the Los Angeles-Long Beach- Anaheim, California Metropolitan Statistical Area (Los Angeles MSA). Beverly Hills is one of the wealthiest areas in Los Angeles. It features the upscale shopping street of Rodeo Drive, where the 428-430 North Rodeo Property is located. The main submarket within Beverly Hills is known as the Golden Triangle – a collection of seven smaller commercial streets that encompass the business district of Beverly Hills and is located between Santa Monica Boulevard, Rexford Drive and Wilshire Boulevard. Rodeo Drive runs through the center of the Golden Triangle. The 400 block is considered a highly desirable block in the Rodeo neighborhood due to the high retail rents demanded in the Golden Triangle. The three blocks of Rodeo Drive between Wilshire Boulevard and Santa Monica Boulevard are commonly known as highly exclusive and expensive shopping districts and include retailers such as Christian Dior, Dolce & Gabana, Gucci, Louis Vuitton, Prada, Versace, among others. According to the appraisal, the estimated 2022 population within a one-, three- and five-mile radius are 25,470, 266,910 and 679,449 respectively. According to the appraisal, the estimated 2022 average household income within a one-, three- and five-mile radius were $191,572, $167,371 and $151,683, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
69

428-430 North Rodeo Drive Beverly Hills, CA 90210	Collateral Asset Summary – Loan No. 6 428-430 North Rodeo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,000,000 34.0% 1.88x 11.9%

According to a third party market research provider, the Beverly Hills market contained nearly 3.7 million square feet of retail space through the third quarter 2022. Meanwhile, the subject’s Golden Triangle submarket comprised approximately 1.8 million square feet of retail space over the same period, accounting for 49.6 percent of the market’s total inventory. The Golden Triangle has a vacancy of 8.4% as of the third quarter of 2022. The average rent per square foot in the submarket was $99.12 as of the third quarter of 2022. Development activity in the market and submarket only took place in 2011 and new deliveries were virtually nonexistent through the remaining nine years due to the dearth of developable land.

Comparable Leases(1)
Location	Tenant Name	Square Feet	Lease Start Date	Term	Annual Rent per Sq. Ft.	Scheduled Increases
428-430 North Rodeo(2)	Alexander McQueen	6,262	2024	10 Years	$798.47	4% Annual
320 North Beverly Drive Beverly Hills, CA	Guess	7,650	2021	10 Years	$240.00	3% Annual
346 North Beverly Drive Beverly Hills, CA	Favorite Daughter	2,000 1,300 Mezz	2021	10 Years	$168.00	3% Annual
340 North Beverly Drive Beverly Hills, CA	ASRV	1,084 460 Mezz	2021	10 Years	$162.00	3% Annual
339 - 345 North Beverly Drive Beverly Hills, CA	Erewhon Market	11,000	2021	20 Years	$96.00	3% Annual
344 North Beverly Drive Beverly Hills, CA	The Last Line	1,700 500 Mezz	2021	5 Years	$180.00	N/A
460 North Beverly Drive Beverly Hills, CA	Faraday Future	12,947 2,436 Mezz	2021	10 Years	$132.00	N/A
9525 Brighton Way Beverly Hills, CA	Orlebar Brown	1,241 280 Mezz	2021	7 Years	$179.00	N/A
(1)	Source: Appraisal. Due to a lack of recent leasing activity in several buildings on the 300 and 400 Rodeo Dive blocks that are owner-occupied, as well as in-place non-disclosure agreements with respect to tenant-occupied spaces in such buildings, there are limited lease comparables on those Streets. The lease comparables provided above are on the adjacent Beverly Drive and Brighton Way, which command rents significantly lower than 300 and 400 Rodeo Drive.
(2)	Based on the underwritten rent roll dated as of September 7, 2022.

Based on the appraiser’s considerations of (i) asking rents at competitive properties, (ii) actual recent lease comparables, (iii) the recent signed lease at the 428-430 North Rodeo Property and (iv) the appraiser’s discussions with active market participants, the appraiser concluded to a market rent of $780.00 PSF on a triple-net basis, which is higher than the average rent per sq. ft. at the 428-430 North Rodeo Property.

Comparable Sales(1)
Location	Sale Date	Square Feet	Sale Price	Price/Sq. Ft.
428-430 North Rodeo Drive	NAP	9,368(2)	NAP	NAP
457-459 Rodeo Drive	Nov-20	12,711	$122,000,000	$9,598
457-459 Rodeo Drive	Oct-18	12,711	$96,000,000	$7,553
456 North Rodeo Drive	Mar-18	6,200	$110,000,000	$17,742
420 North Rodeo Drive	Jul-16	6,287	$122,000,000	$19,405
345-347 North Rodeo Drive	Jan-14	13,533	$108,000,000	$7,980
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated as of September 7, 2022.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
70

428-430 North Rodeo Drive Beverly Hills, CA 90210	Collateral Asset Summary – Loan No. 6 428-430 North Rodeo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,000,000 34.0% 1.88x 11.9%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2020	2021	T-12 5/31/2022	U/W	U/W Per Sq. Ft.
Base Rent(2)(3)	$2,249,077	$2,700,087	$3,190,374	$6,166,218	$658.22
Vacant Income	0	0	0	267,162	28.52
Gross Potential Rent	$2,249,077	$2,700,087	$3,190,374	$6,433,381	$686.74
Total Reimbursements	111,139	126,209	142,350	990,883	105.77
Other Income	2,005,500	0	0	0	0.00
Gross Potential Income	$4,365,715	$2,826,295	$3,332,723	$7,424,264	$792.51
Less: Vacancy & Credit Loss	0	0	0	(254,381)	(27.15)
Effective Gross Income	$4,365,715	$2,826,295	$3,332,723	$7,169,883	$765.36
Total Operating Expenses	247,078	306,532	284,305	990,883	105.77
Net Operating Income(4)	$4,118,637	$2,519,764	$3,048,419	$6,179,000	$659.59
TI/LC	0	0	0	0	0.00
Capital Expenditures	0	0	0	1,874	0.20
Net Cash Flow	$4,118,637	$2,519,764	$3,048,419	$6,177,126	$659.39
(1)	Based on the underwritten rent roll dated September 7, 2022.
(2)	U/W Base Rent is inclusive of rent steps.
(3)	The Alexander McQueen lease was executed on August 31, 2022 and has expected August 1, 2024 delivery date. The tenant will take control of the space after Vera Wang, a luxury women’s clothing and bridal dress designer-retailer and the current tenant in-place, vacates its space. We cannot assure you as to when the current tenant will vacate its space, Alexander McQueen will take possession of its space, or that Alexander McQueen will take possession of the space or when and commence paying rent as expected or at all.
(4)	Increase from the T-12 5/31/2022 Net Operating Income to U/W Net Operating Income is primarily attributable to executing the Alexander McQueen lease in August 2022.

Property Management. The 428-430 North Rodeo Property is managed by Probity International Corporation, a Delaware corporation, an affiliate of the borrower sponsor.

Lockbox / Cash Management. The 428-430 North Rodeo Loan is structured with a hard lockbox and springing cash management. The borrower was required to direct each tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the 428-430 North Rodeo Property and all other money received by the borrower or the property manager with respect to the 428-430 North Rodeo Property to be deposited into the lockbox account within one business day. On each business day during the continuance of a Trigger Period under the 428-430 North Rodeo Loan, all amounts in the lockbox account are required to be remitted to the cash management account.

A “Trigger Period” means the occurrence of (a) an event of default under the 428-430 North Rodeo Loan documents, (b) if the property manager is an affiliate of the borrower or the guarantor and such property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding (c) the debt service coverage ratio for the 428-430 North Rodeo Loan falls below 1.15x at the end of any calendar quarter, or (d) a Lease Sweep Period (as defined below) is continuing.

A Trigger Period may be cured, (i) in the case of clause (a) above, if a cure of the event of default has been accepted by the lender, (ii) in the case of clause (b) above, if the property manager is replaced with a non-affiliated property manager reasonably approved by the lender under a replacement management agreement approved by the lender, such replacement property manager and the borrower execute and deliver an assignment and subordination agreement reasonably satisfactory to the lender, (iii) in the case of clause (c) above, the 428-430 North Rodeo Property has achieved a debt service coverage ratio of at least 1.20x for two consecutive calendar quarters, as determined by the lender, (iv) in the case of clause (d) above, such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence (a) upon the earlier of (i) the date that is 12 months prior to the expiration of a Lease Sweep Lease (as defined below), (ii) upon the date required under the Lease Sweep Lease by which the tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or (iii) the date that a Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date; (b) the date that any tenant under a Lease Sweep Lease which does not have an investment grade rating discontinues its business (i.e., “goes dark”) in a majority of its space at the 428-430 North Rodeo Property; (d) upon a default under a Lease Sweep Lease by a tenant beyond any applicable notice and cure period, and (e) upon a bankruptcy or insolvency proceeding of a tenant under a Lease Sweep Lease or its guarantor.

A “Lease Sweep Lease” means the Alexander McQueen lease or the Vera Wang lease, and any replacement lease covering a majority of the space currently demised under such lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
71

428-430 North Rodeo Drive Beverly Hills, CA 90210	Collateral Asset Summary – Loan No. 6 428-430 North Rodeo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,000,000 34.0% 1.88x 11.9%

Initial and Ongoing Reserves. At origination, the borrower deposited approximately $8,590,841 into an unfunded obligations reserve. The unfunded obligations reserve includes (i) free rent equal to six months of Alexander McQueen rent, (ii) bridge rent equal to the difference of 17 months of base rent and common area costs payable pursuant to the Alexander McQueen lease and the Vera Wang lease, (iii) prepaid rent (four months) under the Alexander McQueen lease, (iv) and a brokerage commission payable to Cushman and Wakefield in connection with the Alexander McQueen lease. In the event Vera Wang either holds over or fails to surrender all or any portion of its premises on or before August 30, 2024 (30 days after the Vera Wang lease expiration date), the borrower will be required to make an additional deposit into the unfunded obligations reserve of $3,750,000.03, which represents 9 months of rent payable under the Alexander McQueen lease.

Tax Reserve – On each monthly payment date, the borrower is required to deposit into a real estate tax reserve, 1/12 of the estimated annual real estate taxes. Initially, this is approximately $4,781.

Insurance Reserve – On each monthly payment date, the borrower is required to deposit into an insurance reserve, 1/12 of estimated insurance premiums. This requirement is waived as long as an acceptable blanket policy is in place.

Replacement Reserve – On each monthly payment date during the continuance of a Trigger Period, the borrower is required to deposit into a replacement reserve approximately $156.

TI/LC Reserve – On each monthly payment date during the continuance of a Trigger Period, the borrower is required to deposit into a TI/LC reserve in the amount of approximately $3,903.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
72

2000 South Main Street Belle Glade, FL 33430	Collateral Asset Summary – Loan No. 7 Palm Glade Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 52.9% 1.38x 11.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
73

2000 South Main Street Belle Glade, FL 33430	Collateral Asset Summary – Loan No. 7 Palm Glade Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 52.9% 1.38x 11.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
74

2000 South Main Street Belle Glade, FL 33430	Collateral Asset Summary – Loan No. 7 Palm Glade Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 52.9% 1.38x 11.4%

Mortgage Loan Information
Loan Seller:	BMO
Loan Purpose:	Refinance
Borrower Sponsor:	Joel Werzberger
Borrower:	Palm Glade Apts LLC
Original Balance:	$45,000,000
Cut-off Date Balance:	$45,000,000
% by Initial UPB:	5.9%
Interest Rate:	6.68500%
Payment Date:	6th of each month
First Payment Date:	February 6, 2023
Maturity Date:	January 6, 2028
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(25),D(30),O(5)
Lockbox / Cash Management:	Springing / Springing

Reserves(1)
	Initial	Monthly	Cap
Taxes:	$150,000	$11,175	NAP
Insurance:	$87,977	$17,595	NAP
Replacement:	$280,000	$6,400	NAP
Other Reserves(2):	$7,578,600	$0	NAP

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee
Location:	Belle Glade, FL
Year Built / Renovated:	1989 / 2021-2022
Total Units:	384
Property Management:	A1 Management Realty LLC
Underwritten NOI:	$4,276,882
Underwritten NCF:	$4,200,082
Appraised Value(3):	$85,000,000
Appraisal Date:	April 1, 2023

Historical NOI(4)
Most Recent NOI:	NAV
2021 NOI:	NAV
2020 NOI:	NAV
2019 NOI:	NAV

Historical Occupancy(4)
Most Recent Occupancy:	91.1% (November 1, 2022)
2021 Occupancy:	NAV
2020 Occupancy:	NAV
2019 Occupancy:	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Unit Cut-off / Balloon	LTV Cut-off / Balloon(3)	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF(5)	U/W Debt Yield at Balloon NOI / NCF(5)
Mortgage Loan	$45,000,000	$117,188 / $117,188	52.9% / 52.9%	1.40x / 1.38x	11.4% / 11.2%	11.4% / 11.2%
(1)	See “Initial and Ongoing Reserves” herein.
(2)	Other Reserves include the initial earnout reserve ($7,500,000) and the initial free rent reserve ($78,600). The lender must disburse the Earnout Release Amount (as defined below) upon its receipt of evidence that the physical and economic occupancy rate of the Palm Glade Apartments Property (as defined below) is equal to or greater than 92.5%, on or prior to July 6, 2026. The borrower has no right to obtain a release of the earnout reserve funds after July 6, 2026.
(3)	The LTV Cut-off / Balloon is calculated by dividing (i) $45,000,000 by (ii) the upon completion/stabilization value shown above. The as-is appraised value of the Palm Glade Apartments Property is $82,000,000, and the LTV Cut-off / Balloon based on the gross loan amount of $45,000,000 and the as-is appraised value of the property is 54.9% / 54.9%.
(4)	Information regarding historical net operating income and historical occupancy is not available because the Palm Glade Apartments Property was acquired by the borrower sponsor in June 2021 during an ongoing renovation.
(5)	The U/W Debt Yield NOI / NCF and U/W Debt Yield at Balloon NOI / NCF are calculated based on the net loan amount of $37,500,000 (which represents the original principal balance of the Palm Glade Apartments Loan net of the initial earnout reserve amount of $7,500,000). The unadjusted U/W Debt Yield NOI / NCF and U/W Debt Yield at Balloon NOI / NCF are 9.5% / 9.3% and 9.5% / 9.3%, respectively.

The Loan. The Palm Glade Apartments mortgage loan (the “Palm Glade Apartments Loan”) has an original principal balance and outstanding principal balance as of the Cut-off Date of $45,000,000, secured by the borrower’s fee interest in one multifamily property totaling 384 units located in Belle Glade, Florida (the “Palm Glade Apartments Property”).

The Palm Glade Apartments Loan has a 60-month interest only term and accrues interest at a rate of 6.68500% per annum. The proceeds of the Palm Glade Apartments Loan were used to pay off approximately $35.0 million of existing debt, return equity to the borrower sponsor, pay origination costs and fund upfront reserves.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$45,000,000	100.0%	Loan Payoff	$34,998,017	77.8%
			Upfront Reserves	8,096,577	18.0
			Return of Equity	1,194,320	2.7
			Closing Costs	711,085	1.6
Total Sources	$45,000,000	100.0%	Total Uses	$45,000,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
75

2000 South Main Street Belle Glade, FL 33430	Collateral Asset Summary – Loan No. 7 Palm Glade Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 52.9% 1.38x 11.4%

The Borrower and the Borrower Sponsor. The borrower is Palm Glade Apts LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Palm Glade Apartments Loan.

The borrower sponsor and the nonrecourse carve-out guarantor is Joel Werzberger, who has approximately 20 years of experience in real estate and currently owns approximately 34 multifamily properties consisting of more than 4,369 units. Mr. Werzberger owns the multifamily properties throughout the United States with concentrations in New York, Indiana, Virginia, North Carolina, Florida and Ohio.

The Property. The Palm Glade Apartments Property is a 384-unit complex with 28, one- and two-story buildings located in Belle Glade, Florida. The Palm Glade Apartments Property was built in 1989 and underwent renovations in 2021 and 2022. The total cost of such renovation was approximately $18.6 million (approximately $48,308 per unit), with an expected balance of approximately $253,728 left until completion as of February 6, 2023. The renovations included full gut renovations to all of the units, plumbing upgrades, electrical upgrades, hurricane proof windows, metal hurricane proof roofing, landscaping, remodeling of the amenities such as the leasing office/clubhouses/laundry room, security, and exterior pavement. At origination the lender held back $280,000 to complete the remaining work which consists of renovations to 15 units (all of which are in one of the 31 buildings), remaining window replacement, and general updates to amenities. The Palm Glade Apartments Property includes 40 one-bedroom units (637 sq. ft.), 192 two-bedroom units (816 sq. ft.), 136 three-bedroom units (950 sq. ft.) and 16 four-bedroom units (1,067 sq. ft.). The Palm Glade Apartments Property operates as a market rate, non-age restricted property. As of November 1, 2022, the Palm Glade Apartments Property was 91.1% occupied.

The following table presents detailed information with respect to the current market rate units at the Palm Glades Apartments

Property:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Annual Rent Per Sq. Ft.
1 BR	40	10.4%	90.0%	637	$1,175	$22.14
2 BR	192	50.0	90.6%	816	$1,319	$19.40
3 BR	136	35.4	91.2%	950	$1,411	$17.82
4 BR	16	4.2	100.0%	1,067	$1,558	$17.52
Total / Wtd Avg.	384	100.0%	91.1%	855	$1,347	$18.89
(1)	Based on the underwritten rent roll dated November 1, 2022. Average Rent per Sq. Ft. and Average Monthly Rent per Unit reflect average monthly in-place rent for occupied units.

Environmental Matters. According to the Phase I environmental report dated July 8, 2022, there are no recognized environmental conditions at the Palm Glade Apartments Property.

The Market. The Palm Glade Apartments Property is located in the Lake Worth/Greenacres/Wellington multifamily submarket in Belle Glade, Florida. According to the appraisal, as of the second quarter of 2022, the Lake Worth/Greenacres/Wellington multifamily submarket has an average rent of $2,090 and an overall vacancy of 3.0%, with a total inventory of 23,920 units. According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the Palm Glade Apartments Property is 7,411, 25,007, and 27,452, respectively. According to the appraisal, the median household income within a one-, three- and five-mile radius of the Palm Glade Apartments Property is $23,010, $25,663, and $26,372, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
76

2000 South Main Street Belle Glade, FL 33430	Collateral Asset Summary – Loan No. 7 Palm Glade Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 52.9% 1.38x 11.4%

The following table presents certain information relating to comparable multifamily rental properties to the Palm Glade Apartments Property:

Comparable Rental Summary(1)
Property / Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average Sq. Ft. per Unit	Average Rent per Sq. Ft.	Average Rent per Unit
Palm Glade Apartments(2)	1989 / 2021-2022	91.1%	40	1 Bed 1 Bath	637	$1.85	$1,175
2000 South Main Street			192	2 Bed 2 Bath	816	$1.62	$1,319
Belle Glade, FL			136	3 Bed 3 Bath	950	$1.49	$1,411
			16	4 Bed 4 Bath	1,067	$1.46	$1,558
Costa Del Lago	1972 / 2011	96.5%	35	1 Bed 1 Bath	654	$2.13	$1,390
Lake Worth, FL			148	2 Bed 2 Bath	800	$2.96	$2,364
2508 10th Avenue North			35	3 Bed 2 Bath	1,025	$1.99	$2,041
Island Shores	1989 / 2002	99.4%	128	1 Bed 1 Bath	746	$2.14	$1,600
Greenacres, FL			60	2 Bed 1 Bath	895	$1.92	$1,717
1600 Island Shores Drive			120	2 Bed 2 Bath	1,032	$1.61	$1,665
			24	3 Bed 2 Bath	1,226	$1.49	$1,825
			24	3 Bed 2 Bath	1,319	$1.59	$2,100
Palm Springs	1998 / 2019	99.0%	48	1 Bed 1 Bath	832	$1.82	$1,514
Palm Springs, FL			56	2 Bed 2 Bath	1,037	$1.69	$1,754
801 Rich Drive			24	2 Bed 2 Bath	1,092	$1.91	$2,089
			24	3 Bed 2 Bath	1,260	$1.78	$2,241
Coronado Springs East	1985 / 2007	95.4%	24	1 Bed 1 Bath	644	$1.97	$1,270
Palm Springs, FL			14	1 Bed 1 Bath	760	$1.71	$1,300
2500 Springdale Boulevard			47	2 Bed 1.5 Bath	875	$1.54	$1,350
			48	2 Bed 2 Bath	875	$1.71	$1,500
			18	2 Bed 2 Bath	926	$1.64	$1,515
Serrano	1986 / 2013	99.0%	24	1 Bed 1 Bath	820	$1.89	$1,550
West Palm Beach, FL			152	2 Bed 2 Bath	1,065	$1.55	$1,650
6010 Sherwood Glen Way			16	3 Bed 2 Bath	1,185	$1.65	$1,950
Calusa Estates	2018 / NAP	98.0%	57	2 Bed 2 Bath	944	$1.24	$1,175
Belle Glade, FL			57	3 Bed 2 Bath	1,090	$1.25	$1,367
1501 Calusa Drive
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on underwritten rent roll dated as of November 1, 2022. Average Rent per Sq. Ft. and Average Rent per Unit reflect average monthly in-place rent for occupied units.

Cash Flow Analysis.

Cash Flow Analysis(1)(2)
	U/W	U/W Per Unit
Gross Potential Rent	$6,263,100	$16,310.16
Vacancy	(602,160)	(1,568.13)
Other Income	523,853	1,364.20
Effective Gross Income	$6,184,793	$16,106.23
Total Operating Expenses	1,907,911	4,968.52
Net Operating Income	$4,276,882	$11,137.71
Replacement Reserves	76,800	200.00
Net Cash Flow	$4,200,082	$10,937.71
(1)	Based on the underwritten rent roll dated November 1, 2022.
(2)	Information regarding historical cash flow is not available because the Palm Glade Apartments Property was acquired by the borrower sponsor in June 2021 during an ongoing renovation.

Property Management.  The Palm Glade Apartments Property is currently managed by A1 Management Realty LLC which is a borrower sponsor affiliate.

Lockbox / Cash Management.  The Palm Glade Apartments Loan documents require a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account, and cause all rents to be deposited into such lockbox account within two business days after receipt. On each business day during the continuance of a Trigger Period, all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account. On each business day that no Trigger Period is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
77

2000 South Main Street Belle Glade, FL 33430	Collateral Asset Summary – Loan No. 7 Palm Glade Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 52.9% 1.38x 11.4%

A “Trigger Period” will commence upon the occurrence of (i) an event of default under the Palm Glade Apartments Loan documents and (ii) the debt service coverage ratio falls below 1.15x.

A Trigger Period may be cured, in the case of clause (i) above, if a cure of the event of default has been accepted by the lender and in the case of clause (ii) above, if the debt service coverage ratio exceeds 1.15x for two consecutive calendar quarters.

Initial and Ongoing Reserves. At loan origination, the borrower deposited approximately (i) $150,000 into a tax reserve, (ii) $87,977 into an insurance reserve, (iii) $280,000 into a replacement reserve, (iv) $7,500,000 into an earnout reserve and (v) $78,600 into a free rent reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit into a real estate tax reserve, 1/12 of the estimated annual real estate taxes (initially approximately $11,175).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit into an insurance reserve, 1/12 of estimated annual insurance premiums (initially approximately $17,595).

Replacement Reserve – On each monthly payment date, the borrower is required to deposit into a replacement reserve the amount of approximately $6,400.

The lender is required, at the request of the borrower, to disburse the Earnout Release Amount upon the evidence that the physical and economic occupancy rate of the Palm Glade Apartments Property is equal to or greater than 92.5%, on or prior to July 6, 2026; provided that if the Earnout Release Amount is less than $2,000,000, the lender will not be required to disburse funds in the earnout reserve account unless the total amount of funds on deposit in the earnout reserve account is less than $2,000,000. The “Earnout Release Amount” is the minimum amount calculated by the lender that, if, after the release of such amount from the earn-out account, the initial principal amount of the Palm Glade Apartments Loan was reduced by the amount remaining in the earnout reserve account, would result in both (i) a debt yield equal to or greater than 11.4% and (ii) a loan-to-value ratio of the Palm Glade Apartments Property equal to or less than 53.0% (based on the most recent appraisal dated within 12 months of the calculation date). The lender has no obligation to disburse any funds from the earnout reserve after July 6, 2026. After July 6, 2026, the lender may, in its sole and absolute discretion, either (i) apply the earnout reserve funds to partially prepay the Palm Glade Apartments Loan, subject to payment of the required yield maintenance premium or (ii) continue to hold such reserve funds as additional collateral for the Palm Glade Apartments Loan.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
78

575 Broadway New York, NY 10012	Collateral Asset Summary – Loan No. 8 575 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,629,373 59.1% 1.38x 12.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
79

575 Broadway New York, NY 10012	Collateral Asset Summary – Loan No. 8 575 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,629,373 59.1% 1.38x 12.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
80

575 Broadway New York, NY 10012	Collateral Asset Summary – Loan No. 8 575 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,629,373 59.1% 1.38x 12.6%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Refinance
Borrower Sponsor:	Peter M. Brant
Borrower:	575 Broadway Associates L.P.
Original Balance(1):	$37,700,000
Cut-off Date Balance(1):	$37,629,373
% by Initial UPB:	4.9%
Interest Rate:	7.49000%
Payment Date:	6th of each month
First Payment Date:	January 6, 2023
Maturity Date:	December 6, 2027
Amortization:	Amortizing Balloon
Additional Debt(1):	$89,700,000 Pari Passu Debt
Call Protection(2):	L(26),D(28),O(6)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly	Cap
Taxes:	$276,774	$276,774	NAP
Insurance:	$62,040	$20,680	NAP
Replacement:	$0	$2,944	NAP
TI/LC:	$0	$36,802	NAP
Other(4):	$4,655,585	Springing	NAP

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Mixed Use – Retail / Office
Collateral:	Leasehold
Location:	New York, NY
Year Built / Renovated:	1882 / 2015
Total Sq. Ft.:	176,648
Property Management:	A.R.I. Investors Inc.
Underwritten NOI(5):	$16,027,627
Underwritten NCF:	$15,550,678
Appraised Value:	$215,000,000
Appraisal Date:	September 7, 2022

Historical NOI
Most Recent NOI(5):	$23,741,393 (T-12 June 30, 2022)
2021 NOI:	$21,718,364 (12/31/2021)
2020 NOI:	$19,367,711 (12/31/2020)
2019 NOI:	$22,728,286 (12/31/2019)

Historical Occupancy
Most Recent Occupancy(5):	88.1% (July 1, 2022)
2021 Occupancy:	100.0% (December 31, 2021)
2020 Occupancy:	100.0% (December 31, 2020)
2019 Occupancy:	100.0% (December 31, 2019)

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$37,629,373
Pari Passu Notes	89,531,957
Whole Loan	$127,161,330	$720 / $666	59.1% / 54.7%	1.42x / 1.38x	12.6% / 12.2%	13.6% / 13.2%
(1)	The 575 Broadway Loan (as defined below) is part of the 575 Broadway Whole Loan (as defined below), which is comprised of six pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of approximately $127.2 million. The Financial Information in the chart above reflects the 575 Broadway Whole Loan. The 575 Broadway Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and Societe Generale Financial Corporation (“SGFC”).
(2)	The lockout period will be at least 26 payment dates beginning with and including the first payment date on January 6, 2023. Defeasance of the 575 Broadway Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) November 29, 2025. The assumed lockout period of 26 payments is based on the expected FIVE 2023-V1 securitization closing date in February 2023. The actual lockout period may be longer.
(3)	See “Initial and Ongoing Reserves” herein.
(4)	Other reserve consists of an outstanding obligations reserve of $4,231,492, a ground rent reserve of $424,093 with springing monthly payments and a monthly springing façade work reserve.
(5)	The decrease from Most Recent NOI to Underwritten NOI is primarily attributable to (i) Prada’s (as defined below) January 2022 lease renewal at market rent and (ii) the recent decrease in occupancy at the 575 Broadway Property (as defined below) from 100.0% to 88.1%.

The Loan. The 575 Broadway mortgage loan (the “575 Broadway Loan”) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of approximately $127.2 million (the “575 Broadway Whole Loan”) secured by a first mortgage encumbering the borrower’s leasehold interest in a 176,648 sq. ft. retail and office property located in New York, New York (the “575 Broadway Property”). The 575 Broadway Whole Loan was originated on November 29, 2022 by CREFI and SGFC and has a five-year term that amortizes on a 25-year amortization schedule and accrues interest at a fixed rate of 7.49000% per annum. The scheduled maturity date of the 575 Broadway Whole Loan is December 6, 2027. The 575 Broadway Loan is evidenced by the non-controlling Note A-1-2 and the controlling Note A-2 with an aggregate outstanding principal balance as of the Cut-off Date of approximately $37,629,373. The 575 Broadway Loan will be serviced pursuant to the pooling and servicing agreement for the FIVE 2023-V1 securitization.

The borrower’s leasehold interest in the 575 Broadway Property is governed by a ground lease (the “Ground Lease”) between 575 Broadway LLC, a New York limited liability company, as the lessor, and the borrower, as the lessee, with a term expiring on June 30, 2060. The current annual base ground rent as of the Cut-off Date is $5,089,118 with CPI increases each January 1 with a minimum increase of 3.5% and a maximum increase of 5.5%. On the date of origination of the 575 Broadway Whole Loan, the borrower was required to deliver a letter of credit to the lender in an amount equal to $5,750,000 to cover potential increases in the security deposit payable pursuant to the Ground Lease and which serves as additional collateral for the 575 Broadway Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
81

575 Broadway New York, NY 10012	Collateral Asset Summary – Loan No. 8 575 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,629,373 59.1% 1.38x 12.6%

The table below summarizes the promissory notes that comprise the 575 Broadway Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-1	$26,000,000	$25,951,292	BMO 2023-C4(2)	No
Note A-1-2	14,000,000	13,973,772	FIVE 2023-V1	No
Note A-2	23,700,000	23,655,601	FIVE 2023-V1	Yes
Note A-3(1)	28,700,000	28,646,234	SGFC	No
Note A-4(1)	20,000,000	19,962,532	SGFC	No
Note A-5(1)	15,000,000	14,971,899	SGFC	No
Total	$127,400,000	$127,161,330
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
(2)	The BMO 2023-C4 transaction is expected to close on or before the closing date of the FIVE 2023-V1 transaction.

The proceeds of 575 Broadway Whole Loan were used to pay off approximately $123.9 million of existing debt, fund reserves and pay origination costs.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$127,400,000	95.8%	Loan Payoff	$123,945,221	93.2%
Borrower Sponsor Equity	5,592,260	4.2	Upfront Reserves	4,994,399	3.8
			Closing Costs	4,052,640	3.0
Total Sources	$132,992,260	100.0%	Total Uses	$132,992,260	100.0%

The Borrower and the Borrower Sponsor. The borrower for the 575 Broadway Whole Loan is 575 Broadway Associates L.P., a Delaware limited partnership and special purpose entity. The general partner of the borrower, 575 Broadway GP LLC, a Delaware limited liability company, is a special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 575 Broadway Whole Loan.

The borrower sponsor and non-recourse carveout guarantor for the 575 Broadway Whole Loan is Peter M. Brant. Mr. Brant is an entrepreneur, manufacturing executive, publisher, philanthropist and chief executive officer of White Birch Paper Company (“White Birch”). White Birch was co-founded by Mr. Brant’s father in 1941 and is one of the largest newsprint manufacturers in North America. As a real estate developer, Mr. Brant was involved in establishing Conyers Farm, a 1,500-acre residential community located in Greenwich, Connecticut and North Castle, New York. Mr. Brant has previously had ownership interests in entities that were subject to bankruptcies. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The 575 Broadway Property consists of a six-story, 176,648 sq. ft. retail and office building comprised of the entire northern block-front of Prince Street between Broadway and Mercer Streets in the SoHo neighborhood of Manhattan, New York. The retail component, split between the ground level, a mezzanine level and sub-basement storage space, totals 50,959 sq. ft. (28.8% of NRA) and generates 68.6% of total underwritten base rent. The office component, located on floors two through six with sub-basement storage space, totals 125,689 sq. ft. (71.2% of NRA), and generates 31.4% of total underwritten base rent. As of July 1, 2022, the 575 Broadway Property was 88.1% occupied by three retail tenants and five office tenants. The 575 Broadway Property was built in 1882 and renovated in 2015. Since 2016, the borrower has invested approximately $1.8 million in upgrades to the elevator, gas service and fire alarm and to install a new roof.

Major Tenants. Prada USA Corp. (30,079 sq. ft., 17.0% NRA, 46.4% of U/W Base Rent) (“Prada”) is an Italian luxury fashion house that was founded in 1913 by Mario Prada. Prada specializes in designing leather handbags, travel accessories, shoes, ready-to-wear, perfumes and other fashion accessories. As of December 31, 2021, Prada operated 635 stores across Europe, the Americas, Asia, Japan and the Middle East with approximately 12,572 employees. Prada has been a tenant at the 575 Broadway Property since 1999 under a lease with an expiration date of January 31, 2035, and one, five-year renewal option remaining with no termination options.

Estee Lauder (64,122 sq. ft., 36.3% NRA, 18.0% of U/W Base Rent) is a multinational cosmetics company, manufacturer and marketer of makeup, skincare, fragrance and hair care products founded in 1946. Estee Lauder products are sold in approximately 150 countries and territories under a number of brand names including: Estée Lauder, Clinique, Origins, M·A·C, Bobbi Brown, La Mer, Aveda, Jo Malone London, Too Faced, Dr. Jart+, and The Ordinary. Estee Lauder is also the global licensee of brand names for fragrances and/or cosmetics, including Tom Ford and AERIN. Estee Lauder has been a tenant at the 575 Broadway Property since 2000 under a lease with an expiration date of March 31, 2025, and two, five-year renewal options remaining with no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
82

575 Broadway New York, NY 10012	Collateral Asset Summary – Loan No. 8 575 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,629,373 59.1% 1.38x 12.6%

H&M (11,049 sq. ft., 6.3% NRA, 16.2% of U/W Base Rent) is a global retailer offering affordable apparel for men, women, and children. H&M was incorporated in 1947 and remains under the control of the family of founder Erling Persson. H&M group’s brands are H&M, H&M Home, COS, Weekday, Monki, & Other Stories, ARKET, Afound and Singular Society. As of November 30, 2021, H&M operated approximately 4,801 stores across 75 markets with approximately 155,000 employees. H&M has been a tenant at the 575 Broadway Property since 2014 under a lease with an expiration date of January 31, 2030 and two, five-year renewal options remaining with no termination options.

Tenant Summary(1)
Tenant	Ratings (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(3)	% of Total U/W Base Rent(3)	Lease Expiration
Retail
Prada(4)(5)	NR/NR/NR	30,079	17.0%	$398.95	46.4%	1/31/2035
H&M(6)(7)	NR/NR/BBB	11,049	6.3%	378.49	16.2%	1/31/2030
Lure Fishbar(8)(9)	NR/NR/NR	9,831	5.6%	157.66	6.0%	9/30/2024
Total / Wtd. Avg. Retail		50,959	28.8%	$347.96	68.6%
Office
Estee Lauder(10)(11)	A1/NR/A+	64,122	36.3%	$72.58	18.0%	3/31/2025
Valor Management LLC(12)(13)	NR/NR/NR	12,990	7.4%	86.00	4.3%	8/31/2033
Union Editorial NY, LLC(14)	NR/NR/NR	11,500	6.5%	94.76	4.2%	5/31/2023
20th Century Acquisitions	NR/NR/NR	9,077	5.1%	77.33	2.7%	5/31/2025
Manifold Capital Partners	NR/NR/NR	7,000	4.0%	80.00	2.2%	8/31/2027
Total / Wtd. Avg. Office		104,689	59.3%	$77.59	31.4%
Total / Wtd. Avg. Major Tenants		155,648	88.1%	$166.11	100.0%
Remaining Tenants		0	0.0%	0.00	0.0%
Total / Wtd. Avg. Occupied		155,648	88.1%	$166.11	100.0%
Vacant Space		21,000	11.9%
Total		176,648	100.0%

(1)	Based on the underwritten rent roll as of July 1, 2022.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	U/W Base Rent Per Sq. Ft. and % of Total U/W Base Rent include rent steps totaling $306,432 through November 2023 and the average rent steps over the lease term for Estee Lauder.
(4)	Prada has one, five-year renewal option remaining.
(5)	Prada occupies 25,000 sq. ft. of retail space and 5,079 sq. ft. of basement storage space. The U/W Base Rent Per Sq. Ft. for Prada’s retail space is $470.00.
(6)	H&M has two, five-year renewal options remaining.
(7)	H&M occupies 7,215 sq. ft. of retail space and 3,834 sq. ft. of basement storage space. The U/W Base Rent Per Sq. Ft. for H&M’s retail space is $552.45.
(8)	Lure Fishbar has one, five-year renewal option remaining.
(9)	Lure Fishbar occupies 5,831 sq. ft. of retail space and 4,000 sq. ft. of basement storage space. The U/W Base Rent Per Sq. Ft. for Lure Fishbar’s retail space is $224.54.
(10)	Estee Lauder has two, five-year renewal options remaining.
(11)	Estee Lauder occupies 62,122 sq. ft. of office space and 2,000 sq. ft. of basement storage space. The U/W Base Rent Per Sq. Ft. for Estee Lauder’s office space is $73.56.
(12)	Valor Management LLC is expected to take occupancy in May 2023. At origination, approximately $744,760 was escrowed for free rent. Valor Management LLC has a one-time right to terminate its lease effective on August 31, 2029 with one-year written notice, payment of three months base rent and tax due, plus unamortized leasing commissions, landlord's work, and free rent.
(13)	Valor Management LLC has one, five-year renewal option remaining.
(14)	On December 9, 2022, Union Editorial NY, LLC executed an extension of its lease with a new lease expiration date of June 30, 2028.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
83

575 Broadway New York, NY 10012	Collateral Asset Summary – Loan No. 8 575 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,629,373 59.1% 1.38x 12.6%
Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	1	11,500	6.5%	11,500	6.5%	94.76	4.2%	4.2%
2024	1	9,831	5.6%	21,331	12.1%	157.66	6.0%	10.2%
2025	2	73,199	41.4%	94,530	53.5%	73.17	20.7%	30.9%
2026	0	0	0.0%	94,530	53.5%	0.00	0.0%	30.9%
2027	1	7,000	4.0%	101,530	57.5%	80.00	2.2%	33.1%
2028	0	0	0.0%	101,530	57.5%	0.00	0.0%	33.1%
2029	0	0	0.0%	101,530	57.5%	0.00	0.0%	33.1%
2030	1	11,049	6.3%	112,579	63.7%	378.49	16.2%	49.3%
2031	0	0	0.0%	112,579	63.7%	0.00	0.0%	49.3%
2032	0	0	0.0%	112,579	63.7%	0.00	0.0%	49.3%
2033	1	12,990	7.4%	125,569	71.1%	86.00	4.3%	53.6%
2034 & Thereafter	1	30,079	17.0%	155,648	88.1%	398.95	46.4%	100.0%
Vacant	NAP	21,000	11.9%	176,648	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	8	176,648	100.0%			$166.11	100.0%
(1)	Based on the underwritten rent roll as of July 1, 2022.
(2)	Certain tenants have more than one lease. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

Environmental Matters. According to a Phase I environmental assessment dated September 14, 2022, there was no evidence of any recognized environmental conditions at the 575 Broadway Property.

The Market. The 575 Broadway Property is located in the SoHo neighborhood within the New York core based statistical area in the borough of Manhattan. New York City’s other boroughs are Brooklyn, Queens, Staten Island, and the Bronx, otherwise known as Kings, Queens, Richmond, and Bronx counties, respectively. The area’s mass transit infrastructure connects the five boroughs as well as the surrounding suburban areas, forming the Greater New York Region. The Greater New York Region covers 21 counties in the southeastern section of New York State, southwestern corner of Connecticut, and Central and Northern New Jersey.

The SoHo neighborhood is a 26-block area bounded by Houston Street, Crosby Street, Canal Street and West Broadway. According to the appraisal, in 1973 SoHo was designated as a historic district known as the SoHo Cast Iron Preservation District. The SoHo Cast Iron Preservation District has the largest concentration of full and partial cast-iron façade buildings anywhere in the world. The district comprises about 500 buildings, many of which are characterized by their cast-iron façades. Over the last decade the SoHo neighborhood has exhibited an increase in residential development. The neighborhood surrounding the 575 Broadway Property contains retailers, galleries, offices and shops, as well as numerous restaurants. The 575 Broadway Property is accessible via several Manhattan commuter transportation hubs including the entrance to the Broadway/Lafayette subway stop located on the ground floor of the 575 Broadway Property.

According to the appraisal, the 575 Broadway Property is located in the SoHo office submarket of Midtown South Manhattan. As of the second quarter of 2022, the SoHo office submarket contained approximately 4.5 million sq. ft. of inventory with an overall vacancy rate of 17.3% (which is lower than the weighted average Midtown South Manhattan overall office market vacancy rate of 21.3%) The weighted average class B asking rental rate of the SoHo office submarket is $72.20 per sq. ft. The SoHo office submarket reported 174,591 sq. ft. under construction, no completions and positive absorption of 6,564 sq. ft.

According to the appraisal, the 575 Broadway Property is located in the SoHo retail submarket. Within the submarket, the 575 Broadway Property comprises the entire northern block-front of Prince Street between Broadway and Mercer Street with corner retail storefront property facing Broadway Street. As of the second quarter of 2022, the SoHo retail submarket contained approximately 635 retail units with a total availability rate of 17.8% compared to a total availability rate of 26.6% within the SoHo retail submarket as of the second quarter of 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
84

575 Broadway New York, NY 10012	Collateral Asset Summary – Loan No. 8 575 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,629,373 59.1% 1.38x 12.6%

The following table presents certain information relating to comparable office leases to the 575 Broadway Property:

Comparable Office Lease Summary(1)
Property Name/Location	Year Built / Renovated	Size (Sq. Ft.)	Tenant	Suite Size (Sq. Ft.)		Rent Per Sq. Ft.		Commencement	Lease Term (Months)
575 Broadway	1882 / 2015	176,648(2)	Estee Lauder(2)	62,122	(2)(3)	$73.56	(2)(3)	Various(2)	Various(2)
New York, NY			Valor Management LLC(2)	12,990	(2)	$86.00	(2)
			Union Editorial NY, LLC(2)	11,500	(2)	$94.76	(2)
			20th Century Acquisitions(2)	9,077	(2)	$77.33	(2)
			Manifold Capital Partners(2)	7,000	(2)	$80.00	(2)
434 Broadway New York, NY	1910	61,500	Modern Post	14,640		$96.00		Jun-2022	120
72-76 Greene Street New York, NY	1900	45,000	Town Hall Ventures	3,940		$90.00		Jun-2022	66
141 E. Houston Street New York, NY	2021	59,857	Solana Labs	21,738		$125.00		May-2022	120
490 Broadway New York, NY	1857 / 2010	37,483	Paige	11,594		$71.00		May-2022	90
817 Broadway New York, NY	1895 / 2019	147,000	25 Madison	9,943		$91.00		Apr-2022	78
446 Broadway New York, NY	1915 / 2021	40,147	Bay City Projects Rally Cabin	7,462 7,462 7,462		$111.00 $95.00 $112.00		March-2022 Dec-2021 Sept-2021	72 132 120
200 Lafayette Street New York, NY	1900 / 2014	100,386	A16Z	33,560		$87.00		Dec-2021	127
71 Fifth Avenue New York, NY	1907	165,000	Adyen	30,415		$90.00		Sept-2021	84

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of July 1, 2022.
(3)	Suite Size (Sq. Ft.) and Rent Per Sq. Ft. for Estee Lauder is based on adjusted base rent and the associated net rentable area (Sq. Ft.) from office units only.

The following table presents certain information relating to the appraiser’s conclusion of retail market rents within the SoHo retail submarket:

CONCLUSION OF RETAIL MARKET RENTS(1)
FLOORS	RENT/Sq. Ft. ($/Sq. Ft.)
Retail - Corner:	$875
Retail - Inline:	$400
Retail - Lower Level:	$200
Retail/Restaurant Lower Level	$225
Storage-Sub-basement	$50
(1)	Source: Appraisal
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
85

575 Broadway New York, NY 10012	Collateral Asset Summary – Loan No. 8 575 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,629,373 59.1% 1.38x 12.6%

The following table presents certain information relating to comparable retail leases to the 575 Broadway Property:

Comparable Retail Lease Summary(1)
Property Name/Location	Tenant	Suite Size (Sq. Ft.)	Rent Per Sq. Ft.	Commencement	Lease Term (Months)
575 Broadway New York, NY	Prada(2) H&M(2) Lure Fishbar(2)	25,000(2)(3) 7,215(2)(4) 5,831(2)(4)	$470.00(2)(3) $552.45(2)(4) $224.54(2)(4)	Various(2)	Various(2)
537 Broadway New York, NY	Guess	6,000(5)	$400.00(5)	Aug-2022	1205
490 Broadway New York, NY	MINISO	4,769(5)	$500.00(5)	Aug-2022	120
523 Broadway New York, NY	Sunglass Hut	2,124(5)	$300.00(5)	Jul-2022	120
550 Broadway New York, NY	Vans	2,500	$360.00	Jun-2022	120
536 Broadway New York, NY	Armani Exchange	5,447(5)	$385.00(5)	May-2022	84
542 Broadway New York, NY	Kick Essentials	1,672	$287.00	Apr-2022	120
446 Broadway New York, NY	Rally Rumi	2,449(5) 2,950(5)	$275.00(5) $233.05(5)	Feb-2022 Dec-2021	132 120
581 Broadway New York, NY	Verizon	4,300	$372.00	Jun-2021	120
462 Broadway New York, NY	Wells Fargo	5,085	$408.28	Sept-2020	120
555 Broadway New York, NY	Offering	8,775	$550.00	Sept-2022	120
486 Broadway New York, NY	Offering	1,654(5)	$750.00(5)	Sept-2022	120
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of July 1, 2022.
(3)	Suite Size (Sq. Ft.) and Rent Per Sq. Ft. for Prada are based on adjusted base rent and the associated net rentable area (Sq. Ft.) from Prada’s retail space units
(4)	Suite Size (Sq. Ft.) and Rent Per Sq. Ft. for H&M and Lure Fishbar are based on adjusted based rent and the associated net rentable area (Sq. Ft.) from retail units only.
(5)	The comparable tenant Suite Size (Sq. Ft.) and Rent Per Sq. Ft. reflects only the tenant’s ground unit suite and associated rent.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
86

575 Broadway New York, NY 10012	Collateral Asset Summary – Loan No. 8 575 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,629,373 59.1% 1.38x 12.6%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2019	2020	2021	T-12 6/30/2022	U/W	U/W Per Sq. Ft.
Base Rent(2)	$29,667,889	$26,400,156	$29,005,849	$31,914,767	$25,548,016	$144.63
Contractual Rent Steps	0	0	0	0	306,432	1.73
Vacant Gross Up	0	0	0	0	1,890,000	10.70
Reimbursements	1,982,596	2,392,210	2,352,445	1,682,876	740,598	4.19
Other Income(3)	1,184,517	883,666	1,168,922	1,194,408	1,208,748	6.84
Gross potential Rent	$32,835,002	$29,676,032	$32,527,216	$34,792,051	$29,693,794	$168.10
Vacancy and Credit Loss	0	0	0	0	(1,890,000)	(10.70)
Effective Gross Income	$32,835,002	$29,676,032	$32,527,216	$34,792,051	$27,803,795	$157.40
Real Estate Taxes	2,362,436	2,750,788	2,846,424	2,887,447	3,192,157	18.07
Insurance	189,032	188,031	171,236	168,996	236,344	1.34
Management Fee	985,050	890,281	975,816	1,043,762	834,114	4.72
Ground Rent	4,447,807	4,603,480	4,764,602	4,847,738	5,442,663	30.81
Other Operating Expenses	2,122,391	1,875,741	2,050,774	2,102,715	2,070,889	11.72
Total Operating Expenses	$10,106,716	$10,308,321	$10,808,852	$11,050,658	$11,776,167	$66.66
Net Operating Income(4)	$22,728,286	$19,367,711	$21,718,364	$23,741,393	$16,027,627	$90.73
Replacement Reserves	0	0	0	0	35,330	0.20
TI/LC	0	0	0	0	441,620	2.50
Net Cash Flow	$22,728,286	$19,367,711	$21,718,364	$23,741,393	$15,550,678	$88.03
(1)	Based on the underwritten rent roll dated July 1, 2022.
(2)	Base Rent for the reported periods include CPI escalations.
(3)	Other Income is comprised of electric income, water/HVAC income and miscellaneous income for tenants.
(4)	The decrease from T-12 6/30/2022 Net Operating Income to U/W Net Operating Income is primarily attributable to (i) Prada’s January 2022 lease renewal at market rent and (ii) the recent decrease in occupancy at the 575 Broadway Property from 100.0% to 88.1%.

Property Management. The 575 Broadway Property is managed by A.R.I. Investors Inc., a third-party management company.

Lockbox / Cash Management. The 575 Broadway Whole Loan documents is structured with a hard lockbox with springing cash management. At origination of the 575 Broadway Whole Loan, the borrower was required to deliver a notice to each tenant directing each tenant to remit all payments under the applicable lease directly to the lender-controlled lockbox. All funds received by the borrower or the property manager are required to be immediately deposited in such lockbox account. All funds deposited into the lockbox are required to be released to borrower on each business day as borrower elects unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, if the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the 575 Broadway Whole Loan documents. All excess funds on deposit in the cash management account after the application of such funds in accordance with the 575 Broadway Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 575 Broadway Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 575 Broadway Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (a) commencing upon the earliest of the occurrence of (i) an event of default, (ii) the debt service coverage ratio being less than 1.15x, and (iii) a Specified Tenant Trigger Period (as defined below); and (b) expiring upon (x) with respect to clause (i) above, the cure (if applicable) of such event of default, (y) with respect to clause (ii) above, the date the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters and (z) with respect to clause (iii) above, a Specified Tenant Trigger Period no longer exists.

A “Specified Tenant Trigger Period” means a period: (a) commencing upon the earlier to occur of (i) a Specified Tenant (as defined below) being in monetary or material non-monetary default beyond applicable notice and cure periods under the applicable Specified Tenant Lease (as defined below), (ii) the Specified Tenant failing to be in actual, physical possession of the Specified Tenant Space (or applicable portion thereof) (as defined below), (iii) other than in connection with a permitted dark event as described within the 575 Broadway Whole Loan documents, the Specified Tenant failing to be open for business during the customary hours and/or going dark in more than 30% of the applicable Specified Tenant Space, (iv) the Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant Space (or applicable portion thereof), (v) any termination or cancellation of any Specified Tenant Lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceedings) and/or any Specified Tenant’s Lease failing to otherwise be in full force and effect, (vi) any bankruptcy or insolvency of a Specified Tenant, (vii) a Specified Tenant failing to extend or renew the applicable Specified Tenant Lease on or prior to the applicable Specified Tenant Extension Deadline (as defined below), (for the avoidance of doubt, as of the origination date, (A) the Specified Tenant Extension Deadline with respect to the lease in place with Estee Lauder will occur on the monthly payment date in March 2024, (B) the Specified Tenant Extension Deadline with respect to the lease in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
87

575 Broadway New York, NY 10012	Collateral Asset Summary – Loan No. 8 575 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,629,373 59.1% 1.38x 12.6%

place with H&M will occur on the monthly payment date in January 2030, and (C) the Specified Tenant Extension Deadline with respect to the lease in place with Prada will occur on the monthly payment date in January 2035), each in accordance with the applicable terms and conditions for the applicable extension as stated within the Specified Tenant Lease and the 575 Broadway Whole Loan documents for the Specified Tenant Renewal Term (as defined below); and (b) expiring upon the earlier to occur of the lender’s receipt of evidence acceptable to the lender (which such evidence will include a duly executed estoppel certificate for the applicable Specified Tenant in form and substance acceptable to the lender) of (1) satisfaction of the applicable Specified Tenant Cure Conditions (as defined below), (2) the borrower leasing the entire Specified Tenant Space (or applicable portion thereof) pursuant to one or more leases in accordance with the terms and conditions of the 575 Broadway Whole Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised under its lease, all contingencies to effectiveness of each such lease having expired or been satisfied, each such lease has commenced and a rent commencement date having been established (without possibility of delay) and in the lender’s judgement, the applicable Specified Tenant Excess Cash Flow Condition (as defined below) being satisfied or (3) with respect to clause (iii) above, the satisfaction of the ST Cap Condition (as defined below) is satisfied with respect to the applicable Specified Tenant Space, provided, however (x) this clause will only effectively cure a Specified Tenant Trigger Period until the date that is two years prior to the stated maturity date (the “Measuring Date”) and (y) any Specified Tenant Trigger Period which has been cured pursuant to clause (3) would be ongoing as of the Measuring Date if the ST Cap Condition has not been satisfied.

“Specified Tenant Cure Conditions” means, as applicable, (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant Lease and no other default beyond applicable notice and cure periods under such Specified Tenant Lease occurs for a period of three consecutive months following such cure, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant Space (or applicable portion thereof) and, unless a permitted dark event is ongoing with respect to the applicable Specified Tenant, the Specified Tenant is open for business during customary hours and not “dark” in the Specified Tenant Space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant Lease and has re-affirmed the applicable Specified Tenant Lease as being in full force and effect, (iv) with respect to clause (a)(vii) of the definition of Specified Tenant Trigger Period above, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant Renewal Term and in the lender’s judgement, the applicable Specified Tenant Excess Cash Flow Condition is satisfied, (v) with respect to any applicable bankruptcy or insolvency proceedings involving a Specified Tenant, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant Lease pursuant to final, non-appealable order of a court of competent jurisdiction and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant Lease.

A “Specified Tenant” means, as applicable (i) Estee Lauder, Prada or H&M, (each related lease, the “Specified Tenant Lease” and the portion of the 575 Broadway Property demised to each Specified Tenant pursuant to the Specified Tenant Lease, the “Specified Tenant Space”), (ii) any other person that, individually or when aggregated with all other leases at the 575 Broadway Property with the same person or its affiliates, either (x) accounts for 15% or more of the rental income for the 575 Broadway Property, or (y) demises 15% or more of the 575 Broadway Property’s gross leasable area (it being acknowledged that in no event will any Specified Tenant pursuant to clause (ii) cease to be a Specified Tenant due to any reduction in the Specified Tenant Space demised pursuant to the applicable Specified Tenant Lease), and (iii) any guarantor(s) of the applicable related Specified Tenant Lease(s).

A “Specified Tenant Extension Deadline” means the earlier to occur of (i) the date occurring twelve months prior to the expiration of the term of the applicable Specified Tenant Lease and (ii) the deadline for the applicable Specified Tenant to renew the applicable Specified Tenant Lease as set forth within the leases.

A “ST Cap Condition” means the Measuring Date has not occurred and the amount in the excess cash flow subaccount (without duplication of any amounts then on deposit to satisfy the Specified Tenant Excess Cash Flow Condition with respect to any other Specified Tenant Trigger Period) is equal to or greater than two years of unabated base rent payable pursuant to the applicable Specified Tenant Lease with respect to which the applicable Specified Tenant Trigger Period has occurred.

A “Specified Tenant Renewal Term” means a term extending at least three years beyond the then applicable expiration date under the applicable Specified Tenant Lease.

A “Specified Tenant Excess Cash Flow Condition” means (a) with respect to curing any Specified Tenant Trigger Period by re-tenanting the applicable Specified Tenant Space, sufficient funds have been accumulated in the excess cash flow subaccount (during the continuance of a Specified Tenant Trigger Period) to cover all reasonably anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with such re-tenanting and (b) with respect to curing any Specified Tenant Trigger Period by renewal/extension of any Specified Tenant Lease, sufficient funds have been accumulated in the excess cash flow account (during the continuance of a Specified Tenant Trigger Period) to cover all reasonably anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with such renewal/extension. For the avoidance of doubt, in no event will any excess cash flow funds which are being utilized to satisfy the Specified Tenant Excess Cash Flow Condition with respect to the cure of any Specified Tenant Trigger Period be available, credited, or otherwise considered in satisfying (x) the Specified Tenant Excess Cash Flow Condition with respect to any other Specified Tenant Trigger Period and/or (y) the ST Cap Condition with respect to any Specified Tenant Trigger Period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
88

575 Broadway New York, NY 10012	Collateral Asset Summary – Loan No. 8 575 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,629,373 59.1% 1.38x 12.6%

Initial and Ongoing Reserves. At origination of the 575 Broadway Whole Loan, the borrower deposited (i) approximately $276,774 into a real estate tax reserve account, (ii) approximately $62,040 into an insurance reserve account, (iii) $424,093 into a ground rent reserve account, and (iv) $4,231,492 into an outstanding obligation reserve account, which includes $1,354,785 for rent credits for Prada, $1,324,405 for tenant improvements, $1,177,295 for free rent, and $375,007 for leasing commissions.

Real Estate Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the real estate taxes that lender estimates will be payable during the next 12 months, which currently equates to approximately $276,774.

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $20,680).

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to $2,944.

TI/LC Reserve – The borrower is required to deposit into a TI/LC Reserve, on a monthly basis, an amount equal to $36,802; provided, however upon the first monthly due date following the date that Estee Lauder renews it lease in accordance with the 575 Broadway Whole Loan documents for a term extending at least two years beyond the 575 Broadway Whole Loan maturity date, the monthly deposits for the TI/LC Reserve will be reduced to approximately $14,721.

Ground Rent Reserve – During the continuance of a Trigger Period, the borrower will be required to deposit on a monthly basis an amount equal to (i) all base rent, (ii) additional rent and (iii) other amounts due and payable pursuant to the Ground Lease during the one-month period following the applicable date of deposit.

Façade Work Reserve – In the event that a preservation architect conducts an inspection of the 575 Broadway Property and determines that any work is required to preserve the exterior of the 575 Broadway Property, and such work is reasonably likely to cost in excess of $100,000, the borrower will be required to deposit into a reserve with the lender an amount equal to 100% of the cost required to complete the applicable work, as determined by the lender in its reasonable discretion. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans— Zoning and Use Restrictions” in the Preliminary Prospectus.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

Ground Lease. The 575 Broadway Property is subject to a ground lease that expires on June 30, 2060. The current annual ground lease rent as of the Cut-off Date is equal to $5,089,118. Base rent for each subsequent lease year will be an amount equal to the sum of (a) the percentage by which the applicable price index for such lease year exceeds the base index, multiplied by $4,140,000 and (b) $4,140,000. The annual ground lease rent increase is subject to a floor of 3.5% and a ceiling of 5.5% on any adjustment date. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
89

Various Clifton, NJ 07011	Collateral Asset Summary – Loan No. 9 Clifton Industrial	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,900,000 47.2% 1.49x 9.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
90

Various Clifton, NJ 07011	Collateral Asset Summary – Loan No. 9 Clifton Industrial	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,900,000 47.2% 1.49x 9.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
91

Various Clifton, NJ 07011	Collateral Asset Summary – Loan No. 9 Clifton Industrial	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,900,000 47.2% 1.49x 9.0%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsors:	Paul B. Johnson and Vimal Lala
Borrowers:	J & L Clifton LLC and J & L Real Clifton, LLC
Original Balance:	$27,900,000
Cut-off Date Balance:	$27,900,000
% by Initial UPB:	3.6%
Interest Rate:	5.83000%
Payment Date:	6th of each month
First Payment Date:	February 6, 2023
Maturity Date:	January 6, 2028
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(25),D(28),O(7)
Lockbox / Cash Management:	Springing / Springing

Reserves(3)
	Initial	Monthly	Cap
Taxes:	$151,362	$53,250	NAP
Insurance:	$0	Springing	NAP
Replacement/Capex:	$0	$4,330	$75,000
TI/LC:	$250,000	Springing	$250,000
Other(4):	$256,762	$0	NAP

Property Information
Single Asset / Portfolio:	Portfolio of 2 properties
Property Type:	Industrial – Warehouse/Distribution
Collateral:	Fee
Location:	Clifton, NJ
Year Built / Renovated:	1925 / Various
Total Sq. Ft.:	288,686
Property Management:	Island Corporate Services, LLC
Underwritten NOI:	$2,511,806
Underwritten NCF:	$2,458,399
Appraised Value(1):	$59,100,000
Appraisal Date:	November 7, 2022

Historical NOI
Most Recent NOI(2):	$2,310,588 (T-12 October 31, 2022)
2021 NOI:	$1,913,200 (December 31, 2021)
2020 NOI:	$1,906,641 (December 31, 2020)
2019 NOI:	$2,320,873 (December 31, 2019)

Historical Occupancy
Most Recent Occupancy:	89.0% (December 6, 2022)
2021 Occupancy:	95.6% (December 31, 2021)
2020 Occupancy:	92.5% (December 31, 2020)
2019 Occupancy:	100.0% (December 31, 2019)

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$27,900,000	$97 / $97	47.2% / 47.2%	1.52x / 1.49x	9.0% / 8.8%	9.0% / 8.8%
(1)	The appraisals concluded to an aggregate land value of $41.1 million, which equates to a Cut-off Date loan-to-land value of 67.9%.
(2)	The most recent property level cash flows do not include insurance expense as premiums were paid by the previous lender at the portfolio level. The variance between the most recent property level cash flows and the most recent portfolio level cash flows is attributable to the actual premiums paid.
(3)	See “Initial and Ongoing Reserves” herein.
(4)	Other upfront reserves consist of an immediate repairs reserve of $63,316 and a Polymer Technologies gap rent reserve of $193,446.

The Loan. The mortgage loan (the “Clifton Industrial Loan”) has an original principal balance and outstanding principal balance as of the Cut-off Date of $27,900,000, secured by the borrowers’ fee interest in a two-property, 288,686 sq. ft. industrial portfolio located at 10 Clifton Boulevard and 200 Clifton Boulevard in Clifton, New Jersey (the “Clifton Industrial Properties” or the “Clifton Industrial Portfolio”).

The Clifton Industrial Loan has an initial term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The Clifton Industrial Loan requires interest only payments during its an entire term and accrues interest at the rate of 5.83000% per annum.

The proceeds of the Clifton Industrial Loan were used to refinance existing debt, pay for origination costs, fund upfront reserves and return equity to the borrower sponsors. The 10 Clifton Property was previously securitized in COMM 2014-CR20 and the 200 Clifton Property was previously securitized in COMM 2015-CR22.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,900,000	100.0%	Loan Payoff	$18,953,571	67.9%
			Return of Equity	5,874,040	21.1
			Closing Costs	2,414,264	8.7
			Upfront Reserves	658,124	2.4
Total Sources	$27,900,000	100.0%	Total Uses	$27,900,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
92

Various Clifton, NJ 07011	Collateral Asset Summary – Loan No. 9 Clifton Industrial	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,900,000 47.2% 1.49x 9.0%

The Borrowers and the Borrower Sponsors. The borrowers are J & L Clifton LLC and J & L Real Clifton, LLC, both Delaware limited liability companies with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Clifton Industrial Loan.

The borrower sponsors and non-recourse carve-out guarantors are Paul B. Johnson and Vimal Lala. Paul B. Johnson and Vimal Lala are the founders and managers of J&L Real Estate. J&L Real Estate has a portfolio of 14 properties comprised of industrial and office properties totaling over of 1.2 million sq. ft. across California, New Jersey, Oklahoma, and Illinois.

The Properties. The Clifton Industrial Portfolio is a 288,686 sq. ft. industrial portfolio located in Clifton, New Jersey approximately 15 miles outside of Midtown Manhattan. The Clifton Industrial Portfolio features a 144,222 sq. ft. industrial building located at 10 Clifton Boulevard (“10 Clifton Property”) and a 144,464 sq. ft. industrial building located at 200 Clifton Boulevard (“200 Clifton Property”). As of December 6, 2022, the Clifton Industrial Portfolio was 89.0% leased to 11 tenants with an average remaining lease term of 6.0 years. The Clifton Industrial Portfolio has averaged a 98.2% occupancy rate since December 2015.

The 10 Clifton Property is an industrial (warehouse/distribution) facility originally constructed in 1925 and renovated in 2004. Situated on a 5.80-acre site, the building features warehouse clear heights between 10’ and 30’. The 10 Clifton Property is temperature controlled via gas fired blowers and roof-mounted HVAC units. The building is approximately 88.1% industrial space and 11.9% office space with 144 parking spaces.

The 200 Clifton Property is an industrial (warehouse/distribution) facility originally constructed in 1925 and renovated in 2005. Situated on a 6.05-acre site, the building features warehouse clear heights between 15’ and 24’. The 200 Clifton Property is temperature controlled via gas fired blowers and roof-mounted HVAC units. The building is comprised of approximately 98.0% industrial space and 2.0% office space and 75 parking spaces.

Portfolio Summary
Property Name	City, State	Appraised Value	Allocated Cut-off Balance	Sq. Ft.(1)	U/W Total Rent(1)(2)	U/W Base Rent per Sq. Ft.(1)(2)
10 Clifton Property	Clifton, NJ	$30,400,000	$14,376,000	144,222	$1,481,840	$10.27
200 Clifton Property	Clifton, NJ	$28,700,000	$13,524,000	144,464	$936,105	$8.32
Total / Wtd. Avg.		$59,100,000	$27,900,000	288,686	$2,417,945	$9.42
(1)	Based on the underwritten rent roll dated December 6, 2022.
(2)	Omnipoint Communications (200 Clifton Property) square footage and base rent have been removed from U/W rent calculations as it is underwritten as other income.

Major Tenants. Polymer Technologies (85,976 sq. ft.; 29.8% of NRA; 35.6% of U/W Base Rent) (“PTI”) is an integrated precision injection molder of advanced polymers, metals (MIM), and ceramics (CIM) supporting the aerospace, medical, defense, and industrial sectors for over 30 years. PTI provides lifecycle development and various manufacturing services to the world’s most innovative and advanced companies. The 10 Clifton Property serves as its headquarters location where the facility runs 24 hours a day and 5-7 days per week. Some of the facility’s highlights include polymer injection molding, metal and ceramic injection molding, quality and testing, and mold manufacturing. PTI has been in occupancy since 2014 and has two additional 5-year renewal options at fair market rent.

Dempsey Uniform & Linen Supply (47,300 sq. ft.; 16.4% of NRA; 13.7% of U/W Base Rent) is a local, independent company that offers uniform services, restaurant linen services, towel services, medical linen services, and facility services (“Dempsey”). Dempsey services the majority of the Northeast and Mid-Atlantic with locations in Pennsylvania, New Jersey, New York, Maryland, Virginia, West Virginia, and Washington D.C. Dempsey has one, 10-year renewal option at fair market rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
93

Various Clifton, NJ 07011	Collateral Asset Summary – Loan No. 9 Clifton Industrial	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,900,000 47.2% 1.49x 9.0%

The following table presents certain information relating to the tenants at the Clifton Industrial Portfolio:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.	% of Total U/W Base Rent	Lease Expiration
Polymer Technologies	B1/BB+/BB+	85,976	29.8%	$10.00	35.6%	12/31/2026
Dempsey Uniform	NR/NR/NR	47,300	16.4	$7.00	13.7	11/30/2033
Gotham Cleaners	NR/NR/NR	27,787	9.6	$7.18	8.3	6/30/2031
Sunbelt Rentals	Ba2/NR/NR	23,000	8.0	$10.30	9.8	11/30/2028
Stanley Steamer	NR/NR/NR	20,162	7.0	$9.53	7.9	3/31/2027
Scentec Fragrances	NR/NR/NR	14,400	5.0	$11.70	7.0	4/30/2027
Precise Components	NR/NR/NR	13,695	4.7	$9.55	5.4	5/31/2027
Fresenius	Baa3/BBB-/BBB	12,100	4.2	$14.21	7.1	6/30/2029
New Rain	NR/NR/NR	10,081	3.5	$10.00	4.2	1/30/2027
PDA-GMF	NR/NR/NR	2,208	0.8	$12.02	1.1	6/30/2029
Total / Wtd. Avg. Major Tenants		256,709	88.9%	$9.42	100.0%
Remaining Tenants(3)(4)		240	0.1	$0.00	0.0
Total / Wtd. Avg. Occupied(4)		256,949	89.0%	$9.42	100.0%
Vacant Space		31,737	11.0%
Total		288,686	100.0%
(1)	Based on the underwritten rent roll dated December 6, 2022.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Omnipoint Communication square footage is included in the remaining tenants field.
(4)	Omnipoint Communication base rent is not included in the Tenant Summary above as it is underwritten as other income.

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	U/W Total Rent per Sq. Ft.	% U/W Total Rent Rolling	Cumulative % of U/W Total Rent
MTM & 2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0	0.0
2025	1	240	0.1%	240	0.1%	$0.00(3)	0.0	0.0
2026	1	85,976	29.8%	86,216	29.9%	$10.00	35.6	35.6
2027	4	58,338	20.2%	144,554	50.1%	$10.15	24.5	60.0
2028	1	23,000	8.0%	167,554	58.0%	$10.30	9.8	69.8
2029	2	14,308	5.0%	181,862	63.0%	$13.87	8.2	78.1
2030	0	0	0.0%	181,862	63.0%	$0.00	0.0	78.1
2031	1	27,787	9.6%	209,649	72.6%	$7.18	8.3	86.3
2032	0	0	0.0%	209,649	72.6%	$0.00	0.0	86.3
2033 & Thereafter	1	47,300	16.4%	256,949	89.0%	$7.00	13.7	100.0
Vacant	NAP	31,737	11.0%	288,686	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	11	288,686	100.0%			$9.42	100.0%
(1)	Based on the underwritten rent roll dated December 6, 2022.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	Omnipoint Communication base rent is not included in the Lease Rollover Schedule above as it is underwritten as other income.

.

Environmental Matters. According to the Phase I environmental reports dated September 23, 2022, and September 28, 2022, the Clifton Industrial Properties are each subject to open New Jersey Industrial Site Recovery Act (“ISRA”) cases related to two recognized environmental conditions at each of the Clifton Industrial Properties that are currently being remediated by identified responsible parties (unrelated to the borrowers). As required by statute, the responsible parties have posted letters of credit for the costs expected to finish remediation of the Clifton Industrial Properties with the State of New Jersey, including post-remediation monitoring.

The Market. The Clifton Industrial Portfolio is located in Northern New Jersey approximately 15 miles from Midtown Manhattan within the Bergen-Hudson-Passaic metropolitan statistical area. The Clifton Industrial Portfolio is proximate to major highways including SR-21, SR-46, and SR-3, with the closest being SR-21, which runs 1.5 miles Southeast of the Clifton Industrial Portfolio. Additionally, SR-46 is located 2-miles northwest of the Clifton Industrial Portfolio and SR-3 is located 2.5 miles south of the Clifton Industrial Portfolio. The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
94

Various Clifton, NJ 07011	Collateral Asset Summary – Loan No. 9 Clifton Industrial	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,900,000 47.2% 1.49x 9.0%

immediate trade area is densely populated with over 706,000 residents living within a 5-mile radius of the Clifton Industrial Portfolio as of 2022, causing the availability of vacant land to be limited. Due to the surge in e-commerce, demand for warehouse and logistics space has increased over the last decade as major players such as Amazon, UPS, and FedEx occupy a large portion of the Class-A space within the greater New York metropolitan area.

The Clifton Industrial Portfolio is located in the Route 46/23/3 Interchange Industrial submarket within Northern New Jersey. As of the second quarter of 2022, the submarket consisted of approximately 58.3 million sq. ft. with a vacancy rate of 4.6%. The net lease rate over the same period was $13.08 per sq. ft., an approximately 14.0% increase from the prior quarter and an approximately 56.3% increase from the prior year. The in-place base rents at the Clifton Industrial Portfolio, which excludes Omnipoint Communications, average $9.42 per sq. ft, which is approximately 28.0% below the submarket net lease rent. In addition, the appraisal concluded to a market rent of $13.00 - $14.00 per sq. ft. for the 10 Clifton Property and $13.50 per sq. ft. for the 200 Clifton Property.

Comparable Leases(1)(2)
Location	Tenant Name	Sq. Ft	Lease Start Date	Term	Annual Rent per Sq. Ft.	Scheduled Increases
10 and 200 Clifton Boulevard Clifton, NJ 07011	Sunbelt Rentals New Rain	23,000 10,081	2021 2022	7.1 Years 5.1 Years	$10.30 $10.00	3.0% Annual N/A
10 Cliffside Drive Cedar Grove, NJ 07009	Contract Filling Inc.	144,025	2022	22.0 Years	$13.95	Flat Yrs. 1-3; 2.0% thereafter
140 Furler Street, Totowa, NJ 07512	The New Fun Services	11,356	2022	5.0 Years	$15.00	N/A
20-30 Continental Drive, Wayne, NJ	KW International, Inc.	170,182	2022	5.0 Years	$12.00	4.0% Annual
29 Commerce Way, Totowa, NJ 07512	Farmer's Fridge	10,250	2021	5.2 Years	$13.00	3.0% Annual
100 Commerce Way, Totowa, NJ 07512	Golden Edibles	11,472	2021	7.0 Years	$11.00	3.0% Annual
356-362 Getty Avenue, Clifton, NJ 07011	Altun Logistics	19,880	2021	3.0 Years	$12.50	N/A
(1)	Data for the Clifton Industrial Properties is based on the underwritten rent roll dated December 6, 2022.
(2)	Source: Appraisals.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2019	2020	2021	T-12 10/31/2022(2)	U/W	U/W Per Sq. Ft.
Base Rent(1)	$2,308,285	$2,020,106	$2,227,556	$2,498,566	$2,417,945	$8.38
Rent Steps	0	0	0	0	72,552	0.25
Vacant Income	0	0	0	0	428,450	1.48
Gross Potential Rent	$2,308,285	$2,020,106	$2,227,556	$2,498,566	$2,918,947	$10.11
Total Recoveries	1,146,064	942,045	1,020,378	1,100,281	1,279,500	4.43
Other Income	48,619	50,564	52,586	54,690	56,880	0.20
Gross Potential Income	$3,502,968	$3,012,715	$3,300,520	$3,653,537	$4,255,327	$14.74
Less: Vacancy & Credit Loss	0	0	0	0	(428,450)	(1.48)
Effective Gross Income	$3,502,968	$3,012,715	$3,300,520	$3,653,537	$3,826,877	$13.26
Total Operating Expenses	1,182,095	1,106,074	1,387,320	1,342,949	1,315,071	4.56
Net Operating Income	$2,320,873	$1,906,641	$1,913,200	$2,310,588	$2,511,806	$8.70
Capital Expenditures	0	0	0	0	53,407	0.19
Net Cash Flow	$2,320,873	$1,906,641	$1,913,200	$2,310,588	$2,458,399	$8.52
(1)	Based on the underwritten rent roll dated December 6, 2022 with rent steps through December 1, 2023.
(2)	T-12 10/31/2022 property level cash flows do not include insurance expense as premiums were paid by the previous lender at the portfolio level. The variance between the T-12 10/31/2022 property level cash flows and the T-12 10/31/2022 portfolio level cash flows is attributable to the actual premiums paid.

Property Management. The Clifton Industrial Portfolio is managed by Island Corporate Services, LLC, a New York limited liability company.

Lockbox / Cash Management. The Clifton Industrial Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrowers will be required to establish a lender controlled lockbox account, and cause non-residential tenants to deposit all revenues relating to the Clifton Industrial Portfolio into such lockbox account. On a daily basis during the continuance of a Trigger Period, all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account, at which point, following payment to tax and insurance reserves, debt service, other required reserves, and operating expenses, all remaining funds are required to be deposited (i) if a Trigger Period is continuing due to a Lease Sweep Period (as defined below), into a lease sweep reserve, and (ii) if no Lease Sweep Period is continuing, into a cash collateral account to be held

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
95

Various Clifton, NJ 07011	Collateral Asset Summary – Loan No. 9 Clifton Industrial	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,900,000 47.2% 1.49x 9.0%

as additional collateral for the Clifton Industrial Loan. If no Trigger Period is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account on a daily basis.

A “Trigger Period” means the occurrence of (a) an event of default under the Clifton Industrial Loan documents, (b) the bankruptcy or insolvency of any affiliated property manager or (c) if the debt service coverage ratio falls below 1.20x at the end of any calendar quarter or (d) the commencement of a Lease Sweep Period.

A Trigger Period may be cured, (i) in the case of clause (a) above, if a cure of the event of default has been accepted by the lender and no other event of default is then continuing, (ii) in the case of clause (b) above, (1) the affiliated property manager is replaced with an non-affiliated property manager approved by the lender under a replacement management agreement approved by the ender, (2) such replacement property manager and the borrowers execute and deliver an assignment and subordination agreement satisfactory to the lender and (3) the related property management covenants in the loan agreement are satisfied, (iii) in the case of clause (c) above, the debt service coverage ratio is greater than 1.25x for two consecutive calendar quarters, (iv) in the case of clause (d) above, such Lease Sweep Period has ended and no other Lease Sweep Period is then continuing.

A “Lease Sweep Period” will commence on the first monthly payment date following the occurrence of any of the following: (a) upon the earlier of (i) the date that is six months prior to the expiration of a Lease Sweep Lease (defined below) or (ii) upon the date required under the Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option (and such renewal has not been so exercised); (b) the receipt by any borrower or property manager of notice from any tenant under a Lease Sweep Lease exercising its right to terminate its Lease Sweep Lease; (c) the date that a Lease Sweep Lease (or any material portion thereof is surrendered, cancelled or terminated or the receipt by the borrower or property manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease (or any material portion thereof); (d) the date that any tenant under a Lease Sweep Lease discontinues its business (i.e., "goes dark") at its demised premises under such Lease Sweep Lease at any of the Clifton Industrial Properties (or any material portion thereof or gives notice that it intends to discontinue its business at its such demised premises (or any material portion thereof); (e) upon a default by a tenant under a Lease Sweep Lease beyond any applicable notice and cure period, (f) upon a bankruptcy or insolvency proceeding of tenant (or its parent) under a Lease Sweep Lease.

A Lease Sweep Period may be cured, (i) in the case of clauses (a), (b), (c) and (d), above, the entirety of the premises demised under such Lease Sweep Lease (or applicable portion thereof is leased pursuant to one or more qualified leases and, in the lender's judgment, sufficient funds have been accumulated in the related lease sweep reserve account (during the continuance of the subject Lease Sweep Period) to cover all anticipated approved Lease Sweep Space leasing expenses, free rent periods, and/or rent abatement periods set forth in all such qualified leases and any shortfalls in required payments or operating expenses as a result of any anticipated down time prior to the commencement of payments, (ii) in the case of clause (a) above, the date on which the subject tenant under the Lease Sweep Lease irrevocably exercises its renewal or extension option with respect to all of its space, and in the lender's judgment, sufficient funds have been accumulated in the lease sweep reserve account (during the continuance of the subject Lease Sweep Period) to cover all anticipated approved Lease Sweep Space leasing expenses, free rent periods and/or rent abatement periods in connection with such renewal or extension, (iii) in the case of clause (b) above, if such termination option is not validly exercised by the tenant under the applicable Lease Sweep Lease by the latest exercise date specified in such Lease Sweep Lease or is otherwise validly and irrevocably waived in writing by the related tenant, (iv) in the case of clause (e) above, the date on which the subject default has been cured, and no other default under such Lease Sweep Lease occurs for a period of six (6) consecutive months following such cure, (v) in the case of clause (f) above, (1) the applicable insolvency proceeding has terminated and the applicable Lease Sweep Lease, and each guaranty of the Lease Sweep Lease (if any), has been affirmed or assumed pursuant to the terms and conditions set forth in the loan agreement, and all defaults under the Lease Sweep Lease are cured and the tenant is in occupancy of its premises and paying full, unabated rent and (2) adequate assurance of future performance under the Lease Seep Lease and, if applicable, each guaranty of the Lease Sweep Lease as reasonably determined by the lender is provided, and (vi) in the case of clauses (a) through (f) above, the date on which the funds in the related lease sweep reserve account collected with respect to the applicable Lease Sweep Lease in question is equal the lease sweep deposit amount applicable to such Lease Sweep Space in accordance with terms and conditions set forth in the loan agreement.

A “Lease Sweep Lease” means Polymer Technologies or any replacement lease covering a majority of the space currently demised under such lease.

Initial and Ongoing Reserves. At origination, the borrowers deposited approximately (i) $151,362 into a real estate tax reserve, (ii) $250,000 into a TI/LC reserve, (iii) $63,316 into an immediate repairs reserve, and (v) $193,446 into a gap rent reserve.

Real Estate Tax Reserve - The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that lender estimates will be payable over the next ensuing 12-month period (initially estimated to be $53,249.75).

Insurance Reserve - The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. This requirement is waived as long as an acceptable blanket policy is in place.

Capital Expenditure Reserve - The borrowers are required to deposit into a replacement reserve, on a monthly basis, approximately $4,330, subject to a cap at $75,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
96

Various Clifton, NJ 07011	Collateral Asset Summary – Loan No. 9 Clifton Industrial	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,900,000 47.2% 1.49x 9.0%

TI/LC Reserve - On each monthly payment date, the borrowers are required to deposit into a TI/LC reserve the amount of approximately $7,217. Ongoing TI/LC reserves will be suspended until the TI/LC reserve has been drawn below the cap of $250,000.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
97

Various New York, NY	Collateral Asset Summary – Loan No. 10 Gilardian NYC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,750,000 39.5% 2.61x 11.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
98

Various New York, NY	Collateral Asset Summary – Loan No. 10 Gilardian NYC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,750,000 39.5% 2.61x 11.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
99

Various New York, NY	Collateral Asset Summary – Loan No. 10 Gilardian NYC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,750,000 39.5% 2.61x 11.5%

Mortgage Loan Information
Loan Seller:	BMO
Credit Assessment (Fitch/KBRA/Moody’s)(7):	Asf /A(sf) / A1(sf)
Loan Purpose:	Refinance
Borrower Sponsors:	Robert Gilardian and Albert Gilardian
Borrowers:	114 West 86th Street Realty, LLC and Theater House Apartments, LLC
Original Balance(1):	$27,750,000
Cut-off Date Balance(1):	$27,750,000
% by Initial UPB:	3.6%
Interest Rate:	4.3381166%
Payment Date:	6th of each month
First Payment Date:	February 6, 2023
Maturity Date:	January 6, 2028
Amortization:	Interest Only
Additional Debt(1):	$28,000,000 Pari Passu Debt / $37,750,000 Mezzanine
Call Protection:	L(25),D(31),O(4)
Lockbox / Cash Management:	Soft / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$395,800	Springing	NAP
Insurance:	$21,801	Springing	NAP
Replacement:	$100,000	Springing	$90,000
Immediate Repairs:	$199,183	$0	NAP
TI/LC:	$0	$500	NAP

Property Information(2)
Single Asset / Portfolio:	Portfolio of 2 properties
Property Type:	High Rise Multifamily
Collateral:	Fee
Location:	New York, NY
Year Built / Renovated:	Various / NAP
Total Units:	153
Property Management:	A.J. Clarke Real Estate Corp.
Underwritten NOI(4):	$6,413,044
Underwritten NCF:	$6,407,048
Appraised Value(3):	$141,000,000
Appraisal Date:	October 28, 2022

Historical NOI
Most Recent NOI(4):	$5,840,124 (T-12 September 30, 2022)
2021 NOI:	$4,274,426 (December 31, 2021)
2020 NOI:	$4,604,973 (December 31, 2020)
2019 NOI:	$4,928,695 (December 31, 2019)

Historical Occupancy
Most Recent Occupancy(5):	98.7% (November 1, 2022)
2021 Occupancy(6):	99.0% / 95.7% (December 31, 2021)
2020 Occupancy(6):	92.8% / 88.6% (December 31, 2020)
2019 Occupancy(6):	93.7% / 98.3% (December 31, 2019)

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Unit Cut-off Date / Balloon	LTV Cut-off Date / Balloon(3)	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$27,750,000
Pari Passu Note	$28,000,000
Whole Loan	$55,750,000	$364,379 / $364,379	39.5% / 39.5%	2.62x / 2.61x	11.5% / 11.5%	11.5% / 11.5%
Mezzanine Loans	$37,750,000
Total Debt	$93,500,000	$611,111 / $611,111	66.3% / 66.3%	1.14x / 1.14x	6.9% / 6.9%	6.9% / 6.9%
(1)	The Gilardian NYC Portfolio Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance and aggregate Cut-off Date Balance of $55,750,000. The “Gilardian NYC Portfolio Total Debt” (as defined below) consists of the Gilardian NYC Portfolio Whole Loan and two mezzanine loans, the Mezzanine A Loan (as defined below) having a principal balance of $26,000,000 and the Mezzanine B Loan (as defined below) having a principal balance of $11,750,000, with an aggregate Cut-off Date balance of $93,500,000. For additional information, see the “Whole Loan Summary” chart herein.
(2)	See “The Properties—Gilardian NYC Portfolio Summary” herein.
(3)	The LTV Cut-off Date / Balloon are based on the aggregate "as-is" appraised value of $141,000,000.
(4)	The increase in Most Recent NOI to Underwritten NOI is primarily attributable to vacant units marked to market rents and rent-stabilized/rent-controlled units having grown at 3.25% per HPD guidelines for renewals.
(5)	Most Recent Occupancy is for the total occupancy of the Gilardian NYC Portfolio Properties.
(6)	Historical Occupancies are for the 237 East 34th Street Property (as defined below) and the 114 West 86th Street Property (as defined below), respectively.
(7)	Fitch, KBRA and Moody’s provided the listed assessments for the Gilardian NYC Portfolio Loan in the context of its inclusion in the mortgage pool.

The Loan. The mortgage loan (the “Gilardian NYC Portfolio Loan”) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance and aggregate Cut-off Date Balance of $55,750,000 (the “Gilardian NYC Portfolio Whole Loan”) and is secured by a first lien mortgage on the borrowers’ fee interest in two multifamily high-rise properties located in New York, New York (the “Gilardian NYC Portfolio Properties”). The Gilardian NYC Portfolio Whole Loan has a five-year term and is interest only for the full term. The “Gilardian NYC Portfolio Total Debt” consists of the Gilardian NYC Portfolio Whole Loan and two mezzanine loans, the Mezzanine A Loan having a principal balance of $26,000,000 and the Mezzanine B Loan having a principal balance of $11,750,000, with an aggregate Cut-off Date balance of $93,500,000. For additional information, see “Current Mezzanine or Subordinate Indebtedness” below.

The Gilardian NYC Portfolio Loan has an initial term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The Gilardian NYC Portfolio Loan requires interest only payments during its an entire term and accrues interest at the rate of 4.3381166% per annum.

The following table summarizes the promissory notes that comprise the Gilardian NYC Portfolio Whole Loan. The relationship between the holders of the notes evidencing the Gilardian NYC Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
100

Various New York, NY	Collateral Asset Summary – Loan No. 10 Gilardian NYC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,750,000 39.5% 2.61x 11.5%
Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece(1)
A-1	$28,000,000	$28,000,000	BMO 2023-C4(2)	No
A-2	$27,750,000	$27,750,000	FIVE 2023-V1	Yes
Whole Loan	$55,750,000	$55,750,000
(1)	The Gilardian NYC Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2023-C4 trust until the closing date of the FIVE 2023-V1 securitization. On or after such closing date, the Gilardian NYC Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the FIVE 2023-V1 securitization.
(2)	The BMO 2023-C4 transaction is expected to close on or before the closing date of the FIVE 2023-V1 transaction.

The borrower sponsors utilized the proceeds of the Gilardian NYC Portfolio Whole Loan to refinance existing debt, fund upfront reserves and pay origination costs.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$55,750,000	56.6%	Loan Payoff	$88,000,000	89.4%
Mezzanine Loans	37,750,000	38.3	Closing Costs	9,749,723	9.9
Borrower Sponsor Equity	4,966,507	5.0	Upfront Reserves	716,784	0.7
Total Sources	$98,466,507	100.0%	Total Uses	$98,466,507	100.0%

The Borrowers and the Borrower Sponsors. The borrowers are 114 West 86th Street Realty, LLC and Theater House Apartments, LLC, each a Delaware limited liability company and special purpose entity with one independent director for each borrower entity. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Gilardian NYC Portfolio Whole Loan.

The borrower sponsors and non-recourse guarantors are Robert Gilardian and Albert Gilardian.

The Properties. The Gilardian NYC Portfolio Properties are comprised of two multifamily high rise properties located in New York, New York that were built in 2015 (the “237 East 34th Street Property”) and 1928 (the “114 West 86th Street Property”).

The following table presents certain information relating to the Gilardian NYC Portfolio Properties:

Gilardian NYC Portfolio Summary(1)
Property Name	Address	City, State	Year Built / Renovated	Total Units(2)	Occupancy(2)	Allocated Loan Amount(3)	% of Allocated Loan Amount(3)	Appraised Value	U/W NCF(2)	% of U/W NCF(2)
237 East 34th Street	237 East 34th Street	New York, NY	2015 / NAP	105	99.0%	$20,419,251	73.6%	$106,300,000	$5,152,242	80.4%
114 West 86th Street	114 West 86th Street	New York, NY	1928 / NAP	48	97.9%	7,330,749	26.4	34,700,000	1,254,806	19.6
Total / Wtd Avg.				153	98.7%	$27,750,000	100.0%	$141,000,000	$6,407,048	100.0%
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated November 1, 2022.
(3)	Source: Gilardian NYC Portfolio Loan documents.

237 East 34th Street Property. As of November 1, 2022, the 237 East 34th Street Property was 99.0% occupied. The 0.17-acre parcel is improved with a 25-story apartment building. The improvements are steel and masonry construction. The 237 East 34th Street Property features 105 units total with studio, one-, two- and three-bedroom layouts ranging in size from 403 to 1,192 sq. ft. Market rents range from $4,000 to $11,625 per month, with an average market rent of approximately $5,754 and an average unit size of 738 sq. ft. Unit features include central HVAC, granite countertops, stacked washer/dryer, smoke alarms, dishwasher and an electric oven/range combination. Community amenities include an attended lobby, resident lounge, rooftop deck, storage units and a fitness center.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
101

Various New York, NY	Collateral Asset Summary – Loan No. 10 Gilardian NYC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,750,000 39.5% 2.61x 11.5%

The following table presents detailed information with respect to the current market rate units at the 237 East 34th Street Property:

237 East 34th - Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Annual Rent Per Sq. Ft.	Average Monthly Market Rental Rate	Average Monthly Market Rental Rate Per Sq. Ft.
Studio 1 Bath	28	26.7%	100.0%	465	$3,993	$8.58	$4,000	$8.60
1 Bed 1 Bath	19	18.1	94.7%	599	$5,081	$8.48	$5,000	$8.35
2 Bed 1 Bath	7	6.7	100.0%	682	$4,634	$6.80	$6,500	$9.53
2 Bed 2 Bath	50	47.6	100.0%	948	$6,794	$7.16	$6,800	$7.17
3 Bed 3 Bath	1	1.0	100.0%	859	$10,571	$12.31	$11,625	$13.53
Total / Wtd Avg.	105	100.0%	99.0%	738	$5,634	$7.64	$5,754	$7.80
(1)	Based on the underwritten rent roll dated November 1, 2022.

114 West 86th Street Property. As of November 1, 2022, the 114 West 86th Street Property was 97.9% occupied. The 0.09-acre parcel is improved with a 16-story apartment building. The improvements are brick construction. The 114 West 86th Street Property features 48 units total, 15 of which are rent stabilized and three are rent controlled, with one-, two- and three-bedroom layouts ranging in size from 700 to 1,450 sq. ft. Market rents range from approximately $934 to $10,000 per month, with an average market rent of $4,547 and an average unit size of 909 sq. ft. Unit features include granite countertops, heating, smoke alarms, dishwasher and an electric oven/range combination. Community amenities include a laundry area and doorman.

The following table presents detailed information with respect to the current market rate units at the 114 West 86th Street Property:

114 West 86th Street As Is Market Rate Unit Mix(1)
Unit Type	# of Units	% of Total	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Average Monthly Rent Per Sq. Ft.	Average Monthly Market Rental Rate	Average Monthly Market Rental Rate Per Sq. Ft.
1 Bed 1 Bath	18	60.0%	100.0%	722	$3,790	$5.25	$5,200	$7.20
1 Bed 1 Bath(2)	1	3.3	100.0%	1,250	$5,395	$4.32	$8,500	$6.80
2 Bed 1 Bath	1	3.3	100.0%	750	$4,250	$5.67	$6,750	$9.00
2 Bed 2 Bath	9	30.0	88.9%	1,200	$6,189	$5.16	$8,500	$7.08
3 Bed 2 Bath	1	3.3	100.0%	1,450	$7,800	$5.38	$10,000	$6.90
Total/Wtd. Avg.	30	100.0%	96.7%	908	$4,661	$5.13	$6,512	$7.17
(1)	Based on the underwritten rent roll dated November 1, 2022.
(2)	Information represents one penthouse unit with 1,250 sq. ft.

The following table presents detailed information with respect to the rent-controlled units at the 114 West 86th Street Property:

114 West 86th Street As Is Rent-Controlled Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Annual Rent Per Sq. Ft.
1 Bed 1 Bath	1	33.3%	100.0%	750	$934	$1.24
2 Bed 2 Bath	2	66.7	100.0%	1,200	$1,100	$0.92
Total / Wtd Avg.	3	100.0%	100.0%	1,050	$1,044	$0.99
(1)	Based on the underwritten rent roll dated November 1, 2022.

The following table presents detailed information with respect to the rent-stabilized units at the 114 West 86th Street Property:

114 West 86th Street As Is Rent-Stabilized Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Annual Rent Per Sq. Ft.
1 Bed 1 Bath	10	66.7%	100.0%	725	$1,555	$2.14
2 Bed 2 Bath	5	33.3	100.0%	1,200	$1,509	$1.26
Total/Wtd. Avg.	15	100.0%	100.0%	883	$1,540	$1.74
(1)	Based on the underwritten rent roll dated November 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
102

Various New York, NY	Collateral Asset Summary – Loan No. 10 Gilardian NYC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,750,000 39.5% 2.61x 11.5%

Environmental Matters. According to the Phase I environmental assessments dated November 2, 2022, there was no evidence of any recognized environmental conditions at the Gilardian NYC Portfolio Properties.

The Market. According to the appraisals, the Gilardian NYC Portfolio Properties are located in the New York Metro apartment market. As of the second quarter of 2022, the New York Metro apartment market average monthly asking rent per unit was $4,112 and vacancy was 3.5%. According to the appraisal, the 114 West 86th Street Property is located in the Upper West Side apartment submarket. As of the second quarter of 2022, the Upper West Side apartment submarket average monthly asking rent per unit was $5,588 and vacancy was 3.8%. According to the appraisal, the 237 East 34th Street Property is located in the Stuyvesant / Turtle Bay apartment submarket. As of the second quarter of 2022, Stuyvesant / Turtle Bay apartment submarket average monthly asking rent per unit was $5,587 and vacancy was 2.5%.

According to the appraisal, the 2021 population within a 0.25-, 0.5- and 0.75-mile radius of the 114 West 86th Street Property is 24,532, 72,731 and 115,378, respectively. The 2021 median household income within the same radii is $129,405, $131,030 and $129,817, respectively.

According to the appraisal, the 2021 population within a 0.25-, 0.5- and 0.75-mile radius of the 237 East 34th Street Property is 26,750, 68,214 and 109,294, respectively. The 2021 median household income within the same radii is $133,475, $128,486 and $131,136, respectively.

The following table presents certain information relating to comparable multifamily rental properties to the 114 West 86th Street Property:

Comparable Rental Summary(1)
Property Name / Property Address	Year Built / Renovated	Occupancy(2)	# of Units(2)	Unit Mix(2)	Average SF per Unit(2)	Average Rent per SF(2)(3)	Average Rent per Unit(2)(3)
114 West 86th Street Property 114 West 86th Street New York, NY	1928 / NAP	97.9%	48	1BR / 1BA FM 1BR / 1BA FM PH 1BR / 1BA RC 1BR / 1BA RS 2BR / 1BA FM 2BR / 2BA FM 2BR / 2BA RC 2BR / 2BA RS 3BR / 2BA FM	722 1,250 750 725 750 1,200 1,200 1,200 1,450	$5.25 $4.32 $1.24 $2.14 $5.67 $5.16 $0.92 $1.26 $5.38	$3,790 $5,395 $934 $1,555 $4,250 $6,189 $1,100 $1,509 $7,800
Stonehenge Tower 210 West 89th Street New York, NY	1963 / NAP	99.0%	148	Studio / BA 1BR / 1BA 2BR / 2BA 3BR / 2BA	460 672 850 1,000	$7.61 $6.55 $7.76 $7.56	$3,500 $4,401 $6,595 $7,561
120 W 86th Street 120 West 86th Street New York, NY	1912 / NAP	89.0%	47	1BR / 1BA 2BR / 1BA 3BR / 2BA	500 700 900	$9.00 $9.14 $9.01	$4,500 $6,400 $8,113
The Greystone 212 West 91st Street New York, NY	1923 / NAP	98.0%	366	Studio / 1BA 1BR / 1BA 2BR / 2BA 3BR / 2BA 4BR / 3BA	550 799 950 1,807 2,091	$6.04 $6.95 $9.12 $6.62 $6.22	$3,324 $5,550 $8,667 $11,960 $13,006
Parc Cameron Apartments 41 West 86th Street New York, NY	1927 / NAP	95.0%	166	Studio / 1BA 1BR / 1BA 2BR / 1BA 4BR / 2BA	355 622 886 2,300	$9.26 $7.47 $6.90 $5.01	$3,286 $4,646 $6,114 $11,533
James Marquis 101 West 90th Street New York, NY	1986 / NAP	96.0%	202	Studio / 1BA 1BR / 1BA 2BR / 1BA 3BR / 2BA 4BR / 2BA	544 678 965 1,434 1,519	$6.52 $6.37 $5.86 $5.64 $4.85	$3,549 $4,317 $5,652 $8,091 $7,362
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Occupancy, # of Units, Unit Mix, Average SF per Unit, Average Rent per SF and Average Rent per Unit for the subject properties are based on the underwritten rent roll as of November 1, 2022.
(3)	Average Rent per Unit and Average Rent per SF is inclusive of all units at the 114 West 86th Street Property which included 15 rent stabilized units and three rent controlled units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
103

Various New York, NY	Collateral Asset Summary – Loan No. 10 Gilardian NYC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,750,000 39.5% 2.61x 11.5%

The following table presents certain information relating to comparable multifamily rental properties to the 237 East 34th Street Property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy(2)	# of Units(2)	Unit Mix(2)	Average SF per Unit(2)	Average Rent per SF(2)	Average Rent per Unit(2)
237 East 34th Street Property 237 East 34th Street New York, NY	2015 / NAP	99.0%	105	Studio / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA 3BR / 3BA	465 599 682 948 859	$8.58 $8.48 $6.80 $7.16 $12.31	$3,993 $5,081 $4,634 $6,794 $10,571
The Epic 126-128 West 32nd Street New York, NY	2007 / NAP	96.7%	458	Studio / 1BA 1BR / 1BA 2BR / 2BA 3BR / 2BA 4BR / 3BA	560 961 864 1,350 1,400	$6.59 $4.84 $5.76 $6.71 $6.06	$3,692 $4,656 $4,973 $9,056 $8,485
Murray Hill Marquis 150 East 34th Street New York, NY	2017 / NAP	92.5%	252	Studio / 1BA 1BR / 1BA 2BR / 2BA 3BR / 2BA	491 697 994 1,515	$7.10 $6.01 $5.43 $4.72	$3,486 $4,190 $5,397 $7,149
The Beatrice 105 West 29th Street New York, NY	2010 / NAP	93.0%	302	Studio / 1BA 1BR / 1BA 2BR / 2BA 3BR / 3BA	497 695 1,008 1,738	$9.30 $8.88 $8.86 $10.30	$4,620 $6,173 $8,927 $17,899
The Lewis 411 West 35th Street New York, NY	2015 / NAP	100.0%	186	Studio / 1BA 1BR / 1BA 2BR / 1BA	426 629 903	$7.57 $6.48 $6.61	$3,225 $4,076 $5,971
The Greywood 3-5 West 36th New York, NY	2013 / NAP	100.0%	72	Studio / 1BA 1BR / 1BA 2BR / 1BA	608 722 900	$5.30 $5.39 $5.55	$3,220 $3,893 $4,992
House39 225 East 39th Street New York, NY	2017 / NAP	94.4%	297	Studio / 1BA 1BR / 1BA 2BR / 2BA 3BR / 2BA	501 685 976 1,386	$8.14 $7.41 $7.61 $7.81	$4,077 $5,078 $7,432 $10,828
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Occupancy, # of Units, Unit Mix, Average SF per Unit, Average Rent per SF and Average Rent per Unit for the subject properties are based on the underwritten rent roll as of November 1, 2022.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2019	2020	2021	T-12 9/30/2022	U/W	U/W Per Unit
Gross Potential Rent(2)	$8,088,028	$7,468,310	$7,224,118	$8,203,993	$9,140,919	$59,745
Commercial Income	0	0	47,468	427,215	623,595	4,076
(Vacancy/Credit Loss)	0	0	0	0	(190,936)	(1,248)
Other Income	34,525	46,855	29,634	22,998	33,771	221
Effective Gross Income	$8,122,553	$7,515,165	$7,301,221	$8,654,206	$9,607,348	$62,793
Total Expenses	3,193,859	2,910,192	3,026,795	2,814,082	3,194,304	20,878
Net Operating Income(2)	$4,928,695	$4,604,973	$4,274,426	$5,840,124	$6,413,044	$41,915
Total TI/LC, Capex/RR	0	0	0	0	5,996	39
Net Cash Flow	$4,928,695	$4,604,973	$4,274,426	$5,840,124	$6,407,048	$41,876
(1)	Based on the underwritten rent roll dated November 1, 2022.
(2)	The increase in base rent and Net Operating Income from T-12 9/30/2022 to U/W Net Operating Income is primarily attributable to vacant units marked to market rents and rent-stabilized/rent-controlled units having grown at 3.25% per HPD guidelines for renewals.

Property Management. The Gilardian NYC Portfolio Properties are managed by A.J. Clarke Real Estate Corp., a third-party property management company founded in 1943 and headquartered in New York, New York.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
104

Various New York, NY	Collateral Asset Summary – Loan No. 10 Gilardian NYC Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,750,000 39.5% 2.61x 11.5%

Lockbox / Cash Management. The Gilardian NYC Portfolio Whole Loan is structured with a soft lockbox and springing cash management. The Gilardian NYC Portfolio Whole Loan requires that during the continuance of a Trigger Event (as defined below), the borrowers or property managers, as applicable, direct tenants to pay all rents directly into a lockbox account controlled by the borrowers. Upon the occurrence and during the continuance of a Trigger Event, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the borrowers to be applied and disbursed in accordance with the Gilardian NYC Portfolio Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Gilardian NYC Portfolio Whole Loan documents are required to disbursed to an excess cash reserve.

A “Trigger Event” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Gilardian NYC Portfolio Whole Loan documents, (ii) the debt service coverage ratio for the Gilardian NYC Portfolio Total Debt is less than 1.05x for two consecutive calendar quarters or (iii) an event of default under each of the mezzanine loans.

A Trigger Event will end: (a) with regard to clause (i) of the prior sentence, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion, (b) with regard to clause (ii) of the prior sentence, upon the debt service coverage ratio for the Gilardian NYC Portfolio Total Debt being greater than or equal to 1.05x for two consecutive calendar quarters and (c) with regard to clause (iii) of the prior sentence, a cure of such event of default under each of the mezzanine loans.

Initial and Ongoing Reserves. At origination, the borrowers were required to deposit into escrow (i) approximately $395,800 for real estate taxes, (ii) approximately $21,801 for insurance premiums, (iii) approximately $199,183 for deferred maintenance and (iv) $100,000 for the replacement reserve.

Tax Escrows – Upon the occurrence of a Trigger Event (as defined below), the borrowers are required to escrow 1/12th of the annual estimated tax payments on a monthly basis, which currently equates to approximately $197,384.

Insurance Escrows – Monthly payments in the insurance reserve have been waived by the lender due to the borrower carrying a blanket policy so long as (i) no event of default has occurred or is continuing, (ii) the liability and casualty policies maintained by borrower covering the Gilardian NYC Portfolio Properties constitute a blanket or umbrella policy approved by the lender, (iii) the borrower provides evidence of the policy renewal and paid receipts for the payment of the insurance premiums by no later than ten days prior to the expiration of policy and thirty days prior to the delinquency of payment on such policy.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow approximately $3,449 for replacement reserves, so long as funds in the replacement reserve do not exceed $90,000. The borrowers will cease monthly deposits until funds in the replacement reserve fall below $30,000, at which point the borrowers will resume monthly deposits.

TI/LC Reserve – On each monthly payment date, the borrowers are required to deposit into a TI/LC reserve the amount of approximately $500.

Current Mezzanine or Subordinate Indebtedness. John Hancock Life Insurance Company (U.S.A.) originated a Mezzanine A Loan in the amount of $26,000,000 secured by the Mezzanine A Loan borrowers’ interests in the mortgage borrower, as collateral for the Mezzanine A Loan (the “Mezzanine A Loan”). The Mezzanine A Loan is coterminous with the Gilardian NYC Portfolio Whole Loan. The Mezzanine A Loan accrues interest at a rate of 7.35000% per annum and requires interest-only payments until its maturity date.

TCM CRE REIT LLC originated a Mezzanine B Loan in the amount of $11,750,000 secured by the Mezzanine B Loan borrowers’ interests in the Mezzanine A Loan borrower, as collateral for the Mezzanine B Loan (the “Mezzanine B Loan”). The Mezzanine B Loan is coterminous with the Gilardian NYC Portfolio Whole Loan. The Mezzanine B Loan accrues interest at a rate of 10.50000% per annum and requires interest-only payments until its maturity date.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. After the earlier to occur of (x) December 20, 2026 and (y) the date that is two years after the closing date of the securitization that includes the last pari passu note to be securitized, the borrowers may release either of the Gilardian NYC Portfolio Properties from the lien of the Gilardian NYC Portfolio Whole Loan, provided that (i) the borrowers defease the Gilardian NYC Portfolio Whole Loan in an amount equal to at least 120% of the allocated loan amount for the Gilardian NYC Portfolio Property to be released, (ii) after giving effect to such release (a) the debt service coverage ratio for the remaining Gilardian NYC Portfolio Property is not less than the greater of (x) the debt service coverage ratio immediately preceding such release and (y) 1.10x and (b) the loan-to-value ratio for the remaining Gilardian NYC Portfolio Property is not greater than the lesser of (x) the loan-to-value ratio immediately preceding such release and (y) 66.3%, and (iii) REMIC release requirements are satisfied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
105

225 East Coastline Drive Jacksonville, FL 32202	Collateral Asset Summary – Loan No. 11 Hyatt Regency Jacksonville	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 45.7% 2.22x 20.4%
Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Refinance
Borrower Sponsor:	Westplace Modesto Investors, LLC
Borrower:	MCSW JAC Hospitality LLC
Original Balance(1):	$25,000,000
Cut-off Date Balance(1):	$25,000,000
% by Initial UPB:	3.3%
Interest Rate:	6.86813%
Payment Date:	6th of each month
First Payment Date:	November 6, 2022
Maturity Date:	October 6, 2027
Amortization:	Interest Only for 24 months, then Amortizing Balloon
Additional Debt(1)(2):	$50,000,000 Pari Passu Debt $10,000,000 Senior Mezzanine Loan $7,000,000 Junior Mezzanine Loan
Call Protection:	L(28),D(28),O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly	Cap
Taxes:	$1,381,312	$115,109	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	NAP
Immediate Repairs:	$24,640	$0	NAP
Other(3):	$670,000	Springing	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee
Location:	Jacksonville, FL
Year Built / Renovated(4):	2001 / Various
Total Rooms:	951
Property Management:	Hyatt Corporation
Underwritten NOI(5):	$15,281,501
Underwritten NCF:	$13,108,899
Appraised Value:	$164,000,000
Appraisal Date:	August 8, 2022

Historical NOI
Most Recent NOI(5):	$13,448,081 (T-12 June 30, 2022)
2021 NOI:	$10,346,936 (December 31, 2021)
2020 NOI:	$14,573,641 (February 28, 2020)
2019 NOI:	$13,455,215 (December 31, 2019)

Historical Occupancy
Most Recent Occupancy:	52.5% (June 30, 2022)
2021 Occupancy:	64.5% (December 31, 2021)
2020 Occupancy:	70.7% (February 28, 2020)
2019 Occupancy:	69.9% (December 31, 2019)

Financial Information(1)(2)
Tranche	Cut-off Date Balance	Balance per Room	LTV	U/W DSCR	U/W Debt Yield	U/W Debt Yield at Balloon
		Cut-off / Balloon	Cut-off / Balloon	NOI / NCF	NOI / NCF	NOI / NCF
Mortgage Loan	$25,000,000
Pari Passu Notes	50,000,000
Whole Loan	$75,000,000	$78,864 / $76,467	45.7% / 44.3%	2.59x / 2.22x	20.4% / 17.5%	21.0% / 18.0%
Mezzanine Loans	17,000,000
Total Debt	$92,000,000	$96,740 / $94,343	56.1% / 54.7%	2.07x / 1.77x	16.6% / 14.2%	17.0% / 14.6%
(1)	The Hyatt Regency Jacksonville mortgage loan (the “Hyatt Regency Jacksonville Loan”) is part of a whole loan (the “Hyatt Regency Jacksonville Whole Loan”) evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $75,000,000. The Hyatt Regency Jacksonville Loan is evidenced by the non-controlling notes A-2 and A-3, with an aggregate outstanding principal balance as of the Cut-off Date of $25,000,000.
(2)	Financial Information reflects the Hyatt Regency Jacksonville Whole Loan. Additionally, mezzanine loans were originated with an aggregate outstanding principal balance as of the Cut-off Date of $17,000,000 consisting of (a) one senior mezzanine promissory note with an outstanding principal balance as of the Cut-off Date of $10,000,000 and (b) one junior mezzanine promissory note with an outstanding principal balance as of the Cut-off Date of $7,000,000. The aggregate of the Hyatt Regency Jacksonville Whole Loan, together with the senior mezzanine loan and junior mezzanine loan constitute the total debt and have an aggregate outstanding principal balance as of the Cut-off Date of $92,000,000 (the “Hyatt Regency Jacksonville Total Debt”). The Balance per Room Cut-off / Balloon, U/W Debt Yield NOI / NCF, U/W DSCR NOI / NCF and LTV Cut-off / Balloon based upon the Hyatt Regency Jacksonville Total Debt are approximately $96,740, approximately $94,343, 16.6%, 14.2%, 2.07x, 1.77x, 56.1% and 54.7%, respectively.
(3)	Other reserves consist of an upfront seasonality reserve and monthly springing seasonality reserve and springing PIP reserve.
(4)	The Hyatt Regency Jacksonville Property (as defined below) was renovated in 2005, 2015, 2018 and 2021. See “—The Property” below.
(5)	The increase in Underwritten NOI from Most Recent NOI is primarily attributable to underwriting to pre-COVID-19 pandemic occupancy observed between July 2019 and February 2020. The Hyatt Regency Jacksonville Property’s 2022 performance reflects recovery from the COVID-19 pandemic as stay-at-home orders were lifted and travel began to rebound. We cannot assure you that the Hyatt Regency Jacksonville Property will revert to pre-COVID-19 performance.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2022-B37	Yes
A-2	15,000,000	15,000,000	FIVE 2023-V1	No
A-3	10,000,000	10,000,000	FIVE 2023-V1	No
Whole Loan	$75,000,000	$75,000,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$75,000,000	79.3%	Loan Payoff	$90,629,128	95.9%
Senior Mezzanine Loan	10,000,000	10.6	Upfront Reserves	2,075,952	2.2
Junior Mezzanine Loan	7,000,000	7.4	Closing Costs	1,844,644	2.0
Borrower Sponsor Equity	2,549,724	2.7

Total Sources	$94,549,724	100.0%	Total Uses	$94,549,724	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
106

225 East Coastline Drive Jacksonville, FL 32202	Collateral Asset Summary – Loan No. 11 Hyatt Regency Jacksonville	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 45.7% 2.22x 20.4%

The Borrower and the Borrower Sponsor. The borrower is MCSW JAC Hospitality LLC, a Delaware limited liability company. The borrower is a single purpose bankruptcy-remote entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hyatt Regency Jacksonville Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is Westplace Modesto Investors, LLC, a Delaware limited liability company. Westplace Modesto Investors, LLC is wholly owned by WHI Investments III, LLC which is wholly owned by Westmont Investments, LLC (“Westmont Hospitality Group”). Founded in 1975, Westmont Hospitality Group is a privately held hospitality organization that has had an ownership interest in and operated over 1,100 hotels. Currently, Westmont Hospitality Group has ownership interests in more than 500 hotels across North America, Europe, Asia and Africa.

The Property. The Hyatt Regency Jacksonville property (the “Hyatt Regency Jacksonville Property”) is a 951-room, full-service hotel located in downtown Jacksonville, Florida and was built in 2001 and most recently renovated in 2021. The 951 guestrooms are comprised of 705 double queen rooms and 246 king rooms (including 14 executive suites, four St. Johns suites and two presidential suites). The Hyatt Regency Jacksonville Property includes approximately 63,133 sq. ft. of indoor meeting space and more than 54,000 sq. ft. of outdoor terraces, pre-function space, and foyer space. The meeting and events space consists of a 27,984 sq. ft. grand ballroom that can host up to 3,200 guests for special events and meetings. The meeting and events space includes 30 meeting rooms, inclusive of a 15,460 sq. ft. conference room and over 20,000 sq. ft. of deck space overlooking the St. Johns River. The amenities at the Hyatt Regency Jacksonville Property include a rooftop pool, fitness center, 24-hour room service, concierge service, laundry service and valet and self-parking at a three-level, 716-space parking garage on the premises. Additionally, the Hyatt Regency Jacksonville Property offers four food and beverage outlets, which range from upscale dining, casual dining, a bar and lounge and a 24-hour market. The onsite food and beverage outlets are Morton’s The Steakhouse, SHOR Seafood Grill, Tavern Lounge and the 24-hour market.

Since its construction, approximately $52.8 million has been invested into the Hyatt Regency Jacksonville Property. Approximately $20 million was invested in 2005 to complete upgrades and secure the Hyatt brand. In 2015, ownership invested an additional $20 million to replace the furniture, fixtures, and equipment in guestrooms. The entire first floor, including the lobby and food and beverage outlets, was renovated in 2018 for a total cost of $9 million. All of the meeting rooms and pre-function spaces were renovated in 2021 for a total cost of approximately $3.8 million.

The following table presents certain information relating to the 2022 demand analysis with respect to the Hyatt Regency Jacksonville Property based on market segmentation, as provided in a third party market research report for the Hyatt Regency Jacksonville Property:

Demand Segmentation(1)
Property	Rooms	Contract	Meeting & Group	Transient
Hyatt Regency Jacksonville	951	4.8%	45.5%	49.7%
(1)	Source: June 2022 third party market research report.

The following table presents certain information relating to the primary competition for the Hyatt Regency Jacksonville Property:

Primary Competitive Set(1)
Property	Location	Rooms	Year Built	Estimated 2021 Occupancy	Estimated 2021 ADR	Estimated 2021 RevPAR
Hyatt Regency Jacksonville(2)	Jacksonville, FL	951	2001	64.5%	$102.01	$65.79
Southbank Hotel Jacksonville Riverwalk	Jacksonville, FL	322	1980	40-45%	$90-95	$35-40
Marriott Jacksonville Downtown	Jacksonville, FL	354	1987	60-65%	$135-140	$85-90
Marriott Jacksonville	Jacksonville, FL	255	1986	60-65%	$130-135	$80-85
DoubleTree by Hilton Hotel Jacksonville Riverfront	Jacksonville, FL	293	1997	65-70%	$135-140	$90-95
(1)	Source: Appraisal.
(2)	Hyatt Regency Jacksonville figures reflect the one-year period ending December 31, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
107

225 East Coastline Drive Jacksonville, FL 32202	Collateral Asset Summary – Loan No. 11 Hyatt Regency Jacksonville	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 45.7% 2.22x 20.4%

The following table presents certain information relating to the current occupancy, ADR and RevPAR at the Hyatt Regency Jacksonville Property and its competitors:

Historical Occupancy, ADR, RevPAR
	Hyatt Regency Jacksonville(1)(2)(3)			Competitive Set(4)			Penetration Factor(5)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2019	69.9%	$132.47	$92.66	67.1%	$128.55	$86.21	104.2%	103.0%	107.5%
2020	70.7%	$134.39	$94.97	33.4%	$120.48	$40.22	211.7%	111.5%	236.1%
2021	64.5%	$102.01	$65.79	56.5%	$126.65	$71.50	114.2%	80.5%	92.0%
T-12 June 2022	52.5%	$148.12	$77.78	58.4%	$134.69	$78.64	89.9%	110.0%	98.9%
Underwritten	66.1%	$142.18	$94.04
(1)	Occupancy, ADR and RevPAR for the Hyatt Regency Jacksonville Property are based on the underwritten cash flow dated June 30, 2022.
(2)	2020 historical figures for Hyatt Regency Jacksonville represent the T-12 period ending February 28, 2020.
(3)	Underwritten figures represent the T12 period of July 1, 2019 through February 28, 2020 and March 1, 2022 through June 30, 2022.
(4)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set includes Southbank Hotel Jacksonville Riverwalk, Marriott Jacksonville Downtown, Marriott Jacksonville and DoubleTree by Hilton Hotel Jacksonville Riverfront.
(5)	Penetration Factor is calculated based on operating statements provided by the borrower and competitive set data provided by a third-party hospitality research report.

Cash Flow Analysis.

Cash Flow Analysis
	2019	T-12 2/28/2020	2021	T-12 6/30/2022	U/W(1)	U/W Per Room
Rooms Revenue	$32,163,105	$33,055,052	$22,837,336	$26,997,746	$32,641,540	$34,323
Food & Beverage Revenue	18,192,252	18,944,909	11,095,079	13,436,130	18,766,791	19,734
Other Revenue(2)	2,473,317	2,526,235	1,106,219	3,370,691	2,906,727	3,056
Total Revenue	52,828,674	$54,526,196	$35,038,634	$43,804,567	54,315,058	$57,114

Rooms Expense	$9,583,700	$9,564,811	$4,924,194	$6,920,500	$8,968,757	$9,431
Food & Beverage Expense	12,461,910	12,680,171	7,413,465	8,908,872	12,174,080	12,801
Total Departmental Expense	$22,045,610	$22,244,982	$12,337,659	$15,829,372	$21,142,837	$22,232
Total Undistributed Expense(3)	14,833,549	15,165,390	10,112,187	12,440,851	15,482,991	16,281
Total Fixed Expense	2,494,300	2,542,183	2,241,852	2,086,263	2,407,730	2,532
Total Operating Expenses	$39,373,459	$39,952,555	$24,691,698	$30,356,486	$39,033,557	$41,045

Net Operating Income(4)	$13,455,215	$14,573,641	$10,346,936	$13,448,081	$15,281,501	$16,069
FF&E(5)	2,113,147	2,181,048	1,401,545	1,752,183	2,172,602	2,285
Net Cash Flow	$11,342,068	$12,392,593	$8,945,391	$11,695,898	$13,108,899	$13,784
(1)	The underwritten figures represent the T-12 period of July 1, 2019 through February 28, 2020 and March 1, 2022 through June 30, 2022. COVID-19 pandemic restrictions were generally lifted across the country beginning March 2022, and the Hyatt Regency Jacksonville Property has since experienced a return to pre-COVID performance. We cannot assure you that the Hyatt Regency Jacksonville Property will revert to pre-COVID-19 performance.
(2)	Other Revenue includes space rental, vending machines, laundry, cancellation fees, and miscellaneous income.
(3)	The management fee is underwritten at 3.0% of total revenue plus an incentive management fee of 0.8% based on the underwritten gross income per the management agreement.
(4)	The increase in U/W Net Operating Income from T-12 6/30/2022 is primarily attributable to underwriting to pre-COVID-19 pandemic occupancy observed between July 2019 and February 2020. The Hyatt Regency Jacksonville Property’s 2022 performance reflects recovery from the COVID-19 pandemic as stay-at-home orders were lifted and travel began to rebound. We cannot assure you that the Hyatt Regency Jacksonville Property will revert to pre-COVID-19 performance.
(5)	FF&E contributions are approximately 4% of total revenue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
108

3530 Wilshire Boulevard Los Angeles, CA 90010	Collateral Asset Summary – Loan No. 12 Metroplex	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 51.9% 1.73x 12.5%
Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsor:	David Y. Lee
Borrower:	Metroplex, LLC
Original Balance(1):	$25,000,000
Cut-off Date Balance(1):	$25,000,000
% by Initial UPB:	3.3%
Interest Rate:	6.72350%
Payment Date:	6th of each month
First Payment Date:	February 6, 2023
Maturity Date:	January 6, 2028
Amortization:	Interest Only
Additional Debt(1):	$29,000,000 Pari Passu Debt
Call Protection(2):	L(12),YM1(13),DorYM1(30),O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$169,654	$42,414	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$9,796	NAP
TI/LC(3):	$5,183,307	$34,984	NAP
Other(4):	$1,606,228	$34,984	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee
Location:	Los Angeles, CA
Year Built / Renovated:	1985 / NAP
Total Sq. Ft.:	419,804
Property Management:	Jamison Services, Inc.
Underwritten NOI:	$6,773,252
Underwritten NCF:	$6,360,903
Appraised Value:	$104,000,000
Appraisal Date:	October 10, 2022

Historical NOI
Most Recent NOI:	$6,112,708 (T-12 September 30, 2022)
2021 NOI:	$7,550,401 (December 31, 2021)
2020 NOI:	$8,644,158 (December 31, 2020)
2019 NOI:	$7,088,628 (December 31, 2019)

Historical Occupancy
Most Recent Occupancy:	65.9% (January 1, 2023)
2021 Occupancy:	64.9% (December 31, 2021)
2020 Occupancy:	77.7% (December 31, 2020)
2019 Occupancy:	88.9% (December 31, 2019)

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$25,000,000
Pari Passu Notes	29,000,000
Whole Loan	$54,000,000	$129 / $129	51.9% / 51.9%	1.84x / 1.73x	12.5% / 11.8%	12.5% / 11.8%
(1)	The Metroplex loan (the “Metroplex Loan”) is part of a whole loan (the “Metroplex Whole Loan”), which is comprised of three pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $54.0 million. The Financial Information in the chart above reflects the Metroplex Whole Loan.
(2)	The Metroplex Whole Loan may not be prepaid prior to the payment date in February 2024. On or after the monthly payment date in February 2024, the Metroplex Whole Loan may be voluntarily prepaid with a prepayment fee equal to the greater of a yield maintenance premium amount or 1.0% of the unpaid principal balance. Defeasance of the Metroplex Whole Loan is permitted at any time following the earlier to occur of (i) January 6, 2026 or (ii) the second anniversary of the closing date of the securitization that includes the last note of the Metroplex Whole Loan to be securitized. The assumed defeasance lockout period of 25 payments is based on the expected FIVE 2023-V1 securitization closing date in February 2023. The actual lockout period may be longer.
(3)	At origination of the Metroplex Whole Loan, the borrower deposited approximately $5.2 million into a reserve and consists of (i) approximately $3.9 million of outstanding TI/LC due to existing tenants and (ii) approximately $1.25 million for new/future general leasing. In addition, on each monthly payment date, the borrower will deposit approximately $34,984 per month into the TI/LC Reserve.
(4)	At origination of the Metroplex Whole Loan, the borrower deposited approximately $856,228 into a reserve for gap rent and free rent due to existing tenants and (ii) $750,000 into a County of LA Reserve.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,000,000	$25,000,000	FIVE 2023-V1(1)	No
A-2	24,000,000	24,000,000	Silverpeak	Yes
A-3	5,000,000	5,000,000	Silverpeak	No
Whole Loan	$54,000,000	$54,000,000
(1)	The Metroplex Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the FIVE 2023-V1 trust until the closing of the Note A-2 securitization. On and after such closing date, the Metroplex Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Note A-2 securitization.
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$54,000,000	89.1%	Loan Payoff	$52,633,116	86.8%
Principal’s New Cash Contribution	6,631,323	10.9	Upfront Reserves	6,959,189	11.5
			Origination Costs	1,039,017	1.7
Total Sources	$60,631,323	100.0%	Total Uses	$60,631,323	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
109

3530 Wilshire Boulevard Los Angeles, CA 90010	Collateral Asset Summary – Loan No. 12 Metroplex	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 51.9% 1.73x 12.5%

The Borrower and the Borrower Sponsor. The borrower is Metroplex, LLC a California limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel delivered a non-consolidation opinion to the borrower in connection with origination of the Metroplex Loan.

The borrower sponsor and non-recourse carveout guarantor is Dr. David Y. Lee. David Y. Lee is the President of Jamison Services Inc., one of the largest private commercial property owners in Los Angeles County. The company specializes in the acquisition, operation, construction, leasing, and ownership of office, medical, and retail properties. Headquartered in Los Angeles, California, Jamison Services, Inc. owns and operates over 100 commercial buildings comprising approximately 20 million sq. ft., with a market cap of over $3.0 billion.

The Property. The Metroplex property (the “Metroplex Property”) is a 419,804 sq. ft., 18-story Class A office building in Los Angeles, California. The Metroplex Property was built in 1985 and since 2018, the borrower sponsor has invested approximately $3.2 million in capital improvements. Capital improvements have largely focused on elevator modernization, however, other projects included (i) spec office buildouts, (ii) restroom renovations on the ground floor, 14th, 15th, and 17th floors, and (iii) most recently a remodel of the lobby/reception area. Parking for the Metroplex Property is located at an adjacent parking structure which has 827 parking spaces yielding a parking ratio of approximately two spaces per 1,000 sq. ft. The five-level parking structure which includes three subterranean floors is also collateral for the Metroplex Whole Loan.

As of the January 1, 2023 underwritten rent roll the Metroplex Property is 65.9% leased by 48 unique tenants. From 2012 to October 2022, average occupancy at the Metroplex Property has been 82.9%. Furthermore, average tenancy at the Metroplex Property is over 10 years, and 31.2% of NRA has been at the Metroplex Property for fifteen years or more. Since March 2020, the borrower sponsor has signed 96,598 sq. ft. of new leases which accounts for 23.0% of NRA and 33.0% of U/W Base Rent. New leases include New York Life Insurance Company which signed a seven-year lease for 24,462 sq. ft. beginning in July 2023.

The following table presents certain information relating to the tenants at the Metroplex Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody's/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
County of Los Angeles(3)	Aa2 / AA / AA-	66,644	15.9%	$37.64	28.7%	2/3/2025
New York Life Insurance Company(4)(5)	Aaa / AA+ / AA+	24,462	5.8	$31.80	8.9	6/30/2030
HW Workspace, LLC dba Spark Spaces	NR / NR / NR	13,236	3.2	$28.80	4.4	12/31/2025
Asiana Airlines	NR / NR / NR	11,840	2.8	$27.43	3.7	10/31/2024
Carter Residential, LLC	NR / NR / NR	11,418	2.7	$28.80	3.8	9/30/2024
Service Employees International Union Local 99 (SEIU)	NR / NR / NR	10,937	2.6	$30.00	3.8	12/14/2029
First Capitol Consulting, Inc	NR / NR / NR	9,619	2.3	$27.60	3.0	4/30/2023
Seoul Broadcasting Sys.	NR / NR / NR	7,217	1.7	$25.36	2.1	7/31/2023
Heidari Law Group	NR / NR / NR	6,604	1.6	$28.80	2.2	12/31/2026
Insync Advertising, Inc.	NR / NR / NR	6,533	1.6	$36.74	2.7	10/31/2025
Major Tenants Total / Wtd. Avg.		168,510	40.1%	$32.80	63.2%
Remaining Occupied		108,238	25.8%	$29.74	36.8%
Occupied Total / Wtd. Avg.		276,748	65.9%	$31.61	100.0%
Vacant Space		143,056	34.1%
Total / Wtd. Avg.		419,804	100.0%
(1)	Based on the underwritten rent roll dated January 1, 2023.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	County of Los Angeles originally signed three leases for a total of 66,644 sq. ft. in December 2001. County of Los Angeles has been in tenancy at the Metroplex Property for over 20 years.
(4)	New York Life Insurance Company has the one-time right to terminate its lease as of the last day of the 60th full month of the lease term upon six months’ prior written notice to the related landlord and payment of a termination fee equal to the sum of the unamortized portion of the TILC paid and arising from the lease. For purposes of calculating the termination fee, the landlord’s costs described above will be amortized over the 84 months of the initial lease term on a straight-line basis using an interest rate of 7% per annum.
(5)	New York Life Insurance Company, representing approximately 5.8% of the net rentable square footage, has been delivered its space by the landlord, but is not yet in occupancy. New York Life Insurance will begin paying rent on the earlier of to occur of (i) July 1, 2023 or the date on which New York Life Insurance Company is open and operating. We cannot assure you that such tenant will take possession of its space and/or begin paying rent as expected or at all.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
110

3530 Wilshire Boulevard Los Angeles, CA 90010	Collateral Asset Summary – Loan No. 12 Metroplex	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 51.9% 1.73x 12.5%

The following table presents certain information relating to the rollover at the Metroplex Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM & 2023	11	36,799	8.8%	36,799	8.8%	$28.26	11.9%	11.9%
2024	14	49,374	11.8	86,173	20.5%	$29.05	16.4%	28.3%
2025	8	106,103	25.3	192,276	45.8%	$34.75	42.1%	70.4%
2026	6	22,482	5.4	214,758	51.2%	$34.68	8.9%	79.3%
2027	2	9,299	2.2	224,057	53.4%	$27.54	2.9%	82.3%
2028	2	5,949	1.4	230,006	54.8%	$29.43	2.0%	84.3%
2029	3	17,787	4.2	247,793	59.0%	$28.94	5.9%	90.2%
2030	1	24,462	5.8	272,255	64.9%	$31.80	8.9%	99.1%
2031	1	2,882	0.7	275,137	65.5%	$28.80	0.9%	100.0%
2032	0	0	0.0	275,137	65.5%	$0.00	0.0%	100.0%
2033	0	0	0.0	275,137	65.5%	$0.00	0.0%	100.0%
2034 & Thereafter(3)	6	1,611	0.4	276,748	65.9%	$0.00	0.0%	100.0%
Vacant	NAP	143,056	34.1	419,804	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	54	419,804	100.0%			$31.61	100.0%
(1)	Based on the underwritten rent roll dated January 1, 2023.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	Inclusive of general storage units with no base rent associated with them. Tenant specific storage space expires with its respective space.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2019	2020	2021	T-12 9/30/2022	U/W	U/W Per Sq. Ft.
Base Rent	$9,342,400	$11,152,835	$9,858,390	$8,267,562	$8,747,087	$20.84
Rent Steps(2)	0	0	0	0	315,682	0.75
Vacant Income	0	0	0	0	4,326,375	10.31
Gross Potential Rent	$9,342,400	$11,152,835	$9,858,390	$8,267,562	$13,389,144	$31.89
Total Reimbursements	59,728	219,685	158,716	184,171	184,171	0.44
Other Income	1,199,056	696,947	678,999	771,113	771,113	1.84
Gross Potential Income	$10,601,183	$12,069,467	$10,696,105	$9,222,846	$14,344,428	$34.17
Less: Vacancy & Credit Loss	0	0	0	0	(4,326,375)	(10.31)
Effective Gross Income	$10,601,183	$12,069,467	$10,696,105	$9,222,846	$10,018,053	$23.86
Total Operating Expenses	3,512,556	3,425,309	3,145,704	3,110,138	3,244,801	7.73
Net Operating Income	$7,088,628	$8,644,158	$7,550,401	$6,112,708	$6,773,252	$16.13
TI/LC	0	0	0	0	294,804	0.70
Capital Expenditures	0	0	0	0	117,545	0.28
Net Cash Flow	$7,088,628	$8,644,158	$7,550,401	$6,112,708	$6,360,903	$15.15
(1)	Based on the underwritten rent roll dated January 1, 2023.
(2)	Inclusive of credit tenant rent steps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
111

2855 East Guasti Road Ontario, CA 91761	Collateral Asset Summary – Loan No. 13 Ontario Airport Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,630,000 58.6% 1.88x 12.4%
Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Borrower Sponsor:	Michael G. Rademaker
Borrowers:	2855 E Guasti Road LLC and 2855 E Guasti Road II LLC
Original Balance:	$23,630,000
Cut-off Date Balance:	$23,630,000
% by Initial UPB:	3.1%
Interest Rate:	6.08100%
Payment Date:	6th of each month
First Payment Date:	February 6, 2023
Maturity Date:	January 6, 2028
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(25),D(30),O(5)
Lockbox / Cash Management:	Springing / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$69,217	$41,938	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$3,078	NAP
TI/LC(3):	$992,580	$12,311	NAP
Other(4):	$2,650,000	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee
Location:	Ontario, CA
Year Built / Renovated:	2008 / NAP
Total Sq. Ft.:	147,732
Property Management:	MGR Property Management, Inc.
Underwritten NOI(1):	$2,926,925
Underwritten NCF:	$2,742,260
Appraised Value:	$40,300,000
Appraisal Date:	September 14, 2022

Historical NOI
Most Recent NOI(1):	$2,655,050 (T-12 September 30, 2022)
2021 NOI:	$2,535,227 (December 31, 2021)
2020 NOI:	$2,393,222 (December 31, 2020)
2019 NOI:	$2,350,539 (December 31, 2019)

Historical Occupancy
Most Recent Occupancy(2):	84.2% (December 9, 2022)
2021 Occupancy:	86.6% (December 31, 2021)
2020 Occupancy:	89.2% (December 31, 2020)
2019 Occupancy:	100.0% (December 31, 2019)

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$23,630,000	$160 / $160	58.6% / 58.6%	2.01x / 1.88x	12.4% / 11.6%	12.4% / 11.6%
(1)	The increase in Most Recent NOI to the Underwritten NOI is primarily attributed to a decrease in expenses due to new ownership and rent steps.
(2)	The actual in-place occupancy is 92.9%. The Most Recent Occupancy reflects (i) the expected vacancy of the Colliers tenant and the downsize of the Best, Best & Krieger, LLP tenant.
(3)	The initial TI/LC reserve includes outstanding tenant improvements attributed to the WCU (as defined below) lease.
(4)	The other reserve includes an earnout reserve for the Best, Best & Krieger, LLP tenant, which will be released upon (i) Best, Best & Krieger LLP amending and extending its lease for no less than three years beyond the current lease term at a rate of $30.00 per sq. ft per annum, occupying no less than 7,500 sq. ft. and (ii) the Ontario Airport Tower Property (as defined below) achieving a minimum underwritten NCF debt yield of 9.85%.
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$23,630,000	53.7%	Purchase Price	$38,500,000	87.5%
Principal’s New Cash Contribution	20,363,126	46.3%	Upfront Reserves	3,711,797	8.4%
			Closing Costs	1,781,328	4.0%
Total Sources	$43,993,126	100.0%	Total Uses	$43,993,126	100.0%

The Borrowers and the Borrower Sponsor. The borrowers are 2855 E Guasti Road LLC and 2855 E Guasti Road II LLC. Each of the borrowers are Delaware limited liability companies and single purpose entities with one independent director in its organizational structure. Legal counsel delivered a non-consolidation opinion to the borrowers in connection with origination of the Ontario Airport Tower loan.

The borrower sponsor and non-recourse carveout guarantor is Michael G. Rademaker. Michael G. Rademaker is the founder and CEO of MGR Property Management, MGR Real Estate, and MGR Services (collectively, “MGR”), a family of businesses based in the Inland Empire of California. Founded in 1983, MGR is a real estate firm that specializes in investing and managing both commercial and residential properties in Southern California. MGR is one of the largest office landlords in the Ontario and Inland Empire markets, with an office portfolio of approximately 1.7 million sq. ft. across nearly 24 properties.

The Property. The Ontario Airport Tower property (the “Ontario Airport Tower Property”) is a 147,732 sq. ft., six-story Class A office building in Ontario, California within the Inland Empire. Built in 2008, the Ontario Airport Tower Property is LEED-Silver Certified (core only) and features a lobby with travertine flooring, stainless steel, glass, and wood accents. The Ontario Airport Tower Property contains 938 parking spaces, which equates to a ratio of approximately 6.4 spaces per 1,000 sq. ft.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
112

2855 East Guasti Road Ontario, CA 91761	Collateral Asset Summary – Loan No. 13 Ontario Airport Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,630,000 58.6% 1.88x 12.4%

The Ontario Airport Tower Property offers immediate access to the I-10 freeway via the Archibald Avenue on/off ramps and secondary access to the Haven Avenue and Vineyard Avenue on/off ramps. As part of a larger commercial center known as Ontario Airport Center, the Ontario Airport Tower Property provides access to Ontario Mills Mall, Toyota Arena, Ontario Convention Center, and various other surrounding restaurants, banks and retail offerings. The Ontario International Airport is adjacent to the Ontario Airport Tower Property, serving as the West Coast air and truck hub for UPS Airlines and is a major distribution point for FedEx.

As of December 9, 2022, the Ontario Airport Tower Property is 92.9% occupied and leased to seven tenants; however the Ontario Airport Tower Property has been underwritten to 84.2% occupancy and leased to six tenants, which assumes the expected vacancy of the Colliers tenant in January 2023 and the downsize of the Best, Best & Krieger, LLP tenant in December 2023. The Ontario Airport Tower Property has averaged an occupancy rate of 94.9% over the last 10 years and remained above 90% every year between 2012 and 2019.

The largest tenant at the Ontario Airport Tower Property is West Coast University (“WCU”). WCU is a private, for-profit university focused on healthcare degrees through specialized undergraduate and graduate nursing program with approximately 12,500 students, as of December 2020, across six campuses, including nearly 2,400 students at the Ontario Airport Tower Property. WCU offers focused undergraduate degree programs in nursing and dental hygiene, as well as master's and doctorate programs in nursing, health administration, occupational therapy, physical therapy, and pharmacy. WCU across all campuses has grown its student population from approximately 6,000 students in 2016 to over 12,000 students in 2020.

WCU has been a tenant at the Ontario Airport Tower Property since 2010, occupying the entirety of the first and third floors. WCU has made significant improvements to the space during its tenancy at the Ontario Airport Tower Property, having invested approximately $13.0 million (approximately $200 per sq. ft.) into its space since lease commencement. The WCU space features classroom and science design labs, a simulation center and skills lab with advanced technology, interactive learning augmented reality anatomy courses, high fidelity simulation labs and student lounges. WCU holds the signage rights to the building and their nameplate is fixed to the northeast and southwest corners of the building, which is highly visible to drivers travelling in both directions on I-10 freeway. The WCU location at the Ontario Airport Tower Property accounts for approximately 20% of the WCU entire student body. Further, WCU has expanded its footprint at the Ontario Airport Tower Property twice. WCU has one, five-year renewal option remaining and a one-time early termination option effective July 31, 2026, with a 12-month notice and a payment of termination fee.

Tenant Summary(1)
Tenant	Credit Rating (Moody's/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.	% of Total U/W Base Rent	Lease Expiration
West Coast University	NR / NR / NR	66,172	44.8%	$33.37	54.8%	1/31/2029
CU Direct Corp(3)	NR / NR / NR	38,516	26.1	$31.80	30.4	3/31/2027
Best, Best & Krieger, LLP(4)	NR / NR / NR	8,000	5.4	$30.00	6.0	12/31/2026
California League Services	NR / NR / NR	5,189	3.5	$31.83	4.1	3/31/2027
Cole Huber	NR / NR / NR	3,807	2.6	$33.60	3.2	6/30/2027
Dixon Hughes Goodman	NR / NR / NR	1,931	1.3	$33.00	1.6	2/28/2025
Management Office		829	0.6	$0.00	0.0	NAP
Occupied Subtotal / Wtd. Avg.		124,444	84.2%	$32.38	100.0%
Vacant Space(4) (5)		23,288	15.8
Total / Wtd. Avg.		147,732	100.0%
(1)	Based on the underwritten rent roll dated December 9, 2022.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	CU Direct Corp subleases 13,082 sq. ft. of its 6th floor space to Gold Star Foods.
(4)	The actual in-place occupancy is 92.9%. The most recent occupancy reflects (i) the expected vacancy of the Colliers tenant and the downsize of the Best, Best & Krieger, LLP tenant.
(5)	Colliers currently occupies 7,881 sq. ft. (5.3% of NRA) in Suite 401. The tenant is in discussions to potentially extend its lease in its existing space or move suites within the Ontario Airport Tower Property prior to its January 2023 expiration. The presented rent roll and underwritten metrics assume the tenant vacates its space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
113

2855 East Guasti Road Ontario, CA 91761	Collateral Asset Summary – Loan No. 13 Ontario Airport Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,630,000 58.6% 1.88x 12.4%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM & 2023(3)	1	829	0.6%	829	0.6%	$0.00	0.0%	0.0%
2024	0	0	0.0	829	0.6	$0.00	0.0	0.0%
2025	1	1,931	1.3	2,760	1.9	$33.00	1.6	1.6%
2026	1	8,000	5.4	10,760	7.3	$30.00	6.0	7.5%
2027	3	47,512	32.2	58,272	39.4	$31.95	37.7	45.2%
2028	0	0	0.0	58,272	39.4	$0.00	0.0	45.2%
2029	1	66,172	44.8	124,444	84.2	$33.37	54.8	100.0%
2030	0	0	0.0	124,444	84.2	$0.00	0.0	100.0%
2031	0	0	0.0	124,444	84.2	$0.00	0.0	100.0%
2032	0	0	0.0	124,444	84.2	$0.00	0.0	100.0%
2033	0	0	0.0	124,444	84.2	$0.00	0.0	100.0%
2034 & Thereafter	0	0	0.0	124,444	84.2	$0.00	0.0	100.0%
Vacant	NAP	23,288	15.8	147,732	100.0	NAP	NAP	NAP
Total / Wtd. Avg.	7	147,732	100.0%			$32.38	100.0%
(1)	Based on the underwritten rent roll dated December 9, 2022.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	The MTM & 2023 field includes the non-revenue producing management office.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2019	2020	2021	T-12 9/30/2022	U/W	U/W Per Sq. Ft.
Base Rent(2)(3)	$3,580,660	$3,847,927	$3,961,826	$4,171,366	$4,192,220	$28.38
Rent Step	0	0	0	0	102,861	0.70
Value of Vacant Space	0	0	0	0	606,210	4.10
Total Recoveries	137,628	34,177	59,509	82,514	82,514	0.56
Other Income	291,665	141,250	206,353	276,218	276,218	1.87
Vacancy Loss	0	0	0	0	(606,210)	(4.10)
Effective Gross Revenue	$4,009,953	$4,023,354	$4,227,688	$4,530,098	$4,653,812	$31.50
Variable Expenses(4)(5)	1,151,844	1,114,851	1,163,705	1,337,511	1,271,493	8.61
Fixed Expenses(6)	507,570	515,281	528,756	537,537	455,394	3.08
Total Expenses	$1,659,414	$1,630,132	$1,692,461	$1,875,048	$1,726,887	$11.69
Net Operating Income(7)	$2,350,539	$2,393,222	$2,535,227	$2,655,050	$2,926,925	$19.81
TI/LC	0	0	0	0	147,732	1.00
Capital Expenditures	0	0	0	0	36,933	0.25
Net Cash Flow	$2,350,539	$2,393,222	$2,535,227	$2,655,050	$2,742,260	$18.56

(1)	Based on the underwritten rent roll dated December 9, 2022.
(2)	Per 2nd and 4th lease amendments, WCU had nine months of abated rent from November 2020 through July 2021 followed by six months of abated rent from August 2021 through January 2022. Base Rent figures shown for 2021 and T-12 9/30/2022 are adjusted to show normalized WCU. Actual base rent amounts are $2,199,235 and $2,777,280, respectively.
(3)	U/W Base Rent excludes Colliers, who currently occupies 7,881 sq. ft. in Suite 401. The tenant is in discussions to potentially extend its lease in its existing space or move suites within the Ontario Airport Tower Property prior to its January 2023 expiration.
(4)	Variable Expenses include management fees, utilities, security, janitorial, repair and maintenance, and other expenses.
(5)	T-12 9/30/2022 figure excludes a $51,559 one-time parking lot repair expense.
(6)	Fixed Expenses include real estate taxes and insurance.
(7)	The greater than 10% increase in Net Operating Income between the T-12 9/30/2022 and the U/W Net Operating Income at the Ontario Airport Tower Property is primarily attributed to a decrease in expenses due to new ownership and rent steps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
114

Various High Point, NC 27260	Collateral Asset Summary – Loan No. 14 Centers of High Point	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 67.2% 2.03x 16.5%
Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Borrower Sponsors:	Aaron Jungreis and Steven Klein
Borrower:	COHP Owner LLC
Original Balance(1):	$20,000,000
Cut-off Date Balance(1):	$20,000,000
% by Initial UPB:	2.6%
Interest Rate:	6.50000%
Payment Date:	6th of each month
First Payment Date:	March 6, 2023
Maturity Date:	February 6, 2028
Amortization:	Interest Only for 30 months, then Amortizing Balloon
Additional Debt(1):	$9,642,857 Pari Passu Debt
Call Protection(2):	L(24),D(32),O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$75,180	$25,060	NAP
Insurance:	$32,286	$10,762	NAP
Replacement:	$0	$8,439	NAP
TI/LC(4):	$350,000	Springing	$350,000
Other(5):	$59,927	$0	NAP
Property Information
Single Asset / Portfolio:	Portfolio of six properties
Property Type:	Mixed Use – Industrial/Retail
Collateral:	Fee
Location:	High Point, NC
Year Built / Renovated(3):	Various / Various
Total Sq. Ft.:	482,216
Property Management:	Linwood Property Management LLC
Underwritten NOI:	$4,880,650
Underwritten NCF:	$4,573,276
Appraised Value:	$44,100,000
Appraisal Date:	October 12, 2022

Historical NOI
Most Recent NOI:	$4,721,527 (T-12 July 31, 2022)
2021 NOI:	$3,881,998 (December 31, 2021)
2020 NOI:	$2,903,939 (December 31, 2020)
2019 NOI:	$4,018,940 (December 31, 2019)

Historical Occupancy
Most Recent Occupancy:	98.1% (December 13, 2022)
2021 Occupancy:	88.6% (December 31, 2021)
2020 Occupancy:	82.7% (December 31, 2020)
2019 Occupancy:	88.7% (December 31, 2019)

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$20,000,000
Pari Passu Notes	9,642,857
Whole Loan	$29,642,857	$61 / $60	67.2% / 65.4%	2.17x / 2.03x	16.5% / 15.4%	16.9% / 15.9%
(1)	The mortgage loan (the “Centers of High Point Loan”) is part of a whole loan (the “Centers of High Point Whole Loan”), which is comprised of two pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of approximately $29.6 million. The Financial Information in the chart above reflects the Centers of High Point Whole Loan.
(2)	The lockout period will be at least 24 payment dates beginning with and including the first payment date on March 6, 2023. Defeasance of the Centers of High Point Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) January 9, 2026. The assumed lockout period of 24 payments is based on the expected FIVE 2023-V1 securitization closing date in February 2023. The actual lockout period may be longer.
(3)	See “Portfolio Summary”.
(4)	In the event the TI/LC reserve falls below $150,000, the borrower is required to deposit a monthly amount of approximately $20,092 until the TI/LC reserve cap is met.
(5)	The other reserve represents a rent replication reserve.
Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$20,000,000	$20,000,000	FIVE 2023-V1	Yes
A-2(1)	9,642,857	9,642,857	DBRI	No
Whole Loan	$29,642,857	$29,642,857
(1)	The Note held by the lenders are expected to be contributed to one or more future securitization transaction or may otherwise be transferred at any time.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$29,642,857	67.3%	Purchase Price	$40,750,000	92.5%
Principal’s New Cash Contribution	14,402,956	32.7	Origination Costs	2,778,420	6.3
			Upfront Reserves	517,393	1.2
Total Sources	$44,045,813	100.0%	Total Uses	$44,045,813	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
115

Various High Point, NC 27260	Collateral Asset Summary – Loan No. 14 Centers of High Point	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 67.2% 2.03x 16.5%

The Borrower and the Borrower Sponsors. The borrower is COHP Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel delivered a non-consolidation opinion to the borrower in connection with origination of the Centers of High Point Whole Loan.

The borrower sponsors and non-recourse carveout guarantors are Aaron Jungreis and Steven Klein. Aaron Jungreis is the founder and CEO of Rosewood Realty Group, a bankruptcy brokerage and investment sales firm based out of New York City. Since its inception, Rosewood Realty Group has sold over 3,750 properties with an aggregate value in excess of $23.5 billion. Steven Klein is the founder of Apartment Management Associates LLC, a real estate investment company that owns six multifamily properties across the United States totaling 1,150 units, along with one industrial property.

The Properties. The Centers of High Point properties (the “Centers of High Point Properties”) are six property furniture showroom complexes located in High Point, North Carolina. The Centers of High Point Properties total 482,216 sq. ft. and consist of 85 total units sitting on a total of approximately 19.6 acres. The Center of High Point Properties were built originally built between 1896 and 1970. Since 2014, more than $9.3 million has been invested into the Centers of High Point Properties including approximately $2.4 million on the buildout of the “Campus” improvements, which is the general location in between the various buildings within the Centers of High Point Properties. The capital improvements at the Campus are made up of lighting, camera systems, key card access systems, HVAC systems, radio systems, and various other miscellaneous items. The remaining capital improvements are generally made up of improving the exterior and interior finishes, flooring, and roofing, with various other improvements including improvements to fire systems, bathrooms, an office expansion, and plenty of other improvements. The Centers of High Point Properties have a total of 2,120 parking spaces, representing a parking ratio of 4.4 spaces per 1,000 sq. ft.

Portfolio Summary
Property Name	City, State	Year Built / Renovated	Total Sq. Ft.	Appraised Value(1)	Allocated Whole Loan Cut-off Date Balance	% of Total U/W Base Rent
Center Point of Hamilton	High Point, NC	1896, 1970 / 1995	237,803	$21,747,748	$14,618,263	52.9%
Center Point on Centennial	High Point, NC	1952 / 2001	116,471	10,651,598	7,159,723	23.7
Center Point on Manning	High Point, NC	1966 / 2002	78,829	7,209,133	4,845,789	14.8
Center Point on Russell	High Point, NC	1932 / 1999	34,215	3,129,058	2,103,270	7.0
Center Point on Field House	High Point, NC	1966 / 2006	14,400	1,316,920	885,199	1.5
Center Point 212	High Point, NC	1950 / NAP	498	45,543	30,613	0.2
			482,216	$44,100,000	$29,642,857	100.0%
(1)	The Appraised Values were allocated based on the allocated loan amounts for each property.

The Centers of High Point Properties are located in High Point, North Carolina, which, according to the appraisal, is considered the “Furniture Capital of the United States” and the center of American furniture manufacturing, marketing and retail. High Point hosts the biannual International Home Furnishings Market in April and October of each year, which is the largest home furnishings trade show in the United States. The trade show attracts over 750,000 people and is comprised of approximately 11.5 million sq. ft. of showroom and exhibition space in approximately 180 buildings. During the weeks leading up to and following each event, the Centers of High Point Properties are open for wholesale buyers to meet with tenants to place custom orders and change products. According to the appraisal, the biannual International Home Furnishings Market is a major economic driver for the region. A 2018 Duke University study showed that trade show contributed $6.7 billion to the area’s economy and has created approximately 13,000 jobs.

As of December 13, 2022, the Centers of High Point Properties were 98.1% occupied by 52 unique tenants. Since 2014, the Centers of High Point Properties have an average occupancy of 92.0%. The largest tenant, Liberty Furniture occupies a total of 77,930 sq. ft. and has occupied its space since October 2004. No other tenant occupies more than 7.2% of the net rentable area at the Centers of High Point Properties. The Centers of High Point Properties have experienced strong recent leasing over the past year including 11 new leases with base rents of $12.48 to $19.00 per sq. ft. The weighted average rate of the new leases is $16.68 per sq. ft., which is approximately 6.9% higher than the weighted average in-place base rent of $15.61 per sq. ft. Based on the appraisal’s concluded market rent of $17.00 per sq. ft., the weighted average in-place base rent at the Centers of High Point Properties is approximately 8.2% below market.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
116

Various High Point, NC 27260	Collateral Asset Summary – Loan No. 14 Centers of High Point	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 67.2% 2.03x 16.5%

Tenant Summary(1)
Tenant	Credit Rating (Moody's/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.	% of Total U/W Base Rent	Lease Expiration
Liberty Furniture	NR / NR / NR	77,930	16.2%	$14.00	14.8%	10/1/2028
Jonathan Louis(3)	NR / NR / NR	34,907	7.2%	12.72	6.0%	Various
Hillsdale Furniture	NR / NR / NR	34,408	7.1%	17.50	8.2%	10/1/2023
Behold Home	NR / NR / NR	27,686	5.7%	15.00	5.6%	4/1/2027
Corinthian	NR / NR / NR	21,690	4.5%	17.50	5.1%	10/1/2025
Vogue	NR / NR / NR	19,618	4.1%	15.50	4.1%	10/1/2024
Standard Furniture	NR / NR / NR	17,548	3.6%	17.13	4.1%	10/1/2023
International Furniture Direct	NR / NR / NR	17,311	3.6%	16.00	3.8%	4/1/2027
Office Star	NR / NR / NR	14,960	3.1%	15.50	3.1%	10/1/2023
Halo Creative & Design	NR / NR / NR	14,224	2.9%	16.00	3.1%	4/1/2024
Total / Wtd. Avg. Major Tenants		280,282	58.1%	$15.25	57.9%
Remaining Tenants		192,631	39.9%	$16.14	42.1%
Total / Wtd. Avg. Occupied		472,913	98.1%	$15.61	100.0%
Vacant Space		9,303	1.9%
Total		482,216	100.0%
(1)	Based on the underwritten rent roll dated December 13, 2022.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Jonathan Louis occupies two suites with 24,228 sq. ft. expiring in April 2025 and 10,679 sq. ft. operating on a month-to-month basis.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM & 2023(2)	26	149,055	30.9%	149,055	30.9%	$16.00	32.3%	32.3%
2024	27	122,312	25.4%	271,367	56.3%	$16.17	26.8%	59.1%
2025	5	62,716	13.0%	334,083	69.3%	$15.61	13.3%	72.3%
2026	2	6,011	1.2%	340,094	70.5%	$16.65	1.4%	73.7%
2027	4	54,889	11.4%	394,983	81.9%	$15.50	11.5%	85.2%
2028	3	77,930	16.2%	472,913	98.1%	$14.00	14.8%	100.0%
2029	0	0	0.0%	472,913	98.1%	$0.00	0.0%	100.0%
2030	0	0	0.0%	472,913	98.1%	$0.00	0.0%	100.0%
2031	0	0	0.0%	472,913	98.1%	$0.00	0.0%	100.0%
2032	0	0	0.0%	472,913	98.1%	$0.00	0.0%	100.0%
2033	0	0	0.0%	472,913	98.1%	$0.00	0.0%	100.0%
2034 & Thereafter	0	0	0.0%	472,913	98.1%	$0.00	0.0%	100.0%
Vacant	NAP	9,303	1.9%	482,216	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	67	482,216	100.0%			$15.61	100.0%
(1)	Based on the underwritten rent roll dated December 13, 2022.
(2)	Inclusive of COHP Office space and three leases marked as expiring in 2022.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
117

Various High Point, NC 27260	Collateral Asset Summary – Loan No. 14 Centers of High Point	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 67.2% 2.03x 16.5%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2019	2020	2021	T-12 7/31/2022	U/W	U/W Per Sq. Ft.
Base Rent	$6,270,117	$4,805,172	$5,994,552	$6,813,426	$7,382,539	$15.31
Rent Step	0	0	0	0	86,162	0.18
Value of Vacant Space	0	0	0	0	158,151	0.33
Total Recoveries	0	0	0	63,128	66,371	0.14
Other Income	0	0	0	59,389	51,000	0.11
Vacancy Loss	0	0	0	0	(387,211)	(0.80)
Effective Gross Revenue	$6,270,117	$4,805,172	$5,994,552	$6,935,942	$7,357,012	$15.26
Variable Expenses	1,851,083	1,482,046	1,677,069	1,772,613	1,993,323	4.13
Fixed Expenses	400,094	419,187	435,485	441,802	483,039	1.00
Total Expenses	$2,251,177	$1,901,233	$2,112,554	$2,214,415	$2,476,362	$5.14
Net Operating Income	$4,018,940	$2,903,939	$3,881,998	$4,721,527	$4,880,650	$10.12
TI/LC	0	0	0	0	206,108	0.43
Capital Expenditures	0	0	0	0	101,265	0.21
Net Cash Flow	$4,018,940	$2,903,939	$3,881,998	$4,721,527	$4,573,276	$9.48

(1)	Based on the underwritten rent roll dated December 13, 2022.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
118

27422 and 27442 Portola Parkway Lake Forest, CA 92610	Collateral Asset Summary – Loan No. 15 Foothill Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,900,000 58.6% 2.45x 19.3%
Mortgage Loan Information
Loan Seller:	Barclays
Loan Purpose:	Acquisition
Borrower Sponsor:	Ramin Saghian
Borrowers:	Foothill Palm Capital, LLC, Foothill Carmelina Properties, LLC and Canon Property Holdings, LLC
Original Balance:	$18,900,000
Cut-off Date Balance:	$18,900,000
% by Initial UPB:	2.5%
Interest Rate:	6.66000%
Payment Date:	6th of each month
First Payment Date:	February 6, 2023
Maturity Date:	January 6, 2028
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(25),D(31),O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$0	$49,156	NAP
Insurance:	$10,838	$5,419	NAP
Replacement:	$0	$3,515	NAP
TI/LC:	$0	$26,365	NAP
Other(1):	$1,455,574	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee
Location:	Lake Forest, CA
Year Built / Renovated:	2001 / 2019
Total Sq. Ft.:	210,902
Property Management:	CBRE, Inc.
Underwritten NOI(2):	$3,653,767
Underwritten NCF:	$3,123,216
Appraised Value:	$32,250,000
Appraisal Date:	November 30, 2022

Historical NOI
Most Recent NOI(2):	$2,599,107 (T-12 November 30, 2022)
2021 NOI:	$2,728,739 (December 31, 2021)
2020 NOI:	$2,773,383 (December 31, 2020)
2019 NOI	$1,755,171 (December 31, 2019)

Historical Occupancy(3)
Most Recent Occupancy:	89.9% (January 5, 2023)
2021 Occupancy:	76.7% (December 31, 2021)
2020 Occupancy:	77.4% (December 31, 2020)
2019 Occupancy:	85.5% (December 31, 2019)

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$18,900,000	$90 / $90	58.6% / 58.6%	2.86x / 2.45x	19.3% / 16.5%	19.3% / 16.5%
(1)	Other initial reserves consists of (i) an outstanding free rent reserve of approximately $1,089,559 and (ii) an existing TI/LC obligations reserve of $366,015.
(2)	The increase from Most Recent NOI to Underwritten NOI is attributable to recent leasing including a new 19,692 sq. ft. lease to Cox Communication that commenced December 15, 2022 and a new 27,681 sq. ft. lease to US Real Estate Svc which commenced January 1, 2023.
(3)	Most Recent Occupancy is as of the January 5, 2023 rent roll. 2021, 2020 and 2019 Occupancy represent monthly averages.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,900,000	55.9%	Purchase Price	$31,500,000	93.2%
Borrower Sponsor Equity	13,465,528	39.8	Reserves	1,466,411	4.3
Other Sources(1)	1,432,006	4.2	Origination Costs	831,123	2.5

Total Sources	$33,797,534	100.0%	Total Uses	$33,797,534	100.0%
(1)	Represents a seller provided credit against the selling price to account for (i) approximately $1,061,030 of free rent outstanding, (ii) $366,015 of TI/LC costs and (iii) $4,961 of prepaid rent. These amounts were reserved at origination for outstanding leasing obligations.

The Borrowers and the Borrower Sponsor. The borrowers are Foothill Palm Capital, LLC, Foothill Carmelina Properties, LLC and Canon Property Holdings, LLC, as tenants-in-common. Each of the borrowers is a Delaware limited liability company and single purpose entity. Legal counsel to the borrowers did not deliver a non-consolidation opinion in connection with origination of the Foothill Plaza loan.

The borrower sponsor and non-recourse carveout guarantor is Ramin Saghian. Ramin Saghian has over 20 years of experience owning and managing properties in Southern California including office, retail and mixed-use properties. Ramin Saghian has full or partial ownership of 21 properties across California.

The Property. The Foothill Plaza property (the “Foothill Plaza Property”) is a 210,902 sq. ft. suburban office campus which includes two, three-story class B office buildings, 27422 Portola Parkway and 27442 Portola Parkway, as well as adjacent surface lots containing 855 surface parking stalls, reflecting a parking ratio of approximately 4.1 spaces per 1,000 sq. ft. The Foothill Plaza Property is situated on a 10.49-acre site which is part of a larger, 18.9-acre mixed-use development which offers a mixture of retail, hospitality and office uses. As part of the larger mixed-use development, the Foothill Plaza Property is subject to various easements, under which the borrower is required to pay certain common expenses to associated nearby pads for use of the common areas and receives reimbursements from

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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27422 and 27442 Portola Parkway Lake Forest, CA 92610	Collateral Asset Summary – Loan No. 15 Foothill Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,900,000 58.6% 2.45x 19.3%

other pad sites. All expenses and reimbursements have been included in the underwriting. The Foothill Plaza Property was built in 2001 and was most recently renovated in 2019.

The Foothill Plaza Property is located in Lake Forest, California within an area commonly referred to as The Saddleback Valley, encompassing 76 miles in the southern portion of Orange County, 50 miles south of Los Angeles and 75 miles north of San Diego. The City of Lake Forest, along with ten other cities including Laguna Beach and Dana Point make up a district commonly referred to as the South County submarket area, which is the second most expensive commercial and residential district in Orange County.

The Foothill Plaza Property is currently 89.9% occupied by a roster of 15 tenants and a management office with a 3.5 year weighted average remaining lease term and no new or existing leases with outstanding termination options. According to the January 5, 2023 rent roll, no tenant outside of the top three represents more than 10.0% of NRA. The largest tenants by sq. ft. are Kaiser Aluminum & Chemical (“Kaiser Aluminum”) (36,338 sq. ft.; 17.2% of NRA; 20.5% of U/W Base Rent), an American aluminum producer founded in 1946, US Real Estate Svc (27,681 sq. ft.; 13.1% of NRA; 13.6% of U/W Base Rent), a real estate services company and Risa Tech (21,034 sq. ft.; 10.0% of NRA; 10.7% of U/W Base Rent), a structural design software company. Kaiser Aluminum is expected to re-configure its space upon the expiration of its current lease in December 2024 and according to the borrower sponsor, is expected to reduce its space at the Foothill Plaza Property. According to the borrower sponsor, as of the Cut-off Date, Kaiser Aluminum has not determined what percentage it will downsize its space; however, it is expected that Kaiser Aluminum will keep 25% of its current suite. We cannot assure you that Kaiser Aluminum will reconfigure its space at the Foothill Plaza Property or renew its lease upon expiration as expected or at all. Kaiser Aluminum is current on rent and has no termination options.

Tenant Summary.

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.	% of Total U/W Base Rent	Lease Expiration
Kaiser Aluminum & Chemical	NR / NR/ NR	36,338	17.2%	$33.80	20.5%	12/31/2024
US Real Estate Svc	NR / NR/ NR	27,681	13.1	$29.40	13.6	4/30/2026
Risa Tech	NR / NR/ NR	21,034	10.0	$30.28	10.7	5/31/2029
Cox Communication	NR / NR/ NR	19,692	9.3	$29.64	9.8	6/30/2028
Lentegrity, LLC(3)	NR / NR/ NR	15,945	7.6	$30.90	8.2	8/31/2028
Nortridge Software	NR / NR/ NR	13,859	6.6	$33.39	7.7	9/30/2023
Strategic Property Associates	NR / NR/ NR	12,128	5.8	$30.90	6.3	1/31/2024
Dealercentric Solutions, Inc.	NR / NR/ NR	9,868	4.7	$36.47	6.0	12/31/2024
New Frontier Group	NR / NR/ NR	9,336	4.4	$33.09	5.2	5/31/2027
Baroldi & Associates	NR / NR/ NR	4,642	2.2	$31.02	2.4	4/30/2028
Ten Largest Tenants		170,523	80.9%	$31.70	90.4%
Remaining Occupied(3)		19,038	9.0%	$30.15	9.6%
Total / Wtd. Avg.		189,561	89.9%	$31.54	100.0%
Vacant		21,341	10.1%
Total		210,902	100.0%
(1)	Based on the underwritten rent roll dated January 5, 2023.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Lentegrity, LLC’s Net Rentable Area (Sq. Ft.) does not include 3,141 sq. ft. of expansion space expected to commence March 1, 2023, which is included in Remaining Occupied.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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27422 and 27442 Portola Parkway Lake Forest, CA 92610	Collateral Asset Summary – Loan No. 15 Foothill Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,900,000 58.6% 2.45x 19.3%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
2023 & MTM	4	23,037	10.9%	23,037	10.9%	$33.34	12.8%	12.8%
2024	3	58,334	27.7%	81,371	38.6%	$33.65	32.8%	45.7%
2025	2	5,358	2.5%	86,729	41.1%	$32.03	2.9%	48.5%
2026	1	27,681	13.1%	114,410	54.2%	$29.40	13.6%	62.2%
2027	1	9,336	4.4%	123,746	58.7%	$33.09	5.2%	67.3%
2028	3	43,420	20.6%	167,166	79.3%	$30.34	22.0%	89.3%
2029	1	21,034	10.0%	188,200	89.2%	$30.28	10.7%	100.0%
2030	0	0	0.0%	188,200	89.2%	$0.00	0.0%	100.0%
2031	0	0	0.0%	188,200	89.2%	$0.00	0.0%	100.0%
2032	0	0	0.0%	188,200	89.2%	$0.00	0.0%	100.0%
2033	0	0	0.0%	188,200	89.2%	$0.00	0.0%	100.0%
2034 & Thereafter(2)	1	1,361	0.6%	189,561	89.9%	$0.00	0.0%	100.0%
Vacant	NAP	21,341	10.1%	210,902	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	16	210,902	100.0%			$31.54	100.0%
(1)	Based on the underwritten rent roll dated January 5, 2023.
(2)	Includes management space with no attributable base rent.

Cash Flow Analysis.

Cash Flow Analysis
	2019	2020	2021	T-12 11/30/2022(2)	U/W(2)	U/W PSF
Base Rent(1)	$5,044,333	$5,096,806	$5,016,146	$5,226,071	$5,904,701	$28.00
Contractual Rent Steps	0	0	0	0	74,918	0.36
Vacant Income	0	0	0	0	646,415	3.07
Reimbursements	77,882	252,195	117,084	185,435	102,257	0.48
Vacancy & Free Rent Adjustment	(1,197,416)	(477,384)	(152,010)	(497,254)	(1,033,371)	(4.90)
Other Income(3)	(3,714)	29,504	(58,619)	42,738	33,784	0.16
Effective Gross Income	$3,921,085	$4,901,121	$4,922,601	$4,956,989	$5,728,704	$27.16
Total Operating Expenses	2,165,914	2,127,738	2,193,862	2,357,882	2,074,937	$9.84
Net Operating Income	$1,755,171	$2,773,383	$2,728,739	$2,599,107	$3,653,767	$17.32
Replacement Reserves	0	0	0	0	42,180	0.20
TI/LC	0	0	0	0	488,371	2.32
Net Cash Flow	$1,755,171	$2,773,383	$2,728,739	$2,599,107	$3,123,216	$14.81
(1)	Base Rent is based on the underwritten rent roll dated January 5, 2023.
(2)	The increase from the T-12 11/30/2022 Net Operating Income to U/W Net Operating Income is primarily attributable to recent leasing included a new 19,692 sq. ft. lease to Cox Communication that commenced December 15, 2022 and new 27,681 sq. ft. lease to US Real Estate Svc which commenced January 1, 2023.
(3)	Other income largely consists of tenant work orders.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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